March 14, 2011

Dear Shareholders:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Daylight Time, on Thursday, April 21, 2011. The meeting will be held at Leaside, 100 East Exchange Place, Columbia, South Carolina 29209. Directions are on the back of the ticket and on page      of this Proxy Statement. An admission ticket is required and is enclosed as part of your proxy card if you were a shareholder of record on the record date, March 3, 2011. If you hold your shares through a broker, you must provide proof of ownership on the record date in order to attend the meeting.

Enclosed is SCANA’s proxy statement and form of proxy for the 2011 Annual Meeting. The approximate date of mailing for this Proxy Statement and form of proxy is March 14, 2011. We are including SCANA’s annual consolidated financial statements, management’s discussion and analysis of financial condition and results of operations and related annual report information as an appendix to the proxy statement.

•	A Notice of 2011 Annual Meeting identifying the six proposals that will be presented at the Annual Meeting is enclosed.

•	At the meeting, we will give a brief report on SCANA’s 2010 business results.

•

If you vote by mail and plan to attend the meeting, please indicate your intention to do so on your proxy card. If you vote by telephone or through the Internet, please follow the instructions to indicate that you plan to attend the 2011 Annual Meeting.

•

If you will need special assistance at the meeting, please contact the Office of the Corporate Secretary, at 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033, or call 803-217-7568 no later than Thursday, April 14, 2011.

•	Refreshments will be served beginning at 8:00 a.m.

Your vote is important. We encourage you to read this proxy statement and vote your shares as soon as possible. Please vote today either electronically by telephone or through the Internet, or by signing, dating and mailing your proxy card or broker’s voting instruction form in the envelope enclosed. Telephone and Internet voting permits you to vote at your convenience, 24 hours a day, seven days a week. Detailed voting instructions are included on the back of your proxy card or broker’s voting instruction form.

Sincerely,

William B. Timmerman

Chairman of the Board and Chief Executive Officer

Page
CHAIRMAN’S LETTER TO SHAREHOLDERS

NOTICE OF ANNUAL MEETING

PROXY STATEMENT

INFORMATION ABOUT THE SOLICITATION OF PROXIES	1

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING	1

VOTING PROCEDURES	3

PROPOSAL 1 — ELECTION OF DIRECTORS	6

NOMINEES FOR DIRECTORS	7

CONTINUING DIRECTORS	8

BOARD MEETINGS — COMMITTEES OF THE BOARD	13

GOVERNANCE INFORMATION	16

RELATED PARTY TRANSACTIONS	22

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23

EXECUTIVE COMPENSATION	25

Compensation Committee Processes and Procedures	25

Compensation Committee Interlocks and Insider Participation	26

Compensation Risk Assessment	26

Compensation Discussion and Analysis	26

Compensation Committee Report	43

Summary Compensation Table	44

2010 Grants Of Plan-based Awards	46

Outstanding Equity Awards at 2010 Fiscal Year-end	47

2010 Option Exercises and Stock Vested	49

Pension Benefits	50

2010 Nonqualified Deferred Compensation	51

Potential Payments Upon Termination or Change in Control	53

DIRECTOR COMPENSATION	63

2010 Director Compensation Table	66

AUDIT COMMITTEE REPORT	67

PROPOSAL 2 — APPROVAL OF AMENDMENT TO THE DIRECTOR COMPENSATION AND DEFERRAL PLAN	68

PROPOSAL 3 — APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 150,000,000 TO 200,000,000	71

PROPOSAL 4 — APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	72

PROPOSAL 5 — ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION	73

PROPOSAL 6 — ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE EXECUTIVE COMPENSATION VOTE	74

OTHER INFORMATION	76

NOTICE OF ANNUAL MEETING

Meeting Date:	Thursday, April 21, 2011

Meeting Time:	9:00 a.m., Eastern Daylight Time

Meeting Place:	Leaside 100 East Exchange Place Columbia, South Carolina 29209

Meeting Record Date:	March 3, 2011

Meeting Agenda:

1)   Election of four Class III Directors and one Class II Director

2)   Vote on an Amendment to the Director Compensation and Deferral Plan to increase the number of shares that may be reserved for issuance under the Plan

3)   Vote on an Amendment to the Articles of Incorporation to increase the authorized shares of common stock from 150,000,000 to 200,000,000

4)   Vote on the appointment of the independent registered public accounting firm

5)   Advisory vote on executive compensation

6)   Advisory vote on frequency of executive compensation vote

Shareholder List

Upon written request by a shareholder, a list of shareholders entitled to vote at the meeting will be available for inspection at SCANA’s Corporate Headquarters, 100 SCANA Parkway, Cayce, South Carolina 29033, during business hours from March 16, 2011 through the date of the meeting.

Admission to the Meeting

An admission ticket or proof of share ownership as of the record date is required. If you plan to use the admission ticket, please remember to detach it from your proxy card before mailing your proxy card. If you hold your shares through a broker or other nominee, you must provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a brokerage statement showing your share ownership as of March 3, 2011. Audio or visual recording, and related equipment, is strictly prohibited without SCANA’s prior written approval.

By Order of the Board of Directors,

Gina Champion

Corporate Secretary

SCANA Corporation

100 SCANA Parkway

Cayce, South Carolina 29033

PROXY STATEMENT

INFORMATION ABOUT THE SOLICITATION OF PROXIES

We are providing these proxy materials in connection with the solicitation by the Board of Directors of SCANA Corporation (“SCANA,” the “Company,” “we” or “us”), a South Carolina corporation, of proxies to be voted at our 2011 Annual Meeting of Shareholders, which will be held at 9:00 a.m., Eastern Daylight Time on Thursday, April 21, 2011, and at any adjournment or postponement of the meeting. The meeting will be held at Leaside, 100 East Exchange Place, Columbia, South Carolina 29209. These proxy materials are first being mailed to shareholders of record on or about March 14, 2011.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal 1 — Election of Directors

Four Class III Directors, whose terms expire at the 2011 Annual Meeting, have been nominated for reelection to serve until the Annual Meeting in 2014, or until their retirement dates, and one new Class II Director has been nominated for election to serve until the Annual Meeting in 2013. Please see “Proposal 1 – Election of Directors” beginning on page     .

Proposal 2 — Approval of an Amendment to the Director Compensation and Deferral Plan

The Board is proposing an amendment to the Director Compensation and Deferral Plan to increase by 150,000 shares the number of shares of common stock that may be reserved for issuance under the plan. Pursuant to the plan, the Board has mandated that 100% of the annual retainer fee of each non-employee director be paid in shares of our common stock. However, under the plan, instead of being paid annually in shares of our common stock, a director may voluntarily defer all or a portion of the annual retainer fee into an investment in our common stock, with distribution ultimately payable in shares of our common stock in accordance with the plan’s terms. Directors may also defer meeting attendance and conference fees into an investment in our common stock. Most of our directors defer all or a portion of their fees into such an investment until retirement from our Board. We believe this plan is important to achieving our long-term goals because it is intended to align the interests of our non-employee directors with those of shareholders by tying a substantial portion of the fees we pay them to the long-term value of our common stock. If the plan is not amended to permit us to increase the number of shares reserved for issuance, we are not likely to have enough shares available for issuance under the plan after 2011, and we may instead have to pay all directors’ fees in cash, and directors may no longer be able to defer their fees into an investment in our common stock. Please see “Proposal 2 – Approval of Amendment to the Director Compensation and Deferral Plan” beginning on page     .

Proposal 3 — Approval of an Amendment to the Articles of Incorporation to Increase the Authorized Shares of Common Stock

The Board is proposing an amendment to our articles of incorporation to increase the authorized shares of our common stock from 150,000,000 shares to 200,000,000 shares. We do not currently have any definitive plans for issuance of the additional shares, but our Board believes that the availability of additional authorized but unissued shares of common stock will enable us to promptly and appropriately respond to future business opportunities that may require the issuance of common stock. Such shares may also be issued in connection with stock dividends, may be reserved for issuance under the SCANA Investor Plus Plan and the SCANA Employee Stock Ownership Plan, as may be needed by those plans in the next few years, and for other general corporate purposes. Please see “Proposal 3 – Approval of Amendment to our Articles of Incorporation to Increase the Number of Shares of Authorized Common Stock from 150,000,000 to 200,000,000” beginning on page     .

Proposal 4 — Approval of the Appointment of the Independent Registered Public Accounting Firm

The Board is also proposing that shareholders approve the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ended December 31, 2011. Please see “Proposal 4 – Approval of Appointment of Independent Registered Public Accounting Firm” beginning on page     .

Proposal 5 — Advisory (non-binding) Vote to Approve Executive Compensation

Pursuant to recent legislation and new rules of the Securities and Exchange Commission, you will have the opportunity to vote on an advisory (non-binding) proposal to approve the compensation paid to our named executive officers as disclosed in the “Executive Compensation” section of this proxy statement. As discussed in that section, our compensation program is designed to reward senior executive officers for their individual and collective performance and for our collective performance in achieving target goals for earnings per share and total shareholder return and other annual and long-term business objectives. We believe these goals and objectives are well-aligned with shareholder interests, and are fair to us and to our executives. Although the results of this vote are not binding on our Board of Directors, the Board will review them, and may take them into account in making future executive compensation decisions. Please see “Proposal 5 — Advisory (non-binding) Vote to Approve Executive Compensation” beginning on page     .

Proposal 6 — Advisory (non-binding) Vote on the Frequency of the Executive Compensation Vote

Pursuant to the recent legislation and the new rules of the Securities and Exchange Commission, you will also have the opportunity to vote on an advisory (non-binding) proposal on whether the vote to approve executive compensation should be held every year, every two years, or every three years, or you may abstain from voting. Our Board is recommending a vote every three years because we believe this reflects the appropriate time frame for our Human Resources Committee and the Board of Directors to evaluate the results of the most recent advisory vote on executive compensation, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a previous advisory vote on executive compensation, and for shareholders to see and evaluate the Human Resources Committee’s, and our Board’s respective actions in context. Although the results of this vote are not binding on our Board of Directors, the Board will review them, and may take them into account in determining the frequency with which to submit the vote on approval of executive compensation to shareholders. Please see “Proposal 6—Advisory (non-Binding) Vote on the Frequency of the Executive Compensation Vote” beginning on page     .

VOTING PROCEDURES

Your Vote is Important

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible.

Who May Vote

You will only be entitled to vote at the Annual Meeting if our records show that you were a shareholder of record on March 3, 2011, the record date, or, if you hold your shares in street name, you present proof of ownership and appropriate voting documents from the record shareholder.

Voting Shares Held Directly

If you hold your shares directly, you may vote by proxy or in person at the meeting. To vote by proxy, you may select one of the following options: telephone, Internet or mail.

Vote by Telephone:

You may vote your shares by touch-tone telephone using the toll-free number shown on the back of your proxy card. You must have a touch-tone telephone to use this option. Telephone voting is available 24 hours a day, seven days a week. Clear and simple voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, please DO NOT return your proxy card.

Vote through the Internet:

You may vote through the Internet. The website for Internet voting is shown on the back of your proxy card. Internet voting is available 24 hours a day, seven days a week. When you vote through the Internet, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote through the Internet, please DO NOT return your proxy card.

Vote by Mail:

If you choose to vote by mail, please mark the enclosed proxy card, date and sign it, detach your meeting admission ticket and return your proxy card to SCANA in the enclosed postage-paid envelope.

Actions to be Taken by the Proxy Agents

If you hold your shares directly and indicate your voting choices on your proxy card, the proxy agents identified on your proxy card will vote your shares according to your instructions. If your proxy card is signed and returned without specifying choices, the proxy agents intend to vote your shares FOR all of the Board of Directors’ nominees, FOR each of Proposals 2, 3, 4, and 5, and for a THREE YEAR frequency on Proposal 6.

Directing the Vote of Shares Held in Street Name

If you hold shares in street name, you may direct your vote by submitting your voting instructions to your broker or nominee. Please refer to the voting instructions provided by your broker or nominee. Unless you provide voting instructions, your broker is not permitted to vote your shares on election of directors, approval of the amendment to the Director Compensation and Deferral Plan, or the non-binding advisory votes on executive compensation and frequency of voting on executive compensation. Therefore, to be sure your shares are voted, please instruct your broker or other nominee as to how you wish them to vote.

Changing or Revoking Your Proxy Instructions

You may change or revoke your proxy instructions at any time prior to the vote at the Annual Meeting. If you hold your shares directly in your name, you may accomplish this by granting a new proxy (by telephone, Internet or mail) bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you hold your shares in street name, you may change or revoke your proxy instructions by properly submitting new voting instructions to your broker or nominee.

Voting By Savings Plan Participants

If you own shares of SCANA common stock as a participant in the SCANA Stock Purchase Savings Plan, you will receive a proxy card that covers only your plan shares. Proxies executed by plan participants will serve as voting instructions to the plan’s trustee.

Voting at the Annual Meeting

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you wish to vote at the meeting and your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record prior to the meeting. Directions to the location of the Annual Meeting are on the back of the proxy card included with this mailing and on page     .

Quorum and Method of Counting Votes

At the close of business on the record date, March 3, 2011, there were          shares of SCANA common stock outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on each proposal.

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions, “withheld” votes and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and either (i) does not have discretionary voting power for that particular proposal, or (ii) chooses not to vote the shares. If you return a broker voting instruction card but do not indicate how you want your broker to vote on election of directors, approval of the amendment to the Director Compensation and Deferral Plan, or the non-binding advisory votes on executive compensation and frequency of voting on executive compensation, a broker non-vote will occur as to those matters.

If you hold your shares in street name, the broker or nominee is permitted to vote your shares on the approval of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock, even if the broker or nominee does not receive voting instructions from you. However, a broker is not permitted to vote your shares on the election of directors, approval of the amendment to the Director Compensation and Deferral Plan, or the non-binding advisory votes on executive compensation and frequency of voting on executive compensation, unless you provide voting instructions. Therefore, it is very important that you provide your broker with voting instructions if your shares are held in street name.

Vote Required

Proposal 1 — Election of Directors

The affirmative vote of a plurality of the votes cast is required for the election of directors. “Plurality” means that if there were more nominees than positions to be filled, the individuals who received the largest number of votes cast for directors would be elected as directors. Because there are the same number of nominees as positions to be filled, we expect all nominees to be elected. Votes indicated as “withheld” and broker “non-votes” will not be cast for nominees and will have no effect on the outcome of the election. If you hold your shares in street name and fail to instruct your broker how to vote, a broker non-vote on election of directors will occur with respect to your shares.

The Board knows of no reason why any of the nominees for director named herein would at the time of election be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a director, your proxy will be voted for such other person or persons as the Board may recommend.

Proposal 2 — Approval of Amendment to the Director Compensation and Deferral Plan

The amendment to the Director Compensation and Deferral Plan will be approved if a majority of the votes cast on the proposal votes in favor of approval, as long as the total votes cast on the proposal represent over 50% of all shares entitled to vote on the proposal. Abstentions and broker “non-votes” would have an effect on the results only to the extent they exceeded 50% of shares entitled to vote. If you hold your shares in street name and fail to instruct your broker how to vote, a broker non-vote will occur with respect to your shares.

Proposal 3 — Approval of Amendment to Articles of Incorporation to Increase Authorized Shares of Common Stock

The amendment to the Articles of Incorporation to increase authorized shares of common stock will be approved if a majority of the shares outstanding and entitled to vote at the Annual Meeting votes in favor of the proposal. Abstentions and broker “non-votes” will count as votes against the proposal. If you hold your shares in street name and fail to instruct your broker how to vote, your broker will, nonetheless, have discretionary authority to vote your shares if it chooses to do so.

Proposal 4 — Approval of Appointment of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP will be approved if more shares vote for approval than vote against. Accordingly, abstentions and broker “non-votes” will have no effect on the results. If you hold your shares in street name and fail to instruct your broker how to vote, your broker will, nonetheless, have discretionary authority to vote your shares if it chooses to do so.

Proposal 5 — Advisory (non-binding) Vote to Approve Executive Compensation

This proposal is advisory and non-binding on us and on our Board of Directors. Marking the proxy card or your broker voting instructions “FOR” indicates support; marking the proxy card or your broker voting instructions “Against” indicates lack of support. You may also abstain by marking the “Abstain” box on the proxy card or your broker voting instructions. If you hold your shares in street name and fail to instruct your broker how to vote, a broker non-vote will occur with respect to your shares.

Proposal 6 — Advisory (non-binding) Vote on the Frequency of the Executive Compensation Vote

This proposal is advisory and non-binding on us and on our Board of Directors. You have four choices to indicate your preference for the frequency of future advisory votes to approve executive compensation: one year; or two years; or three years; or abstain. If you hold your shares in street name and fail to instruct your broker how to vote, a broker non-vote will occur with respect to your shares.

Other Business

The Board knows of no other matters to be presented for shareholder action at the meeting. If other matters are properly brought before the meeting, the proxy agents named on the accompanying proxy card intend to vote the shares represented by proxies in accordance with their best judgment.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board has set the number of directors at 12. The Board is divided into three classes with the members of each class usually serving a three-year term. The terms of the Class III directors will expire at the 2011 Annual Meeting. The Board has decided to nominate the existing Class III directors, Mrs. Decker and Messrs. Amick, Hagood and Timmerman for reelection at the Annual Meeting to serve until the Annual Meeting in 2014, or until their successors are elected and have qualified to serve. Mr. Timmerman has announced his retirement from the Board effective on November 30, 2011.

On January 7, 2011, Kevin B. Marsh, who has recently been appointed as our President and Chief Operating Officer, was elected by the Board as a director to serve until the 2011 Annual Meeting. The Board has nominated Mr. Marsh for election by the shareholders as a Class II director to serve until the Annual Meeting in 2013. Mr. Marsh was recommended for election by non-management directors.

The Board of Directors recommends a vote FOR all of its director nominees.

Information about Directors and Nominees

The information set forth on the following pages about the nominees and continuing directors has been furnished to us by such persons. Each of the directors, with the exception of Mr. Martin, is also a director of our subsidiary, South Carolina Electric & Gas Company. There are no family relationships among any of our directors, director nominees or executive officers.

NOMINEES FOR DIRECTORS

Class III Directors — Terms to Expire at the Annual Meeting in 2011

Bill L. Amick (Age 67)[1] Director since 1990
Mr. Amick has been the Chairman of The Amick Company, a residential and resort real estate development company, since his retirement in October 2006 from Amick Farms, Inc., Amick Processing, Inc. and Amick Broilers, Inc., a vertically integrated broiler operation. Prior to his retirement, he served as Chairman of the boards of the Amick entities, all of which are located in Batesburg, South Carolina. He held those positions for more than five years. Mr. Amick also serves on the board of Blue Cross and Blue Shield of South Carolina.

Sharon A. Decker (Age 54) Director since 2005
Mrs. Decker is the founder and has been the principal of The Tapestry Group, a faith-based, non-profit organization, located in Rutherfordton, North Carolina, since September 2004. Mrs. Decker previously served as President of Tanner Holdings, LLC and Doncaster, apparel manufacturers, from August 1999 until September 2004. Mrs. Decker is a director of Coca-Cola Bottling Company Consolidated, Inc., and Family Dollar Stores, Inc., both in Charlotte, North Carolina.

D. Maybank Hagood (Age 49) Director since 1999
Mr. Hagood has been Chief Executive Officer and President of Southern Diversified Distributors, Inc., a provider of logistic and distribution services, located in Charleston, South Carolina, since November 2003. Mr. Hagood also has been Chief Executive Officer of William M. Bird and Company, Inc., a subsidiary of Southern Diversified Distributors, Inc., a wholesale distributor of floor covering materials, in Charleston, South Carolina, since 1993. He served as President of William M. Bird and Company, Inc., until June 2009.

William B. Timmerman (Age 64) Director since 1991
Mr. Timmerman has been Chairman of the Board and Chief Executive Officer of SCANA since March 1997, and he served as our President from December 1995 until January 2011. Mr. Timmerman will retire from his Chief Executive Officer role and as a member of the Board of Directors effective November 30, 2011.

Class II Director — Term to Expire at the Annual Meeting in 2013

Kevin B. Marsh (Age 55) Director since January 2011
Mr. Marsh has been employed by SCANA or its subsidiaries for 27 years. He served as our Chief Financial Officer from 1996 to April 2006, and served as a Senior Vice President from 1998 to January 7, 2011. Since January 7, 2011, he has served as our President and Chief Operating Officer. In addition, he has served as President of our principal subsidiary, South Carolina Electric & Gas Company, since April 2006.

[1]

Although the terms of the Class III directors expire in 2014, Mr. Amick will reach age 70 in May of 2013. Our articles of incorporation mandate that the term of any director who is not a salaried employee expires at the annual meeting next preceding the date such director attains age 70. Accordingly, Mr. Amick’s term will expire at the 2013 Annual Meeting.

CONTINUING DIRECTORS

Class I Directors — Terms to Expire at the Annual Meeting in 2012

James A. Bennett (Age 50) Director since 1997

Mr. Bennett has been Executive Vice President and Director of Public Affairs of First Citizens Bank, located in Columbia, South Carolina, since August 2002. From May 2000 to July 2002, he was President and Chief Executive Officer of South Carolina Community Bank, in Columbia, South Carolina. Mr. Bennett serves on the board of Palmetto Health.

Lynne M. Miller (Age 59) Director since 1997
Ms. Miller co-founded Environmental Strategies Corporation, an environmental consulting firm in Reston, Virginia, in 1986, and served as President from 1986 until 1995, and as Chief Executive Officer from 1995 until September 2003 when the firm was acquired by Quanta Capital Holdings, Inc., a specialty insurer, and its name was changed to Environmental Strategies Consulting LLC. She was Chief Executive Officer of Environmental Strategies Consulting LLC, a division of Quanta Technical Services LLC, from September 2003 through March 2004. From April 2004 through July 2005, she was President of Quanta Technical Services LLC. From August 2005 until her retirement in August 2006, she was a Senior Business Consultant at Quanta Capital Holdings. Since her retirement, Ms. Miller has been an environmental consultant. Ms. Miller served as a director of Adams National Bank, a subsidiary of Abigail Adams National Bancorp, Inc., in Washington, D.C. from May 1998 until October 2008.

James W. Roquemore (Age 56) Director since 2007
Mr. Roquemore is Chief Executive Officer and Chairman of Patten Seed Company, headquartered in Lakeland, Georgia, and General Manager of Super-Sod/Carolina, a company that produces and markets turf grass, sod and seed. He has held these positions for more than five years. Mr. Roquemore is a director of South Carolina Bank and Trust, N.A., and SCBT Financial Corporation. He served on the Southeast Region and National boards of the Boy Scouts of America. He is the past President and a current board member of the Palmetto Agribusiness Council.

Maceo K. Sloan (Age 61) Director since 1997
Mr. Sloan is Chairman, President and Chief Executive Officer of Sloan Financial Group, Inc., a financial holding company, and Chairman, Chief Executive Officer and Chief Investment Officer of both NCM Capital Management Group, Inc., and NCM Capital Advisers, Inc., investment management companies, in Durham, North Carolina. He has held these positions for more than five years. Mr. Sloan has been the Principal Officer of the NCM Capital Investment Trust since 2007. Mr. Sloan is Chairman of, and since 1991 has served as a Trustee of, the College Retirement Equities Fund (CREF) Board of Trustees. Mr. Sloan served as Chairman of the Board of M&F Bancorp, Inc., and as a director of its subsidiary, Mechanics and Farmers Bank, in Durham, North Carolina, from June 2005 until December 2008.

CONTINUING DIRECTORS

Class II Directors — Terms to Expire at the Annual Meeting in 2013

Joshua W. Martin, III (Age 66) Director since 2009
Mr. Martin has been a partner at the law firm of Potter Anderson & Corroon LLP, located in Wilmington, Delaware, since March 2005, and he also serves as Chair of the firm’s Diversity and Inclusion Committee. From May 1996 to March 2005, Mr. Martin was President of Verizon Delaware, Inc., and President and Chief Executive Officer of its predecessor company, Bell Atlantic Delaware, Inc. Mr. Martin currently serves as a director of Southwest Power Pool, Inc. From June 2000 to June 2009, Mr. Martin served as a director, and for a time Vice Chairman, of Nuclear Electric Insurance Ltd., and from December 1990 to February 2007, as a director of PNC Bank Delaware.

James M. Micali (Age 63) Director since 2007
Mr. Micali was Chairman and President of Michelin North America, Inc., located in Greenville, South Carolina, from 1996 to August 2008, and he continued to consult for Michelin until October 2009. Since 2008, Mr. Micali has been of counsel to the law firm Ogletree Deakins LLC in Greenville, South Carolina, and a Senior Advisor to, and a limited partner of, Azalea Fund III of Azalea Capital LLC (a private equity firm), also in Greenville, South Carolina. Mr. Micali has served as a director of Sonoco Products Company in Hartsville, South Carolina since 2003. Mr. Micali served on the board of Lafarge North America from 2004 to 2006, and as the Chairman of the South Carolina Chamber of Commerce in 2008. Mr. Micali also serves on the board of Ritchie Bros. Auctioneers in Vancouver, Canada, and on the board of American Tire Distributors Holding, Inc. in Charlotte, North Carolina.

Harold C. Stowe (Age 64) Director since 1999
Mr. Stowe has served as Managing Member of Stowe-Monier Management, LLC, a private investment company, since July 2007. He retired as interim Dean of the Wall College of Business at Coastal Carolina University in Conway, South Carolina in July 2007, a position he had held since June 2006. From February 2005 to May 2006, Mr. Stowe was retired. Prior to his retirement, Mr. Stowe had served as President of Canal Holdings, LLC, a forest products company, located in Conway, South Carolina, and its predecessor company, since March 1997. Mr. Stowe also serves on the board of Ruddick Corporation in Charlotte, North Carolina.

We believe the combined business and professional experience of our directors, and their various areas of expertise, make them a useful resource to management and qualify them for service on our Board. Many of our directors, including Mr. Amick, Mr. Bennett, Mr. Hagood, Ms. Miller, Mr. Sloan, Mr. Stowe, and Mr. Timmerman, have served on our Board for over ten years. During their tenures, they have gained considerable institutional knowledge about our Company, its operations, and its various regulators, which has made them effective directors. Because our Company’s operations and business structure are extremely complex and highly regulated, continuity of service and this development of institutional knowledge help make our Board more efficient and effective at developing our long-range plans than it would be if there were frequent turnover in Board membership. When directors reach mandatory retirement age or otherwise leave our Board, we seek replacements who we believe will make significant contributions to our Board for a variety of reasons, including among others, business and financial experience and expertise, business and government contacts, relationship skills, knowledge of our industry, and diversity.

Mr. Amick has served on our Board for 20 years and is our longest tenured independent director. As our most experienced independent director, Mr. Amick’s historical perspective of our Company’s progress and past challenges is important when the Board is evaluating current issues and risks facing our Company. He is also an active member of communities we serve, both as a citizen and a business owner, which makes him a very effective advisor on issues facing our residential and business customers.

Mr. Bennett, who has served on our Board since 1997, has been a banker for over 24 years. In 1989, he became the youngest bank president in South Carolina when he was named President of Victory Savings Bank (the predecessor of South Carolina Community Bank), a position he held before joining First Citizens Bank. Mr. Bennett has been actively involved with the Columbia Urban League for more than 25 years, and served as League Chairman in 2000. Mr. Bennett serves on the boards of the Palmetto Health and the Knight Foundation. His business experience, coupled with his more than 10 year tenure serving on our Board, makes him an effective advisor. His high visibility in communities we serve makes him an effective liaison between our Company and members of those communities.

Mrs. Decker’s experience serving as president of a national apparel brand and its manufacturing company, along with her experience serving on the boards of two other public companies, prepared her well to offer our Board and management insights on various aspects of corporate operations, governance and financial matters. Prior to joining our Board, Mrs. Decker served as an executive officer of another public utility. Her role there focused on residential service matters and implementation of demand side management programs, both extremely important to our Company’s future success. All of her experiences provide her with relevant executive-level experience on issues that are important to our Company.

Mr. Hagood has served on our Board for over ten years. He is a partial owner of a significant regional business and resides in our Charleston, South Carolina service territory. He brings significant community presence and business development experience to our Board. Mr. Hagood is particularly experienced in economic, environmental, and business development issues facing those in the manufacturing industry generally, and specifically the issues faced by manufacturers in our state.

Mr. Marsh has served on our Board since January 7, 2011, and he has been employed by the Company or its subsidiaries in various capacities, including service as our Chief Financial Officer, and President and Chief Operating Officer, of South Carolina Electric & Gas, for 27 years. Mr. Marsh brings significant, hands-on experience to our Board having served our Company in senior operational and financial positions for almost three decades, and he also practiced as a certified public accountant for several years prior to joining us. His vast operational and regulatory experience make him a trusted and experienced advisor for our Board. In addition, Mr. Marsh and Mr. Timmerman have worked together closely and diligently for several years in anticipation of Mr. Timmerman’s retirement, and the Board believes those efforts will result in a smooth transition at Mr. Timmerman’s retirement on November 30, 2011.

Mr. Martin has served on our Board since July 2009. Mr. Martin brings legal and business expertise in the areas of telecommunications, public utilities and governmental relations to our Board. Mr. Martin’s law practice is concentrated on mediation and arbitration and business counseling in the foregoing areas. Mr. Martin also serves as Chair of his law firm’s Diversity and Inclusion Committee. Prior to joining the law firm, Mr. Martin gained operational and regulatory experience serving for 15 years in various capacities, including President of Verizon Delaware and President and Chief

Executive Officer of its predecessor, Bell Atlantic Delaware. Prior to that, Mr. Martin served as Chairman of the Delaware Public Service Commission. Mr. Martin is also a physicist by training. Because we operate in a highly regulated industry, Mr. Martin’s regulatory and business experience provides him with operational knowledge and instincts that are useful to us and adds another dimension to our Board’s collective expertise and talents. His service for nine years on the board of a five billion dollar nuclear insurance company gives him clear insight into nuclear operations, a core business of our Company. Mr. Martin’s focus on diversity fits well with the ongoing commitment to diversity within our Company and is an asset to our continuing efforts in this area.

Mr. Micali’s combination of experience as Chairman and President of a major North American manufacturing company with significant operations in South Carolina, as an attorney, and with service on the boards of other public companies, enable him to offer our Board and management insights on various aspects of corporate operations, governance and financial matters. His past service as Chairman of the South Carolina Chamber of Commerce has provided him with a valuable understanding of business issues facing South Carolina, as well as a large network of business, state and national government contacts, many of whom are, or may be, important resources for our Company.

Ms. Miller, who has served on our Board since 1997, has over 20 years of environmental consulting experience. She founded a successful environmental consulting firm in Reston, Virginia, which she grew to over 180 professional staff. She sold this business in 2003, but continued to serve in various capacities with the firm and its affiliates until her retirement in 2006. Ms. Miller continues to provide services as an environmental consultant, and her experience makes her an astute advisor on the environmental issues facing our Company. Ms. Miller has also served on the board of a financial institution which provided her with experience in financial and regulatory matters.

Mr. Roquemore is a past president and current board member of the Palmetto Agribusiness Council. He also served as a Co-Chairman of New Carolina which is South Carolina’s Council on Competitiveness. Mr. Roquemore is a highly successful agricultural business owner who resides in our service territory. His business experience and economic development activities in our state make him an effective advisor on issues unique to us and the customers we serve. His service on the boards of a financial institution and its holding company also give him experience in financial and regulatory matters.

Mr. Sloan, who has served on our Board since 1997, is an attorney and a chartered financial analyst. His experience owning and operating investment management companies and a financial holding company have provided him with an investment background and understanding of global financial matters, all of which make him an important resource to us and to our Audit Committee. Additionally, his service with these companies has provided him with experience in a highly regulated industry, providing him with valuable instincts and insights. His experience serving on the board of a major retirement fund makes him a valuable resource to our Board as well.

Mr. Stowe has significant business experience and has served on our Board for over ten years. Mr. Stowe previously served as President of Canal Industries (a forest products company) and also previously held executive and financial positions at Springs Industries. He has over 30 years of executive-level financial and business experience. Mr. Stowe’s extensive executive and financial experience has resulted in the Board designating him as an audit committee financial expert and to appoint him as Chair of the Audit Committee.

Mr. Timmerman has served on our Board since 1991, and he has been employed by the Company in various capacities, including Chief Financial Officer and Chief Operating Officer, for 33 years. Mr. Timmerman brings significant, hands-on experience to our Board having served our

Company in senior operational and financial positions for over three decades. His vast operational and regulatory experience, as well as his leadership of our Company, have been, and are, invaluable to our Board.

As mentioned above, six of our directors, Mrs. Decker, Ms. Miller, Mr. Sloan, Mr. Roquemore, Mr. Amick, and Mr. Hagood, are, or were prior to retirement, business owners with financial and operational experience on all levels of their businesses. Each of these directors brings a unique perspective to our Board. Mr. Amick and Mr. Roquemore’s companies are involved in agri-business, and they have extensive contacts in this arena throughout our service areas. Agriculture is the second largest component of the economy in our South Carolina service area, making their knowledge of this sector and their contacts important to us.

Five of our directors, Ms. Miller, Mr. Marsh, Mr. Martin, Mr. Roquemore, and Mr. Sloan, are, or have recently been, directors of banks and/or bank holding companies. This service has provided them with meaningful experience in another highly regulated industry, which provides them with valuable instincts and insights that can be translated to our industry.

BOARD MEETINGS — COMMITTEES OF THE BOARD

The Board held nine meetings in 2010, consisting of four board meetings, three strategy sessions, one Code of Conduct and Ethics training session, and one other training session. Our independent directors also held a meeting during 2010. Each director attended 100% of all meetings of the Board and committees of which he or she was a member during 2010 (with the exception of one director who attended 95%). Our directors are expected to attend our Annual Meeting of Shareholders, and all of our directors attended the 2010 Annual Meeting of Shareholders.

The tables below identify the members and briefly summarize the responsibilities of the Board’s committees, which include the Executive Committee, the Human Resources Committee, the Nominating Committee, the Governance Committee, the Audit Committee and the Nuclear Oversight Committee. The charters of the Human Resources Committee, the Nominating Committee, the Governance Committee and the Audit Committee can be found on SCANA’s website at www.scana.com under the caption, “Company Profile — Corporate Governance,” and copies are also available in print upon request to the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033.

NAME OF COMMITTEE AND MEMBERS	PRINCIPAL FUNCTIONS OF THE COMMITTEE	2010 MEETINGS
HUMAN RESOURCES COMMITTEE M. K. Sloan, Chairman J. A. Bennett S. A. Decker D. M. Hagood J. W. Martin, III J. M. Micali L. M. Miller J. W. Roquemore H. C. Stowe

•reviews and makes recommendations to the Board with respect to compensation plans

•recommends to the Board persons to serve as our senior officers and as senior officers of our subsidiaries

•recommends to the Board salary and compensation levels, including fringe benefits, for our officers and officers of our subsidiaries

•approves goals and objectives with respect to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance and sets his compensation based on this evaluation

•reviews succession and continuity planning with the Chief Executive Officer

•reviews the investment policies of our Retirement Plan

•reviews long-term strategic plans and performance in regard to management of human resources, including safety, health, labor/employee relations and equality of treatment

•reviews our operating performance relative to our bonus and incentive programs

•reviews management’s Compensation Discussion and Analysis relating to executive compensation prior to its inclusion in our proxy statement

•approves the inclusion of a Compensation Committee Report in our proxy statement

•executes the duties and responsibilities, and exercises the authority, set forth in the Human Resources Committee Charter

•evaluates annually its own performance and the adequacy of its charter

2

NAME OF COMMITTEE AND MEMBERS	PRINCIPAL FUNCTIONS OF THE COMMITTEE	2010 MEETINGS
GOVERNANCE COMMITTEE B. L. Amick, Chairman J. M. Micali J. W. Roquemore H. C. Stowe

•reviews annually, and revises as necessary, our Governance Principles

•recommends assignments of directors to serve on Board committees

•initiates and oversees an annual evaluation of the Board’s effectiveness and assists and provides guidance to the Board in performing the Board’s annual self evaluation

•evaluates periodically the size, composition and organizational and operational structure of the Board and recommends to the Board any changes

•executes the duties and responsibilities, and exercises the authority, set forth in the Governance Committee Charter

•evaluates annually its own performance and the adequacy of its charter

2
NOMINATING COMMITTEE J. A. Bennett, Chairman J. W. Martin, III J. M. Micali L. M. Miller J. W. Roquemore M. K. Sloan H. C. Stowe

•recommends the slate of director nominees to be presented for election at each Annual Meeting of Shareholders and director nominees to fill vacancies

•reviews and evaluates shareholder nominees for director in accordance with the nominating criteria

•evaluates the qualifications and performance of incumbent directors

•reviews the independence of directors and makes recommendations regarding director independence to the Board

•monitors new director orientation and the ongoing educational needs of the directors

•reviews the level of stock ownership of directors to ensure compliance with minimum standards

•reviews reports and disclosures of insider and affiliated party transactions and makes recommendations to the Board on such transactions

•reviews director compensation and recommends changes to the Board

•executes the duties and responsibilities, and exercises the authority, set forth in the Nominating Committee Charter

•evaluates annually its own performance and the adequacy of its charter

2

NAME OF COMMITTEE AND MEMBERS	PRINCIPAL FUNCTIONS OF THE COMMITTEE	2010 MEETINGS
AUDIT COMMITTEE (Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934) H. C. Stowe, Chairman* D. M. Hagood J. W. Roquemore M. K. Sloan

•periodically meets separately with management, internal auditors and the independent registered public accounting firm to discuss and evaluate the scope and results of audits and our accounting procedures and controls

•reviews major issues regarding accounting principles and financial statement preparation

•reviews our financial statements before submission to the Board for approval and prior to dissemination to shareholders, the public or regulatory agencies

•appoints (subject to ratification by the shareholders) the independent registered public accounting firm

•sets compensation of independent registered public accounting firm

•reviews our corporate compliance and risk management programs

•executes the duties and responsibilities, and exercises the authority, set forth in the Audit Committee Charter

•constitutes the Qualified Legal Compliance Committee

•evaluates annually its own performance and the adequacy of its charter

		4
NUCLEAR OVERSIGHT COMMITTEE L. M. Miller, Chairman J. A. Bennett S. A. Decker J. W. Martin, III J. M. Micali	•monitors our nuclear operations •meets periodically with our management to discuss and evaluate nuclear operations, including regulatory matters, operating results, training and other related topics •periodically tours the V.C. Summer Nuclear Station and training facilities •reviews with the Institute of Nuclear Power Operations, on a periodic basis, its appraisal of our nuclear operations •periodically presents an independent report to the Board on the status of our nuclear operations •evaluates annually its own performance and the adequacy of its charter	4
EXECUTIVE COMMITTEE W. B. Timmerman, Chairman B. L. Amick L. M. Miller M. K. Sloan	•authorized to exercise the powers of the full Board of Directors when the Board is not in session, with the exception of certain powers specifically reserved to the full Board of Directors by statute, and to advise the Chief Executive Officer on other matters important to the Company —due to the size of our Board of Directors, and availability of our directors to us, the Executive Committee is rarely required to meet	0

*	The Board has determined that Mr. Stowe is an “audit committee financial expert” as defined under Item 407(d)(5) of the Securities and Exchange Commission’s Regulation S-K. Mr. Stowe is independent as defined by the New York Stock Exchange Listing Standards.

GOVERNANCE INFORMATION

Governance Principles

Our Governance Principles can be found on our website at www.scana.com under the “Company Profile — Corporate Governance” caption, and are also available in print upon request to the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033.

Director Independence

Our Governance Principles require that a majority of our directors be independent under the New York Stock Exchange Listing Standards and under any Director Qualification Standards recommended by the Board of Directors. To be considered “independent” pursuant to the SCANA Director Qualification Standards, a director must be determined by resolution of the Board as a whole, following thorough deliberation and consideration of all relevant facts and circumstances, to have no material relationship with us except that of director and to satisfy the independence standards of the New York Stock Exchange. Under the SCANA Director Qualification Standards, a director is required to be unencumbered and unbiased and able to make business judgments in our long-term interests and those of our shareholders as a whole, to deal at arm’s length with us, and to disclose all circumstances material to the director that might be perceived as a conflict of interest. The Director Qualification Standards are set forth in our Governance Principles, which are available on our website as noted above.

Our Governance Principles also prohibit Audit Committee members from having any direct or indirect financial relationship with us other than the ownership of our securities and compensation as directors and committee members.

The Board has determined that all of its current directors, and directors who served at any time during 2010, and director nominees, except Mr. Timmerman, who is our Chairman and Chief Executive Officer, and Mr. Marsh who is our President and Chief Operating Officer, are independent under the New York Stock Exchange Listing Standards and our Governance Principles. The Board has also determined that each member of the Audit Committee, Human Resources Committee, Governance Committee and Nominating Committee is independent under the New York Stock Exchange Listing Standards and our Governance Principles.

Board Leadership Structure, Executive Sessions of Non-Management Directors and Lead Director

Our bylaws provide for a Chairman of the Board, to be chosen by the Board from among its members, who shall preside at meetings of the shareholders and Board of Directors, if present, who may call special meetings of the shareholders and the Board of Directors, and who shall perform such other duties as may be assigned by the Board. The bylaws also permit the Chief Executive Officer, if he or she is a member of the Board, to be chosen as the Chairman. Our Governance Principles provide for the positions of Chairman and Chief Executive Officer to be held by the same person. For more than 20 years, our Chief Executive Officer has been chosen as Chairman of the Board.

We believe this leadership structure is appropriate because it has served us well for over 20 years, and because, all of our directors are independent, except the Chairman and Chief Executive Officer and our President and Chief Operating Officer. Many of our directors also live and work, or have substantial business interests in our service area, and, therefore, have access to information about us and our operations from sources other than our management’s presentations to the Board.

Further, South Carolina law and our bylaws make it clear that the business and affairs of the Company are managed under the direction of the Board of Directors, and that management control is subject to the authority of the Board of Directors to appoint and remove any of our officers at any time.

To promote open discussion among themselves, our independent directors meet regularly in executive session without members of management present. The Board annually elects a Lead Director who will preside at all meetings at which the Chairman is not present, including executive sessions of the independent directors held at each regularly scheduled Board meeting. In 2010, Mr. Amick was elected Lead Director to serve until the 2011 Annual Meeting of Shareholders. The Lead Director also has the authority to call meetings of the independent directors when necessary or appropriate. The Chairs of the Audit, Human Resources, Nuclear Oversight, Nominating, and Governance Committees of the Board each preside as the Chair at meetings of independent directors at which the Lead Director is not present when the principal items to be considered are within the scope of authority of his or her Committee.

Board’s Role in Risk Oversight

As noted above, our business and affairs are managed under the direction of our Board of Directors. This includes the Board’s overseeing the types and amounts of risks undertaken. In discharging its oversight responsibilities, the Board relies on a combination of the business experience of members of the Board and the expertise and business experience of our officers and employees, as well as, from time to time, advice of various consultants and experts. An appropriate balancing of risks and potential rewards with the long-term goals of the Company is, and historically has been, implicit in the decisions and policies of the Board. Because risk oversight is so thoroughly interwoven into the direction of the Board, other than as set forth below, no special provision has been made for that oversight in the Board’s leadership structure.

In December 2000, the Board established a Risk Management Committee which reports directly to the Audit Committee of the Board. The Risk Management Committee is comprised of nine members all of whom are at the senior officer or officer level. The Company’s Chief Financial Officer serves as Chair of the Risk Management Committee and supervises the Risk Management Officer, who also serves as the Company’s Treasurer. Committee membership is based on expertise in general business and operational matters, as well as finance, legal, and/or regulatory areas. The Risk Management Officer oversees a staff of ten employees with primary responsibility in the risk management area.

The Risk Management Committee conducts regularly scheduled bi-monthly meetings at which the Committee receives presentations from management representatives. The Committee also meets on an as needed basis between regularly scheduled meetings. Within limits set by the Audit Committee of the Board, the Committee sets policies and guidelines for risk management. The Committee has established sub-committees that work closely with management and employees to review, discuss and monitor risks. The use of sub-committees allows expertise to be tailored to the risks of a particular operation.

At each quarterly meeting of the Board, the Audit Committee receives a report of the Risk Management Committee’s activities and findings. Both the Chair of the Risk Management Committee and the Risk Management Officer are present at the Audit Committee meetings to provide details of the Committee’s work and respond to questions raised by Audit Committee Members. Also at each quarterly meeting of the Board of Directors, the Audit Committee reports to the full Board on the activities of the Risk Management Committee.

Director Nominations Process

The Nominating Committee recommended to the Board the individuals nominated for director positions at the 2011 Annual Meeting, and, as part of its succession planning, the full Board recommended and nominated Mr. Marsh.

The Nominating Committee will consider for recommendation to the Board as Board of Directors’ nominees, candidates recommended by shareholders if the shareholders comply with the following requirements. If a shareholder wishes to recommend a candidate to the Nominating Committee for consideration as a Board of Directors’ nominee, such shareholder must submit in writing to the Nominating Committee the recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve. This information must be delivered to the SCANA Nominating Committee, c/o the Corporate Secretary at the Company’s address and must be received no later than 120 days prior to the first anniversary of the date of the proxy statement sent to shareholders in connection with the preceding year’s annual meeting for a potential candidate to be considered as a potential Board of Directors’ nominee. The Nominating Committee may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will be considered on the same basis as candidates otherwise chosen by the Nominating Committee.

Director candidates recommended by shareholders will not be considered for recommendation by the Nominating Committee as potential Board of Directors’ nominees if the shareholder recommendations are received later than 120 days prior to the first anniversary of the date of the proxy statement sent to shareholders in connection with the preceding year’s annual meeting. If the Nominating Committee chooses not to recommend a shareholder candidate as a Board of Directors’ nominee, or if a shareholder chooses to personally nominate a candidate, the shareholder may come to an annual meeting and nominate a director candidate for election at the annual meeting if the shareholder has given notice of his intention to do so in writing to the SCANA Corporate Secretary at least 120 days prior to the first anniversary of the date of the proxy statement sent to shareholders in connection with the preceding year’s annual meeting. Such shareholder nominations must also comply with the other requirements in our bylaws. Any shareholder may request a copy of the relevant bylaw provision by writing to the Office of the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033. Nominations not made in accordance with these requirements may be disregarded by the presiding officer of the meeting, and upon his instructions, the voting inspectors shall disregard all votes cast for each such nominee.

Director Qualification Criteria

In identifying and evaluating potential nominees, the Nominating Committee Charter directs the Committee to take into account applicable requirements for directors under the Securities Exchange Act of 1934, the listing standards of the New York Stock Exchange and Director Qualification Standards in our Governance Principles, including our policy that a majority of our directors be independent.

The Nominating Committee may take into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including his or her knowledge, expertise, skills, integrity, judgment, business or other experience and reputation in the business community, the interplay of the candidate’s experience with the experience of other Board members, diversity, and the extent to which the candidate would be a desirable addition to the Board and any committees. Although the Nominating Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees, the Committee considers racial and gender diversity, as well as diversity in business experience among all of the directors, as part of the total mix of information it takes into account in identifying nominees. Additionally, the Director Qualification Standards set forth in our Governance Principles include the following:

•	Directors must possess and have demonstrated the highest personal and professional ethics, integrity and values consistent with ours;

•	Directors must be unencumbered and unbiased and able to make business judgments in our long-term interests and those of our shareholders as a whole;

•	Directors must deal at arm’s length with us and our subsidiaries and disclose all circumstances material to the director that might be perceived as a conflict of interest;

•	Directors must be committed to the enhancement of the long-term interests of our shareholders;

•	Directors must be willing to challenge the strategic direction of management, exercising mature judgment and business acumen;

•	Directors must be willing to devote sufficient time and care to the exercise of their duties and responsibilities;

•	Directors must possess significant experience in management positions of successful business organizations;

•

Directors who serve as chief executive officers or equivalent positions should not serve on more than two boards of public companies in addition to our Board; other directors should not serve on more than four boards of public companies in addition to our Board;

•	The term of office of a director who is not a salaried employee of SCANA will expire at the annual meeting next preceding the date on which such director attains age 70; and

•

Our bylaws require that our independent directors hold SCANA common stock equal to the number of shares granted in the five most recent annual retainers, as such retainer may be adjusted from time to time.

Director Share Ownership Requirements

As noted in the list of Director Qualifications set forth in the preceding section, our bylaws require that our independent directors hold SCANA common stock equal to the number of shares granted in the five most recent annual retainers. Currently, 100% of the retainer fee paid to independent directors is required to be paid in shares of our common stock, which is issued under our Director Compensation and Deferral Plan. For 2010, the number of shares issued to each independent director to satisfy the annual retainer was 1,108 shares. As of February 11, 2011, all independent directors either met this stock ownership requirement or were on track to meet the requirement. Mr. Martin is expected to retire from the Board under our mandatory retirement policy before he is required to meet the stock ownership requirements. All other current independent directors who have not yet met this requirement have until the last day of February 2014 to acquire the required level of stock ownership. All subsequently elected independent directors will have six years from the date of their election to the Board to meet the requirement. Independent directors have the choice under the Director Compensation and Deferral Plan to defer receipt of some or all of their director compensation. See “Director Compensation — Director Compensation and Deferral Plan” on page      for a discussion of this plan. Amounts deferred pursuant to this plan may be denominated in shares of our stock which will count toward meeting the share ownership requirement. The table set forth below under “Calculation of Independent Director Share Ownership for Purposes of Complying with Minimum Share Ownership Requirement” sets forth shares held directly by independent directors, as well as amounts deferred under the Director Compensation and Deferral Plan. The Nominating Committee will conduct an annual review of the level of share ownership for each independent director to ensure compliance with the requirement. The Nominating Committee also has the discretion to grant a temporary waiver of the minimum share ownership requirement if an independent director demonstrates to the Nominating Committee that such a waiver is in order due to a financial hardship or other good reason.

If the proposal to approve the amendment to the Director Compensation and Deferral Plan to increase the number of shares authorized for issuance under the plan is not approved by shareholders at the Annual Meeting, we expect that we will only have sufficient shares to pay the annual director retainer fee in shares of our common stock until the end of 2011. Accordingly, if the proposal is not approved, the Board may find it necessary to change the foregoing stock ownership policy. The Board has not yet determined the changes it would make.

Calculation of Independent Director Share Ownership for Purposes of Complying with Minimum Share Ownership Requirement

The following table sets forth, as of February 11, 2011, the number of shares of SCANA common stock owned directly by our independent directors and the number of shares into which fees deferred by them are held under the Director Compensation and Deferral Plan. The Total Shares shown in the table are taken into consideration in determining whether our independent directors meet the minimum share ownership requirement under our bylaws.

Share ownership for Mr. Timmerman and Mr. Marsh is reported along with our other executive officers’ share ownership on page     .

Independent director	Shares Held Directly	Shares Held in Director Deferred Compensation Trust	Total Shares
Bill L. Amick	12,036	29,448	41,484
James A. Bennett	3,174	24,905	28,079
Sharon A. Decker	3,356	0	3,356
D. Maybank Hagood	1,108	10,467	11,575
Joshua W. Martin, III	1,078	2,971	4,049
James M. Micali	1,000	10,681	11,681
Lynne M. Miller	4,114	35,708	39,822
James W. Roquemore	1,000	6,601	7,601
Maceo K. Sloan	2,323	34,399	36,722
Harold C. Stowe	3,387	22,766	26,153
Group Totals	32,576	177,946	210,522

As noted above, under the Director Compensation and Deferral Plan, independent directors may make an annual irrevocable election to defer all or a portion of the annual retainer fee (all of which would otherwise be paid annually in shares of our common stock) into an investment in our common stock, with distribution from the plan to be ultimately payable in shares of our common stock. Independent directors may also elect for other fees to be deferred into an investment in our common stock under the plan, with distribution from the plan to be ultimately payable in shares of common stock. See “Director Compensation — Director Compensation and Deferral Plan” on page     . If the amendment to the plan to increase the shares authorized for issuance under the plan is not approved by shareholders at the Annual Meeting, we expect that after 2011, there will no longer be sufficient shares authorized to pay, or allow independent directors to defer payment of, fees into an investment in our common stock.

Communications with the Board of Directors, Including Non-Management Directors

Shareholders and other interested parties can communicate with the Board, with the independent directors as a group or with any director by writing to them, c/o Gina Champion, Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033, or by sending an e-mail to independentdirectors@scana.com (for correspondence to the independent directors), to chairman@scana.com (for correspondence to the CEO/chairman) or to gchampion@scana.com (for correspondence to a particular director). Interested parties also may communicate with the chair of the following Committees by sending an e-mail to: auditchair@scana.com, humanresourceschair@scana.com, nominatingchair@scana.com, or governancechair@scana.com. The Corporate Secretary may initially review communications to directors and send a summary to the directors, but has discretion to exclude from transmittal any communications that are commercial advertisements or other forms of solicitation or individual service or billing complaints (although all communications are available to the directors at their request). The Corporate Secretary will forward to the directors any communications raising substantive issues.

SCANA’s Code of Conduct & Ethics

All of our employees (including the Chief Executive Officer, Chief Financial Officer, President and Controller) and directors are required to abide by the SCANA Code of Conduct & Ethics (the “Code of Conduct”) to ensure that our business is conducted in a consistently legal and ethical manner. The Code of Conduct forms the foundation of a comprehensive process that promotes compliance with corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and a belief in the integrity of our employees. Our policies and procedures cover all areas of business conduct and require adherence to all laws and regulations applicable to the conduct of our business.

The full text of the Code of Conduct is published on our website, at www.scana.com, under the “Company Profile — Code of Conduct” caption, and a copy is also available in print upon request to the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033. We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Conduct on our website within two business days following the date of such amendment or waiver.

RELATED PARTY TRANSACTIONS

Our Governance Principles and Nominating Committee Charter address independence requirements for our directors. As part of our independence analysis, our Nominating Committee must review and assess any related party transactions involving our directors and their immediate family members and certain of their affiliates as required by the New York Stock Exchange Listing Standards. Our Governance Principles also address director requirements for avoidance of conflicts of interest and disclosure of conflicts of interest or potential conflicts of interest, and prohibit loans or extensions of credit to directors. Our Code of Conduct addresses requirements for avoidance of conflicts of interest by all of our employees. Our Governance Principles, Nominating Committee Charter and Code of Conduct are all written documents. With the exception of annual director and officer questionnaires, our Governance Principles, our Code of Conduct, and our Nominating Committee Charter, there are no additional written policies and procedures relating to the review, approval or ratification of related party transactions by the Board.

To help us perform our independence and related party transaction analysis, we require that each senior executive officer, director and director nominee complete an annual questionnaire and report all transactions with us in which such persons (or their immediate family members and certain of their affiliates) had or will have a direct or indirect material interest (except for salaries and other compensation and benefits, directors’ fees, and dividends on our stock). It is our general intention to avoid such transactions. Our General Counsel reviews responses to the questionnaires and any other information about related party transactions that may be brought to his attention. We use the questionnaires and the annual Code of Conduct training to help ensure the effective implementation and monitoring of compliance with such policies and procedures. If any such related party transactions are disclosed, they are reviewed by the Nominating Committee pursuant to the requirements of its Charter. If appropriate, any such transactions are submitted to the Board for approval.

The Nominating Committee does not use any formal written standards in determining whether to submit a related party transaction to the Board for approval. As noted above, we attempt to avoid such transactions altogether. On the rare occasions when such transactions have arisen, our Nominating Committee, which is comprised of a majority of our independent board members, reviewed the proposed or actual transactions and utilized their business judgment to determine which of them should be submitted for review to the full Board. In practice, all such transactions that have arisen in recent years have been reviewed by the full Board, even when they were well below the threshold for proxy statement disclosure and below the threshold at which director independence could be compromised.

The types of transactions that have been reviewed in the past include the purchase and sale of goods, services or property from companies for which our directors serve as executive officers or directors, and the purchase of financial services and access to lines of credit from banks for which our directors serve as executive officers or directors. During the year ended December 31, 2010, there were no such transactions that required reporting to the Board.

In connection with Mr. Timmerman’s upcoming retirement from our Board on November 30, 2011, our subsidiary South Carolina Electric & Gas Company (“SCE&G”) entered into a consulting agreement with him on January 7, 2011 to provide independent consulting services following his retirement to SCE&G with respect to nuclear engineering and other generating projects. The term of the consulting arrangement will begin on December 1, 2011 and will end on the commercial operation date of SCE&G’s V.C. Summer Nuclear Station Unit 2 or December 1, 2016, whichever first occurs. Mr. Timmerman will be paid an annual consulting fee of $360,000 during the term of the agreement. The Board approved the terms of the consulting agreement. For additional information about non-competition and termination provisions of the agreement, see “Executive Compensation—Consulting Agreement with our Chief Executive Officer.”

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT

The following table lists shares of our common stock beneficially owned on February 11, 2011, by each director, each nominee, each person named in the Summary Compensation Table on page     , and all directors and executive officers as a group.

Name of Beneficial Owner		Amount and Nature of Beneficial Ownership(1)(2)(3)(4)(5)	Percent of Class
W. B.	Timmerman	101,097	*
J. E.	Addison	16,448	*
K. B.	Marsh	25,124	*
G. J.	Bullwinkel, Jr.	48,845	*
S. A.	Byrne	17,976	*
B. L.	Amick	12,516	*
J. A.	Bennett	3,174	*
S. A.	Decker	3,356	*
D. M.	Hagood	1,108	*
J. W.	Martin, III	1,078	*
J. M.	Micali	1,000	*
L. M.	Miller	4,114	*
J. W.	Roquemore	1,000	*
M. K.	Sloan	2,323	*
H. C.	Stowe	3,487	*
All executive officers and directors as a group (20 persons)		358,350	*

*Less	than 1%

(1)	Includes shares purchased through February 11, 2011, by the Trustee under the SCANA Stock Purchase Savings Plan.

(2)	Shares acquired under the Director Compensation and Deferral Plan are not included in the above table. Directors do not have voting rights with respect to these shares. As of February 11, 2011 the following directors had acquired the following numbers of hypothetical shares: Messrs. Amick — 29,448; Bennett — 24,905; Hagood — 10,467; Martin — 2,971; Micali — 10,681; Roquemore — 6,601; Sloan — 34,399; Stowe — 22,766; Mrs. Decker — 0; and Ms. Miller — 35,708.

(3)	Hypothetical shares acquired under the Executive Deferred Compensation Plan are not included in the above table. These hypothetical shares do not have voting rights. As of February 11, 2011, the following officers had acquired the following numbers of hypothetical shares: Messrs. Timmerman — 72,754; Addison — 652; Marsh — 6,269; Bullwinkel — 28,989; and Byrne — 15,652.

(4)	Includes shares owned by close relatives and/or shares held in trust for others, as follows: Messrs. Amick — 480; Stowe — 100; and other executive officers as a group — 10,816.

(5)	Mrs. Decker holds certain of her shares in a brokerage equity line of credit account in which up to 30% of shares can be borrowed against at any one time. As of February 11, 2011, 994 shares were pledged.

FIVE PERCENT BENEFICIAL OWNERSHIP OF SCANA COMMON STOCK

The following table provides information about persons known by us to be the beneficial owners of more than five percent of our common stock as of December 31, 2010. This information was obtained from Schedules 13G filed with the Securities and Exchange Commission and we have not independently verified it.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
SCANA Corporation Stock Purchase Savings Plan Bank of America, N.A., as Trustee(1) 1300 Merrill Lynch Drive Third Floor Pennington, NJ 08534	13,215,629	10.40
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	8,375,832	6.58

(1)	The Stock Purchase Savings Plan has shared power to vote and dispose of all of these shares. Employees have the opportunity to give voting instructions to the Trustee with respect to shares held in their accounts and the Trustee is required to vote the shares in accordance with such instructions.

EXECUTIVE COMPENSATION

Compensation Committee Processes and Procedures

Our Human Resources Committee, which is comprised entirely of independent directors, administers our senior executive compensation program. Compensation decisions for all senior executive officers are approved by the Human Resources Committee and recommended by the Committee to the full Board for final approval. The Committee considers recommendations from our Chairman and Chief Executive Officer in setting compensation for senior executive officers.

In addition to attendance by members of the Human Resources Committee, the Committee’s meetings are also regularly attended by our Chairman and Chief Executive Officer and our Vice President of Human Resources. However, at each meeting, the Committee also meets in executive session without members of management present. The Chairman of the Committee reports the Committee’s recommendations on executive compensation to the Board of Directors. Our Human Resources, Tax and Finance Departments support the Human Resources Committee in its duties, and the Committee may delegate authority to these departments to fulfill administrative duties relating to our compensation programs.

The Committee has the authority under its charter to retain, approve fees for, and terminate advisors, consultants and others as it deems appropriate to assist in the fulfillment of its responsibilities. The Committee has, however, historically not retained its own compensation consultant, but rather has used relevant information provided to us by management’s consultant. The Committee uses this information to assist it in carrying out its responsibilities for overseeing matters relating to compensation plans and compensation of our senior executive officers. Using information provided by a national compensation consultant helps assure the Committee that our policies for compensation and benefits are competitive and aligned with utility and general industry practices. Currently, Towers Watson serves as management’s executive officer and director compensation consultant. Prior to May 2009, Hewitt Associates served as management’s executive officer and director compensation consultant. During 2010, Towers Watson’s aggregate fees in connection with advice relating to executive officer and director compensation were $127,147.

In addition to providing services related to executive officer and director compensation in 2010, Towers Watson also provided non-executive compensation consulting services to the Company. The non-executive compensation consulting services provided by Towers Watson in 2010 included actuarial services and pension plan advice, compensation plan design advice, financial analysis and disclosure consulting, and welfare benefits consulting. During 2010, Towers Watson’s fees for these additional services were $583,272. Requests for such non-executive compensation consulting services are made to Towers Watson by persons below the executive officer level within the departments of our Company that have a need for such services, and those requests are made without the involvement of our senior management or other personnel who may be associated with Towers Watson’s engagement in connection with executive compensation consulting. Although Towers Watson was only recently selected as management’s executive officer and director compensation consultant, Towers Watson has performed many of the additional services for various departments of our Company for more than 20 years. The decision to engage Towers Watson for both the executive and the non-executive compensation consulting services was made by management. The Board approved management’s engagement of Towers Watson for the executive compensation consulting. Although the Board was made aware of the Company’s use of Towers Watson for the non-executive compensation services, the Board was not asked to, and did not, approve the engagement of Towers Watson for the non-executive compensation services.

Compensation Committee Interlocks and Insider Participation

During 2010, decisions on various elements of executive compensation were made by the Human Resources Committee. No officer, employee, former officer or any related person of SCANA or any of its subsidiaries served as a member of the Human Resources Committee.

The directors who served on the Human Resources Committee during 2010 were:

Mr. Maceo K. Sloan, Chairman

Mr. James A. Bennett

Mrs. Sharon A. Decker

Mr. D. Maybank Hagood

Mr. Joshua W. Martin, III

Mr. James M. Micali

Ms. Lynne M. Miller

Mr. James W. Roquemore

Mr. Harold C. Stowe

Mr. G. Smedes York (Chairman until retirement in April 2010)

Compensation Risk Assessment

Our Human Resources, Risk Management, and Legal departments jointly reviewed our compensation policies and procedures to determine whether they present a significant risk to the Company. Our annual incentive compensation plans for all employees are structured such that appropriate limits are in place to discourage excessive risk taking. In addition, all leadership level employees who are in a position to effect significant policies or projects have compensation at risk on both a short- and long-term basis, which we believe discourages excessive risk taking and encourages supervision of any risk related activities by other employees. Our compensation programs and policies, including our senior executive share ownership requirements, reward consistent, long-term performance by heavily weighting leadership level compensation to long-term incentives that reward stock, financial, and operating performance. Based on this review we have concluded that our compensation policies and procedures for all employees are not reasonably likely to have a material adverse effect on the Company.

Compensation Discussion and Analysis

Objectives and Philosophy of Executive Compensation

Our senior executive compensation program is designed to support our overall objective of increasing shareholder value by:

•	Hiring and retaining premier executive talent;

•	Having a pay-for-performance philosophy that links total rewards to achievement of corporate, business unit and individual goals, and places a substantial portion of pay for senior executives at-risk;

•	Aligning the interests of executives with the long-term interests of shareholders through long-term equity-based incentive compensation; and

•

Ensuring that the elements of the compensation program focus on and appropriately balance our financial, customer service, operational and strategic goals, all of which are crucial to achieving long-term results for our shareholders.

We have designed our compensation program to reward senior executive officers for their individual and collective performance and for our collective performance in achieving target goals for earnings per share and total shareholder return and other annual and long-term business objectives.

We believe our program performs a vital role in keeping executives focused on improving our performance and enhancing shareholder value while rewarding successful individual executive performance in a way that helps to assure retention.

The following discussion provides an overview of our compensation program for all of our senior executive officers (for 2010, a group of 10 people who are at the level of senior vice president and above), as well as a specific discussion of compensation for our Chief Executive Officer, our Chief Financial Officer and the other executive officers named in the Summary Compensation Table that follows this “Compensation Discussion and Analysis.” In this discussion, we refer to the executives named in the Summary Compensation Table as “Named Executive Officers.”

Principal Components of Executive Compensation

During 2010, senior executive compensation consisted primarily of three key components: base salary, short-term cash incentive compensation, and long-term equity-based incentive compensation (under the shareholder-approved Long-Term Equity Compensation Plan). We also provide various additional benefits to senior executive officers, including health, life and disability insurance plans, retirement plans, change in control arrangements, limited perquisites, and, if appropriate, severance and termination benefits. The Human Resources Committee makes its decisions about how to allocate senior executive officer compensation among base salary, short-term cash incentive compensation and long-term equity-based incentive compensation on the basis of market information and analysis provided by our compensation consultant, and our goals of remaining competitive with the compensation practices of a group of surveyed companies and of linking compensation to our corporate performance and individual senior executive officer performance.

A more detailed discussion of each of these components of senior executive officer compensation, the reasons for awarding such types of compensation, the considerations in setting the amounts of each component of compensation, the amounts actually awarded for the periods indicated, and various other related matters is set forth in the sections below.

Factors Considered in Setting Senior Executive Officer Compensation

Use of Market Surveys and Peer Group Data

We believe it is important to consider comparative market information about compensation paid to executive officers of other companies in order to remain competitive in the executive workforce marketplace. We want to be able to attract and retain highly skilled and talented senior executive officers who have the ability to carry out our short- and long-term goals. To do so, we must be able to compensate them at levels that are competitive with compensation offered by other companies in our business or geographic marketplace that seek similarly skilled and talented executives. Accordingly, we consider market survey results in establishing target compensation levels for all components of compensation. The market survey information is provided to us approximately every other year by our compensation consultant. In years in which our consultant does not provide us with market survey information, our process is to apply an aging factor to the prior year’s information with assistance from our consultant, based on its experience in the marketplace. Compensation decisions for 2010 were based on a compensation survey performed in 2009 by our compensation consultant, Towers Watson. Prior to the consultant’s conducting the market study, we assist our consultant in matching our positions with benchmark positions in its database by comparing the specific responsibilities of our positions with the benchmark duties. If we are unable to find an exact match for one of our positions in the consultant’s database due to variances in duties and/or position level, we and our consultant agree on the most similar position. The market survey information may then be adjusted upward or downward as necessary to match our position as closely as possible.

Our goal is to set base salary and short- and long-term incentive compensation for our senior executive officers at the median (50th percentile) of compensation paid for similar positions by the companies included in the market surveys. We set our target at the median because we believe this target will meet the requirements of most of the persons we seek to hire and retain in our geographic area, and because we believe it is fair both to us and to the executives. Variations to this objective may, however, occur as dictated by the experience level of the individual, internal equity and market factors. We do not set a target level for broad-based benefits for our senior executive officers, but our market survey information indicates that they currently are approximately at the median.

The companies included in the market surveys are a group of utilities and general industry companies of various sizes in terms of revenue. Approximately half of the companies included in the most recent market surveys had substantially the same levels of annual revenues as we had, while the remainder had revenues ranging from one-seventh to not greater than 3.6 times our revenues. Market survey results for each position are size-adjusted using regression analysis to account for these differences in company revenues, which in turn are viewed as a proxy for measuring the relative scope and complexity of the business operations. Data for the remaining companies was obtained from proxy statement disclosures.

The companies included in the 2009 market survey we used in connection with setting base salaries and short- and long-term incentive compensation for 2010, and the states in which they are headquartered are listed below:

Utility Industry: AGL Resources, Inc. (GA); Allegheny Energy, Inc. (PA); Allete, Inc. (MN); Alliant Energy Coporation (WI); Ameren Corporation (MO); Black Hills Corporation (SD); CenterPoint Energy, Inc. (TX); Cleco Corporation (LA); CMS Energy Corporation (MI); Dominion Resources, Inc. (VA); Duke Energy Corporation (NC); Dynegy, Inc. (TX); Edison International (CA); El Paso Corporation (TX); FPL Group, Inc. (FL); NV Energy, Inc. (NV); Pepco Holdings, Inc. (DC); Portland General Electric Co. (OR); PPL Corporation (PA); Progress Energy, Inc. (NC); Public Service Enterprise Group, Inc. (NJ); Sempra Energy (CA); Southern Company (GA); TECO Energy, Inc. (FL); Wisconsin Energy Corporation (WI).

General Industry: Armstrong World Industries, Inc. (PA); Avery Dennison Corp. (CA); Ball Corporation (CO); Cameron International Corp. (TX); The Clorox Company (CA); Convergys Corporation (OH); Ecolab Inc. (MN); Garmin Ltd (KS); Goodrich Corporation (NC); Hanesbrands, Inc. (NC); Harman International Industries, Inc. (CT); Hasbro, Inc. (RI); The Hershey Company (PA); Mattel, Inc. (CA); MeadWestvaco Corporation (VA); Pitney Bowes, Inc. (CT); Praxair, Inc. (CT); Rockwell Collins, Inc. (IA); The Sherwin-Williams Co. (OH); Sonoco Products Company (SC); Steelcase Inc. (MI); Unisys Corporation (PA); Western Union Corporation (CO).

We believe the utilities included in our market surveys are an appropriate group to use for compensation comparisons because they align well with our revenues, the nature of our business and workforce, and the talent and skills required for safe and successful operations. We believe the additional non-utility companies included in our market surveys are appropriate to include in our comparisons because they align well with our revenues, and are the types of companies that might be expected to seek executives with the same general skills and talents as the executives we are trying to attract and retain in our geographic area. The companies we use for comparisons may change from time to time based on the factors discussed above.

To make comparisons with the market survey results, we generally divide all of our senior executive officers into utility and non-utility executive groups — that is, executive officers whose responsibilities are primarily related to utility businesses and require a high degree of technical or industry-specific knowledge (such as electrical engineering, nuclear engineering or gas pipeline transmission), and those whose responsibilities are more general and do not require such specialized knowledge (such as business, finance, and other corporate support functions). We then attempt to match to the greatest degree possible our positions with similar positions in the survey results. For positions that do not fall specifically into the utility or non-utility group, we may blend the survey results to achieve what we believe is an appropriate comparison.

We also use performance data covering a larger peer group of utilities in determining long-term equity incentive compensation under our shareholder-approved Long-Term Equity Compensation Plan, as discussed below under “Long-Term Equity Compensation Plan.”

Personal Qualifications

In addition to considering market survey comparisons, we consider each senior executive officer’s knowledge, skills, scope of authority and responsibilities, job performance and tenure with us as a senior executive officer.

Mr. Timmerman has been our Chief Executive Officer for 14 years, and has been employed with us in various capacities, including President, Chief Financial Officer and Chief Operating Officer, for over 30 years. Mr. Timmerman started his career as a certified public accountant. As our Chief Executive Officer, Mr. Timmerman has responsibility for strategic planning, development of our senior executive officers and oversight of all our operations.

Mr. Addison was appointed Senior Vice President of SCANA and Chief Financial Officer in April 2006, prior to which he served as our Vice President of Finance since 2001. As Chief Financial Officer, he is responsible for all of our financial operations, including accounting, risk management, treasury, regulatory affairs, investor relations, shareholder services, taxation and financial planning, as well as our information technology functions. Mr. Addison is a certified public accountant, and has been with us for 19 years.

Mr. Marsh was appointed President and Chief Operating Officer of SCANA in January 2011. He served as our Senior Vice President from 1998 to January 2011, and as our Chief Financial Officer from 1996 to April 2006. Since April 2006, he has also served as President of South Carolina Electric & Gas Company (“SCE&G”), our largest subsidiary, and as SCE&G’s Chief Operating Officer from April 2006 to January 2011. In addition to his responsibilities at SCE&G, as President of SCANA, he and Mr. Timmerman are working together to transition the Company’s leadership based on the board’s decision for Mr. Marsh to assume the role of Chief Executive Officer upon Mr. Timmerman’s retirement in November, 2011. As President of SCE&G, he is responsible for all of its gas and electric operations, as well as for all of our facilities and property management. Mr. Marsh previously practiced as a certified public accountant and has been with us for 27 years.

Mr. Bullwinkel is Senior Vice President of SCANA, as well as President and Chief Operating Officer of our subsidiary, SCANA Energy Marketing, Inc., which is a provider of natural gas, and President of our subsidiaries, SCANA Communications, Inc. and ServiceCare, Inc. He is also responsible for senior executive oversight of our subsidiary, Public Service Company of North Carolina, Incorporated, d/b/a PSNC Energy, which is a regulated provider of natural gas in North Carolina. In these positions, he is responsible for overall operations of each of these subsidiaries. Mr. Bullwinkel has been with us for 40 years.

Mr. Byrne is an Executive Vice President of SCANA, as well as Chief Operating Officer and Executive Vice President of Generation and Transmission for SCE&G. He is also responsible for our fossil hydro operations. In these positions, he is responsible for overseeing all of our activities related to fossil hydro and nuclear power, including nuclear plant operations, emergency planning, licensing, and nuclear support services, as well as overseeing construction of our new nuclear facilities. He has over 26 years experience in the nuclear industry, and he has also held a Nuclear Regulatory Commission (NRC) Senior Reactor Operator’s license. Mr. Byrne has been with us for 15 years.

Other Factors Considered

In addition to the foregoing information, we consider the fairness of the compensation paid to each senior executive officer in relation to what we pay our other senior executive officers. Our Human Resources Committee also considers recommendations from our Chairman and Chief Executive Officer in setting compensation for senior executive officers.

We review our compensation program and levels of compensation paid to all of our senior executive officers, including the Named Executive Officers, annually and may make adjustments based on the foregoing factors as well as other subjective factors.

In 2010, our Human Resources Committee reviewed summaries of compensation components (“tally sheets”) for all of our senior executive officers, including the Named Executive Officers. These tally sheets reflect changes in compensation from the prior year, if any, and affix dollar amounts to each component of compensation. Although the Committee did not make any adjustments to executive compensation in 2010 based on its review of the tally sheets, it intends to continue to use such tally sheets in the future to review each component of the total compensation package, including base salaries, short- and long-term incentives, severance plans, insurance, retirement and other benefits, as a factor in determining the total compensation package for each senior executive officer. During 2010, no adjustments to compensation were made for senior executive officers.

Timing of Senior Executive Officer Compensation Decisions

Annual salary reviews are routinely conducted and any adjustments are made, and short- and long-term incentive compensation awards are routinely granted, in February of each year at the first regularly scheduled Human Resources Committee and Board meetings. Determinations also are made at those meetings as to whether to pay out awards under the most recently completed cycle of long-term equity-based incentive compensation. Compensation determinations also may be made by the Committee at its other quarterly meetings in the case of newly hired executives, promotions of employees, or adjustments of existing employees’ compensation that could not be deferred until the February meeting. We routinely release our annual and quarterly earnings information to the public in conjunction with the quarterly meetings of our Board.

Base Salaries

Senior executive officer base salaries are divided into grade levels based on market data for similar positions and experience. The Human Resources Committee believes it is appropriate to set base salaries at a reasonable level that will provide executives with a predictable income base. Accordingly, base salaries are targeted at the median (50th percentile) of the market survey data. The Human Resources Committee reviews base salaries annually and makes adjustments, if appropriate, on the basis of an assessment of individual performance, relative levels of accountability, prior experience, breadth and depth of knowledge, changes in market compensation practices as reflected in market survey data, and relative compensation levels within our Company. No Named Executive Officers received a base salary increase in 2010.

Short-Term and Long-Term Incentive Compensation

Our senior executive officer compensation program provides for both short-term incentive compensation in the form of annual cash incentive compensation, and long-term equity-based incentive compensation payable at the end of periods which have historically lasted three years. Both our Short-Term Annual Incentive and Long-Term Equity Compensation Plans promote our pay-for-performance philosophy, as well as our goal of having a meaningful amount of pay at-risk, and we believe both plans provide us a competitive advantage in recruiting and retaining top quality talent.

We believe the short-term incentive compensation plan provides our senior executive officers with an annual stimulus to achieve short-term individual and business unit or departmental goals and short-term corporate earnings goals that ultimately help us achieve our long-term corporate goals. We believe the long-term equity-based incentive compensation counterbalances the emphasis of short-term incentive compensation on short-term results by focusing our senior executive officers on achievement of our long-term corporate goals, provides additional incentives for them to remain our employees by ensuring that they have a continuing stake in the long-term success of the Company, and significantly aligns the interests of senior executive officers with those of shareholders.

Short-Term Annual Incentive Plan

Our Short-Term Annual Incentive Plan provides financial incentives for performance in the form of opportunities for annual incentive cash payments. Participants in the Short-Term Annual Incentive Plan include not only our senior executive officers, but also approximately 217 additional employees, including other officers, senior management, division heads and other professionals whose positions or levels of responsibility make their participation in the plan appropriate. Our Chief Executive Officer recommends, and the Human Resources Committee approves, the performance measures, operational goals and other terms and conditions of incentive awards for senior executive officers, including the Named Executive Officers.

The Committee reviews and approves target short-term incentive levels at its first regularly scheduled meeting each year based on percentages assigned to each executive salary grade. Actual short-term incentive awards are based both on the Company’s achieving pre-determined financial and business objectives in the coming year, and on each senior executive officer’s level of performance in achieving his or her individual financial and strategic objectives. The Committee selected these performance metrics because it believes they are key measures of financial and operational success, and that achieving our earnings and strategic goals supports the interests of our shareholders. In assessing accomplishment of objectives, the Committee considers the difficulty of achieving each objective, unforeseen obstacles or favorable circumstances that might have altered the level of difficulty in achieving the objective, overall importance of the objective to our long-term and short-term goals, and importance of achieving the objective to enhancing shareholder value. Changes in annual target short-term incentive levels can be made if there are changes in the senior executive officer’s salary grade level that warrant a target change.

The plan allows for an increase or decrease in short-term incentive award payout for an individual participant of up to 20% of the award based on an individual’s performance in meeting individual financial and strategic objectives. The plan also allows for an increase or decrease in award payout of up to 50% of the target award for all participants as a group. However, cumulative adjustments to target award payouts for all participants may not increase or decrease overall award levels by more than 50%. Individual awards may nonetheless be decreased or eliminated if the Human Resources Committee determines that actual results warrant a lower payout.

For Mr. Timmerman, the Short-Term Annual Incentive Plan placed equal emphasis on the following financial and business objectives for 2010:

•	Our achieving earnings per share targets set to reflect our published earnings per share guidance; and

•	Performance of our senior executive officers.

For each of our other Named Executive Officers, the Short-Term Annual Incentive Plan placed equal emphasis on the following financial and business objectives for 2010:

•	Our achieving earnings per share targets set to reflect our published earnings per share guidance; and

•

The executive officer’s level of performance in helping us achieve our annual business objectives relating to one or more of the following four critical success factors: cost effective operations, profitable growth, excellence in customer service, and developing our people.

The estimated possible payouts that could have been earned under the 2010 awards if performance objectives were met at threshold, target and maximum levels are set forth in the “2010 Grants of Plan-Based Awards” table. The 2010 Short-Term Annual Incentive Plan payouts based on our achieving our earnings per share target and business objectives, and our Named Executive Officers’ achieving their individual objectives, are reflected in the Summary Compensation Table on page      under the column “Non-Equity Incentive Plan Compensation.”

Earnings per Share Component of 2010 Annual Incentive Award

Up to fifty percent of the total 2010 annual incentive award would be earned based on the extent to which we met the earnings per share goals set forth below:

	25% of EPS Component Earned at	50% of EPS Component Earned at	75% of EPS Component Earned at	100% of EPS Component Earned at
Earnings per share	$2.80	$2.85	$2.90	$2.95

Our actual earnings per share for 2010 were $2.99, which resulted in our executives earning 100% of the earnings per share component of the 2010 annual incentive award.

Individual Strategic Objectives Component of 2010 Annual Incentive Award

The remaining fifty percent of the 2010 annual incentive award was based on our Named Executive Officers achieving their individual performance objectives relating to one or more of our critical success factors. All of our Named Executive Officers have responsibilities related to each of our critical success factors although they may be weighted differently each year to reflect current initiatives. The extent to which each Named Executive Officer’s individual strategic objectives depended upon our achieving one or more of our critical success factors was weighted according to the extent to which the executive was responsible for results of the objectives. The weightings assigned to the business objectives for each Named Executive Officer for 2010 are shown in the table below:

2010 Weightings Assigned to Each Business Performance Objective

for Named Executive Officers

Objective	Mr. Timmerman	Mr. Addison	Mr. Marsh	Mr. Byrne	Mr. Bullwinkel
Financial Results	50%	50%	50%	50%	50%
Senior Staff Performance	50%
Cost Effective Operations		15%	50%	40%	20%
Profitable Growth		15%			30%
Customer Service		20%
Developing our People				10%

We achieved our business objectives and our senior executive officers achieved their individual strategic objectives. Accordingly, we made payouts to our senior executive officers, including our Named Executive Officers, with respect to the business and individual strategic objectives portions of the Plan.

Individual Strategic Objectives on which 2010 Annual Incentive Awards were Based

Our four critical success factors — cost effective operations, profitable growth, excellence in customer service, and developing our people — included the following components, which were included in business unit objectives: meeting customer growth challenges, excelling in customer service, focusing on employee safety and wellness, maintaining gas and electric system reliability, and addressing changing and challenging regulatory requirements. The individual strategic objectives the Human Resources Committee considered with respect to one or more of our critical success factors in determining short-term incentive awards for the Named Executive Officers were as follows:

Mr. Timmerman’s award was based on his contributions and his leadership of other senior executives in achieving our overall corporate strategic plan objectives.

Mr. Addison’s award was based on his successful monitoring of financial markets, and obtaining external financings and refinancings on favorable terms for SCANA and its key subsidiaries; and progress of his efforts to increase the visibility of, and an understanding of, our Company in the financial community, including investor relations meetings in targeted locations.

Mr. Marsh’s award was based on his oversight of our regulatory filings and compliance with the regulatory requirements of the South Carolina Public Service Commission; oversight of SCE&G’s budgetary programs and processes, and the development of timely reports to improve analysis of operating results and business performance; and his executive leadership in developing and implementing appropriate risk management strategies related to the construction of new nuclear plants.

Mr. Bullwinkel’s award was based on his efforts in connection with the implementation of a strategy related to residential and commercial customer conversions to natural gas from alternate fuels; our progress in enhancing our call center processes and increasing efficiency of resources for SCANA Energy Marketing, Inc.; and his contributions to development and implementation of an expansion of fiber optic networks at SCANA Communications, Inc.

Mr. Byrne’s award was based on our achieving a pre-determined accident frequency rate at several of our generation facilities; his leadership for our demand side management initiatives and the related regulatory filings and processes with the South Carolina Public Service Commission; our achieving certain construction milestones for our new nuclear construction projects, as well as initiatives related to nuclear training; and his participation in financial community initiatives related to our nuclear construction projects.

Long-Term Equity Compensation Plan

The potential value of long-term equity-based incentive compensation opportunities comprises a significant portion of the total compensation package for senior executive officers and key employees. The Human Resources Committee believes that emphasizing this component of total compensation provides the appropriate long-range focus for senior executive officers and other key employees who are charged with responsibility for managing the Company and achieving success for our shareholders because it links the amount of their compensation to our business and financial performance.

A portion of each senior executive officer’s potential compensation consists of awards under the Long-Term Equity Compensation Plan. The types of long-term equity-based compensation the Human Resources Committee may award under the Plan include incentive and nonqualified stock options, stock appreciation rights (either alone or in tandem with a related stock option), restricted stock, restricted stock units, performance units and performance shares. In recent years, our long-term equity-based awards have been in the form of performance shares, restricted stock, and restricted stock units. These long-term equity-based awards are granted subject to satisfaction of specific performance goals and vesting schedules. For the 2008-2010 performance period, awards under the Long-Term Equity Compensation Plan consisted of 80% performance shares and 20% restricted stock. For the 2009-2011 and the 2010-2012 performance periods, awards under the Long-Term Equity Compensation Plan consisted of 80% performance shares and 20% restricted stock units. The Committee has not awarded stock options since 2002 and has no plans to do so in the foreseeable future, and the Committee has not awarded any stock appreciation rights under the Plan.

We believe awards of performance shares align the interests of our executives with those of shareholders because the value of such awards is tied to our achieving financial and business goals that would be expected to affect the value of our common stock. We believe awards of restricted stock and restricted stock units align the interests of our executives with those of shareholders in that they ensure a long-term view of success and they aid in retention of executives.

Performance Share Awards

The Committee has been granting performance share awards that are earned, if at all, over a three-year period that is measured in three one-year cycles based on comparative total shareholder return and earnings per share components throughout the performance period. Performance share awards based on these components place a portion of executive compensation at risk because executives are compensated pursuant to the awards only when the objectives for Total Shareholder Return (“TSR”) and earnings growth are met. Additionally, comparing our TSR to the TSR of a group of other companies reflects our recognition that investors could have invested their funds in other entities and measures how well we performed over time when compared to others in the group.

Performance share awards are denominated in shares of our common stock. The number of target performance shares into which awards are denominated is calculated by multiplying the Named Executive Officer’s base salary by a target percentage based on positions cited in the market survey data and dividing the product by a valuation factor applied to our opening stock price on the date of grant. The target percentage is derived from market survey data of the peer companies listed above under “Factors Considered in Setting Senior Executive Officer Compensation — Use of Market Surveys and Peer Group Data.” The valuation factor is provided to us by our compensation consultant and is intended as a means to establish a grant date salary equivalent value that takes into consideration such factors as dividend treatment, potential for maximum performance, and the treatment of awards upon termination. Performance share awards may be paid in stock or cash or a combination of stock and cash at the Committee’s discretion, but are most frequently paid in cash. In recent years, all payouts have been in cash. Payouts are based on the closing market price of our stock on the last business day of the three-year performance period.

Components of 2008-2010 Performance Share Awards

For the 2008-2010 period, components on which we based performance share awards to senior executive officers were as follows: (1) our TSR relative to the TSR of a peer group of companies; and (2) a growth in earnings component based on growth in “GAAP-adjusted net earnings per share from operations” as that term is used in the Company’s periodic reports and external communications(2). TSR over the performance period was equal to the change in our common stock price, plus cash

[2]	GAAP-adjusted net earnings per share from operations provides a consistent basis upon which to measure performance from year to year. In prior years, GAAP-adjusted net earnings per share from operations has excluded from earnings the effects arising from the Company’s adoption of new accounting guidance, the favorable settlement of certain litigation and the effects of sales of certain investments. Management uses this measure when determining earnings guidance and growth projections and when making resource allocation and other budgetary and operational decisions.

dividends paid on our common stock during the period, divided by the common stock price as of the beginning of the period. One half of target performance shares were based on the TSR component, and one half were based on the growth in earnings component.

Performance measurement and award determinations for the 2008-2010 period were made on an annual basis with vesting and payment of awards being deferred until after the end of the three-year period. Accordingly, payouts under the 2008-2010 three-year period were earned for each year that performance goals were met during the three-year period, but vesting and payment were deferred until the end of the three-year period and were contingent upon the participant still being employed with us at the end of the three-year period, subject to certain exceptions in the event of retirement, death or disability. Payouts would also have been accelerated in the event of certain change in control events. See “ — Potential Payments Upon Termination or Change in Control.”

In 2008, we granted performance share awards to each of the Named Executive Officers based on the components discussed above.

Performance Criteria for the 2008-2010 Performance Share Awards and Earned Awards for the 2008-2010 Performance Period

Payouts based on the TSR component of the 2008-2010 plan were scaled according to our ranking against a peer group of utilities. Executives could earn threshold payouts (equal to 25% of target award) for each year of the three-year period in which we ranked at the 25th percentile in relation to the peer group’s TSR performance for the one-year period. Target payouts (equal to 100% of target award) could be earned for each year of the three-year period in which we ranked at the 50th percentile in relation to the peer group’s TSR performance for the one-year period. Maximum payouts (equal to 175% of target award) could be earned for each year of the three-year period in which our performance ranked at or above the 90th percentile in relation to the peer group’s TSR performance for the one-year period. Payouts were scaled between 25% and 175% based on the actual percentile achieved. No payout could be earned if our performance was less than the 25th percentile, and no payouts could exceed 175% of the target award. Threshold, target and maximum payouts at the 25th, 50th and 90th percentiles were used because these generally matched the levels used by the companies in the modified 2008 market survey data.

The peer group of utilities with which we compared our TSR for the 2008-2010 period are set forth below:

Allegheny Energy, Inc.; Alliant Energy Corporation; Ameren Corporation; American Electric Power; Avista Corporation; Centerpoint Energy Inc.; CMS Energy Corporation; Consolidated Edison, Inc.; Constellation Energy Group, Inc.; Dominion Resources, Inc.; DPL, Inc.; DTE Energy Company; Duke Energy Corporation; Edison International; Entergy Corporation; Exelon Corporation; FirstEnergy Corp.; Great Plains Energy, Inc.; Hawaiian Electric Industries, Inc.; Integrys Energy Group, Inc.; NextEra, Inc.; NiSource Inc.; Northeast Utilities; NorthWestern Corporation; NSTAR; NV Energy, Inc.; OGE Energy Corp.; Pepco Holdings, Inc.; PG&E Corporation; Pinnacle West Capital Corporation; PNM Resources, Inc.; PPL Corporation; Progress Energy, Inc.; Public Service Enterprise Group, Inc.; Southern Company; TECO Energy, Inc.; UIL Holdings Corporation; UniSource Energy Corporation; Vectren Corporation; Westar Energy, Inc.; Wisconsin Energy Corporation; XCEL Energy, Inc.

The number of utilities included in the peer group used for TSR comparisons is larger than the number included in the market survey utility peer group we use for purposes of setting base salary and short- and long-term incentive targets because information about TSR is publicly available for a larger number of utilities. We include only utilities in the TSR peer group because we have assumed that shareholders would measure our performance against performance of other utilities in which they might have invested.

For the first, second and third years of the 2008-2010 period, our TSR was at the 82nd, 47th, and 47th percentile, respectively, which resulted in awards on the TSR component being earned at 160%, 91%, and 91% for the respective years, payment of which was deferred until the end of the three-year period as discussed above. The overall payout of 114% of the TSR portion of the target shares, which occurred in February 2011, is reflected in the “2010 Option Exercises and Stock Vested” table on page     .

With respect to the growth in earnings component for the 2008-2010 period, executives could earn threshold payouts (equal to 25% of target award) for each year in the three-year period in which growth in GAAP-adjusted net earnings per share from operations equaled 1%. Executives could earn target payouts (equal to 100% of target award) for each year in which such growth equaled 4%, and maximum payouts (equal to 175% of target award) for each year in which such growth equaled or exceeded 7%. Payouts were scaled between 25% and 175% based on the actual growth in GAAP-adjusted net earnings per share from operations. No payouts could be earned for any year in which growth in GAAP-adjusted net earnings per share from operations was less than 1%, and no payouts could exceed 175% of target award.

For the first, second and third years of the 2008-2010 period, our growth in GAAP-adjusted net earnings per share from operations was 7.7%, less than 1%, and 4.9% respectively, which resulted in awards on the earnings per share component being earned at 175%, 0%, and 122.5% for the respective years, payment of which was deferred until the end of the three-year period as discussed above. The overall payout of 99% of the growth in GAAP-adjusted net earnings per share from operations portion of the target shares, which occurred in February 2011, is reflected in the “2010 Option Exercises and Stock Vested” table on page     .

The overall payout of the performance shares for the 2008-2010 cycle, which occurred in February 2011, was 107%, and is reflected in the “2010 Option Exercises and Stock Vested” table on page     .

Restricted Stock Component of the 2008-2010 Long-Term Equity Compensation Plan Grant

The twenty percent restricted stock component of the 2008-2010 Long-Term Equity Compensation Plan award was granted on February 14, 2008, based on fair market value of our common stock on the date of grant. The restricted stock was subject to a three-year vesting period, which we believe aids in leadership retention. The restricted stock had voting rights prior to vesting but was subject to forfeiture in the event of retirement or termination of employment prior to the end of the vesting period, subject to exceptions for death, disability, or change in control. Although restricted stock does not have the same risk of forfeiture for failure to meet performance thresholds associated with performance shares, it has no upside potential for payout above the target level.

Information about vesting of the restricted stock award component of the 2008-2010 awards is reflected in the “2010 Option Exercises and Stock Vested” table on page     .

2009-2011 Performance Share and Restricted Stock Unit Awards

For the 2009-2011 period we granted awards under the Long-Term Equity Compensation Plan to each of the Named Executive Officers comprised of a combination of performance shares and restricted stock units. Performance shares represent 80% of the awards, consisting of one half to be earned based on our level of achieving TSR targets and the remaining one half to be earned based on our level of achieving growth in GAAP-adjusted net earnings per share from operations targets. The remaining 20% of the awards is in the form of restricted stock units. We transitioned from awards of restricted stock, which were granted for the first time in February 2008, to awards of restricted stock units, which were awarded for the first time in 2009, because we determined that, under certain circumstances, restricted stock awards could potentially cause immediate adverse tax consequences to certain participants. Performance measurement and award determination for the performance shares for the 2009-2011 cycle will also be made on an annual basis with payment of awards being deferred until after the end of the three-year period. The restricted stock units will vest at the end of the three-year period, if at all, and are not performance based.

Components of 2009-2011 Performance Share Awards, Performance Criteria for the 2009-2011 Performance Share Awards and Earned Awards for the 2009 and 2010 Performance Period

The components of, the performance criteria for, and the TSR peer group of utilities utilized for the performance share awards for the 2009-2011 period are the same as those used for the 2008-2010 period as discussed above under “Components of 2008-2010 Performance Share Awards,” and “Performance Criteria for the 2008-2010 Performance Share Awards and Earned Awards for the 2008-2010 Performance Period.”

For the first and second years of the 2009-2011 period, our TSR was at the 47th percentile, which resulted in an award on the TSR component being earned at 91% for each year, payment of which will be deferred until the end of the three-year period as discussed above. See the “Outstanding Equity Awards at 2010 Fiscal Year-End” table on page     .

For the first and second years of the 2009-2011 period, our growth in GAAP-adjusted net earnings per share from operations was less than 1% and 4.9% respectively, which resulted in no award on the earnings per share component being earned for the first year and a 122.5% award being earned for the second year, payment of which will be deferred until the end of the three-year period as discussed above. See the “Outstanding Equity Awards at 2010 Fiscal Year-End” table on page     .

Restricted Stock Unit Component of the 2009-2011 Long-Term Equity Compensation Plan Grant

The 2009-2011 restricted stock unit awards were granted on February 19, 2009, and were based on fair market value of our common stock on the date of grant. The restricted stock units are subject to a three-year vesting period which, as discussed above, we believe aids in leadership retention. The restricted stock units do not have voting rights prior to vesting, and are subject to forfeiture in the event of termination of employment prior to the end of the vesting period, subject to exceptions for retirement, death, disability, or change in control. As previously mentioned in connection with the restricted stock grant in 2008, although restricted stock units do not have the same risk of forfeiture for failure to meet performance thresholds associated with performance shares, they have no upside potential for payout above target level. See the “Outstanding Equity Awards at 2010 Fiscal Year-End” table on page     .

2010-2012 Performance Share and Restricted Stock Unit Awards

For the 2010-2012 period we granted awards under the Long-Term Equity Compensation Plan to each of the Named Executive Officers comprised of a combination of performance shares and restricted stock units. Performance shares represent 80% of the awards, consisting of one half to be earned based on our level of achieving TSR targets and the remaining one half to be earned based on our level of achieving growth in GAAP-adjusted net earnings per share from operations targets. The remaining 20% of the awards is in the form of restricted stock units. Performance measurement and award determination for the performance shares for the 2010-2012 cycle will also be made on an annual basis with payment of awards being deferred until after the end of the three-year period. The restricted stock units will vest at the end of the three-year period, if at all, and are not performance based. See the “2010 Grants of Plan-Based Awards” table on page     .

Components of 2010-2012 Performance Share Awards, Performance Criteria for the 2010-2012 Performance Share Awards and Earned Awards for the 2010 Performance Period

The components of, the performance criteria for, and the TSR peer group of utilities utilized for the performance share awards for the 2010-2012 period are again the same as those used for the 2008-2010 and 2009-2011 periods as discussed above under “2009-2011 Performance Shares and Restricted Stock Unit Awards” and “Components of 2009-2011 Performance Share Awards,” and “Performance Criteria for the 2009-2011 Performance Share Awards and Earned Awards for the 2009 and 2010 Performance Periods.”

For the first year of the 2010-2012 period, our TSR was at the 47th percentile, which resulted in an award on the TSR component being earned at 91% for the first year, payment of which will be deferred until the end of the three-year period as discussed above. See the “Outstanding Equity Awards at 2010 Fiscal Year-End” table on page     .

For the first year of the 2010-2012 period, our growth in GAAP-adjusted net earnings per share from operations was 4.9%, which resulted in a 122.5% award on the earnings per share component being earned for the first year, payment of which will be deferred until the end of the three-year period as discussed above. See the “Outstanding Equity Awards at 2010 Fiscal Year-End” table on page     .

Restricted Stock Unit Component of the 2010-2012 Long-Term Equity Compensation Plan Grant

The 2010-2012 restricted stock unit awards were granted on February 11, 2010, and were based on fair market value of our common stock on the date of grant. The restricted stock units are subject to a three-year vesting period which, as discussed above, we believe aids in leadership retention. The restricted stock units do not have voting rights prior to vesting, and are subject to forfeiture in the event of termination of employment prior to the end of the vesting period, subject to exceptions for retirement, death, disability, or change in control. As previously mentioned in connection with the restricted stock grant in 2008, although restricted stock units do not have the same risk of forfeiture for failure to meet performance thresholds associated with performance shares, they have no upside potential for payout above target level. Information about the restricted stock unit awards granted for the 2010 three-year period is provided in the “2010 Grants of Plan-Based Awards” table on page     . See also the “Outstanding Equity Awards at 2010 Fiscal Year-End” table on page     .

2011 Compensation

On February 11, 2011, upon recommendation of our Human Resources Committee, our board of directors increased the base salary of Kevin B. Marsh, our President and Chief Operating Officer, from $580,000 to $700,000 per year and increased Mr. Marsh’s target incentives under our Short-Term Annual Incentive Plan and Long-Term Equity Compensation Plan. These adjustments to Mr. Marsh’s compensation were made in connection with his appointment as our President and Chief Operating Officer as previously disclosed. Also at its February 11, 2011 meeting, the Board, on recommendation of the Human Resources Committee, increased the salaries of certain other Named Executive Officers, but such salary adjustments did not differ materially from 2010 salaries. In addition, the Board, also on the recommendation of the Human Resources Committee, determined performance awards and criteria for both the Short-Term Incentive Plan and the 2011-2013 cycle of the Long-Term Equity Compensation Plan.

Retirement and Other Benefit Plans

We currently sponsor the following retirement benefit plans:

•	a tax qualified defined benefit retirement plan (the “Retirement Plan”);

•	a nonqualified defined benefit Supplemental Executive Retirement Plan (the “SERP”) for our senior executive officers;

•	a tax qualified defined contribution plan (the “401(k) Plan” also known as the “SCANA Stock Purchase Savings Plan”); and

•	a nonqualified defined contribution Executive Deferred Compensation Plan (the “EDCP”) for our senior executive officers.

All employees who have met eligibility requirements may participate in the Retirement Plan and the 401(k) Plan.

The SERP and the EDCP are designed to provide a benefit to senior executive officers who participate in the Retirement Plan or 401(k) Plan (our tax qualified retirement plans) and whose participation in those tax qualified plans at the same percentage of salary as all other employees is otherwise limited by government regulation. The SERP and EDCP participants are provided with the benefits to which they would have been entitled under the Retirement Plan or 401(k) Plan had their participation not been limited. At present, certain senior executive officers, including the Named Executive Officers, are participants in the SERP and/or EDCP. The SERP is described under the caption “Potential Payments Upon Termination or Change in Control — Retirement Benefits — Supplemental Executive Retirement Plan” on page      and the EDCP is described under the caption “2010 Nonqualified Deferred Compensation — Executive Deferred Compensation Plan” on page      . We provide the SERP and EDCP benefits because they allow our senior executive officers the opportunity to defer the same percentage of their compensation as other employees. We also believe, based on market survey data, that these plans are necessary to make our senior executive officer retirement benefits competitive.

We also provide other benefits such as medical, dental, life and disability insurance, which are available to all of our employees. In addition, we provide certain of our executive officers with additional long-term disability insurance and retiree term life insurance.

Termination, Severance and Change in Control Arrangements

We have entered into arrangements with certain of our senior executive officers, including our Named Executive Officers, that provide for payments to them in the event of a change in control of our Company. These arrangements, including the triggering events for payments and possible payment amounts, are described under the caption “Potential Payments Upon Termination or Change in Control.” We believe that these arrangements are not uncommon for executives at the level of our Named Executive Officers, including executives of the companies included in our compensation market survey information. We believe these arrangements are an important factor in attracting and retaining our senior executive officers by assuring them financial and employment status protections in the event control of our Company changes. We believe such assurances of financial and employment protections help free executives from personal concerns over their futures, and thereby, can help to align their interests more closely with those of shareholders in negotiating transactions that could result in a change in control.

Perquisites

We provide limited perquisites to senior executive officers as summarized below.

Company Aircraft

The Company owns two turboprop aircraft for the use of officers and managers in their travels to various operations throughout our service areas, as well as to meet with regulatory bodies, industry groups, financial groups, and to conduct other Company business. Our senior executive officers may use our aircraft for business purposes on a non-exclusive basis. Our aircraft may also be used from time to time to transport directors to and from meetings and committee meetings of the Board of Directors. Spouses or close family members of directors and senior executive officers occasionally accompany a director or senior executive officer on the aircraft when the director or executive officer is flying for our business purposes. On rare occasions, a senior executive officer may use our aircraft for personal use that is not in connection with a business purpose. We impute income to the executive for certain expenses related to such use.

For purposes of determining total 2010 compensation, we valued the aggregate incremental cost of the personal use of our aircraft, if any, using a method that takes into account the variable expenses associated with operating the aircraft, which variable expenses are only incurred if the planes are flying. The following items are included in our aggregate incremental cost: aircraft fuel and oil expenses per hour of flight; maintenance, parts and external labor (inspections and repairs) per hour of flight; landing/parking/flight planning services expenses; crew travel expenses; and supplies and catering.

Medical Examinations

We offer all employees who participate in our health plans a preventative annual medical examination at no cost. Additionally, in order that we might plan for any executive-level health related retirements or resignations, we also provide each of our senior executive officers the opportunity to have a comprehensive annual medical examination from Duke University, the Medical University of South Carolina, or the physician of his or her choice.

Security Systems

We offer installation and provide monitoring of home security systems for our senior executive officers. Because we operate a nuclear facility and provide essential services to the public, we believe we have a duty to help assure uninterrupted and safe operations by protecting the safety and security of our senior executive officers. We provide such installation and monitoring at more than one home for some senior executive officers.

Other Perquisites

We provide a taxable allowance to our senior executive officers for financial counseling services, including tax preparation and estate planning services. We value this benefit based on the actual charges incurred. We also pay the initiation fees and monthly dues for club memberships for senior executive officers exclusively for business use. We sometimes invite spouses to accompany directors and senior executive officers to our quarterly Board meetings because we believe social gatherings of directors and senior executive officers in connection with these meetings increases collegiality.

Accounting and Tax Treatment of Compensation and Other Discussion

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code establishes a limit on the tax deductibility of annual compensation in excess of $1,000,000 for certain senior executive officers, including the Named Executive Officers. Certain performance-based compensation approved by shareholders is not subject to the tax deduction limit. Our Long-Term Equity Compensation Plan is currently qualified so that most performance-based awards under that Plan constitute compensation that is not subject to Section 162(m). Our Annual Short-Term Incentive Plan does not meet 162(m) tax deductibility requirements. To maintain flexibility in compensating senior executive officers in a manner designed to promote various corporate goals, the Human Resources Committee has not adopted a policy that all compensation must be tax deductible. Since Mr. Timmerman’s salary was above the $1,000,000 threshold, we may not deduct a portion of his compensation for tax purposes. The Human Resources Committee considered these tax effects in connection with its deliberations on senior executive compensation.

Accounting for Stock Based Compensation

Beginning January 1, 2006, we began accounting for stock based compensation in accordance with the requirements of FASB ASC Topic 718. All stock based compensation awards, with the exception of the February 2008 restricted stock awards which were valued at fair market value, have been accounted for as liability awards.

Financial Restatement

Although we have never experienced such a situation, our Board of Directors’ policy would be to consider on a case-by-case basis a retroactive adjustment to any cash or equity-based incentive compensation paid to our senior executive officers where payment was conditioned on achievement of certain financial results that were subsequently restated or otherwise adjusted in a manner that would reduce the size of a prior award or payment.

Security Ownership Guidelines for Executive Officers

At its February 2010 meeting, the Board established minimum stock ownership guidelines for senior executive officers with a title of Senior Vice President and above. The Board determined that the Chief Executive Officer will be required to hold a minimum of five times his or her annual base salary in the form of SCANA common stock and that all other senior executive officers will be required to hold a minimum of three times their annual base salary in the form of SCANA common stock. Current senior executive officers will have five years in which to acquire sufficient shares to meet the minimum stock ownership requirement. Any newly elected Chief Executive Officer or Senior Vice President will have a period of five years from election to meet the required minimum ownership requirement. Once a senior executive officer complies with the minimum ownership guidelines, compliance will not be jeopardized by fluctuations in the price of the Company’s common stock so long as the senior executive officer has not sold shares of the Company’s common stock which were included to meet the minimum ownership requirements. The Human Resources Committee of the Board will monitor compliance with the policy, and also has the authority to grant a temporary waiver of the minimum share ownership requirement upon demonstration by the senior executive officer that, due to a financial hardship or other good reason, he or she cannot meet the requirement. For purposes of meeting the applicable guidelines, the following will be considered SCANA common stock: (i) shares held directly; (ii) stock held in any defined contribution, employee stock ownership plan or other stock-based plan; (iii) performance shares/units under an incentive or base salary deferral plan; (iv) performance shares/units earned and/or deferred in any long-term incentive plan account; and (v) vested and unvested restricted stock and restricted stock unit awards. The Board directed that the Company institute appropriate policies and administrative processes to ensure the minimums are effectively monitored and communicated with annual reports to the Human Resources Committee.

The following table sets forth direct and at-risk stock ownership by executives as of February 11, 2011:

Senior Staff Member	Title	Age(1)	Years with the Company	Shares Held Directly(1)	Deferred Compensation Shares (401(k), EDCP & Other Retirement Savings)	Earned but not vested LTEP Grants and Restricted Stock Units(2)	Total Shares
W. B. Timmerman	Chief Executive Officer	64	32	63,603	110,248	99,003	272,854
J. E. Addison	Senior Vice President and Chief Financial Officer	50	19	2,145	14,955	20,880	37,980
J. B. Archie	Senior Vice President	53	32	915	20,766	9,813	31,494
G. J. Bullwinkel, Jr.	Senior Vice President	62	40	3,942	73,892	23,189	101,023
S. D. Burch	Senior Vice President	53	19	2,397	15,700	8,775	26,872
S. A. Byrne	Executive Vice President	51	15	2,310	31,318	22,310	55,938
P. V. Fant	Senior Vice President	57	31	1,744	31,292	8,938	41,974
R. T. Lindsay	Senior Vice President and General Counsel	60	2	0	861	14,585	15,446
K. B. Marsh	President and Chief Operating Officer	55	27	9,165	22,229	36,879	68,273
C. B. McFadden	Senior Vice President	65	41	8,237	36,580	9,895	54,712

(1)	Does not include shares held by close relatives or shares held in trust for others.

(2)	Includes Performance Shares and Restricted Stock Units.

Compensation Committee Report

The Human Resources Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” included in this proxy statement. Based on that review and discussion, the Human Resources Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission and included in this proxy statement.

Mr. Maceo K. Sloan, Chairman

Mr. James A. Bennett

Mrs. Sharon A. Decker

Mr. D. Maybank Hagood

Mr. Joshua W. Martin, III

Mr. James M. Micali

Ms. Lynne M. Miller

Mr. James W. Roquemore

Mr. Harold C. Stowe

SUMMARY COMPENSATION TABLE

The following table summarizes information about compensation paid or accrued during 2010, 2009 and 2008 to our Chief Executive Officer, our Chief Financial Officer and our three next most highly compensated executive officers during 2010. (As noted in the Compensation Discussion and Analysis, we refer to these persons as our Named Executive Officers.)

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
W. B. Timmerman,	2010	$1,099,000	—	$2,472,753		$934,150	$375,319	$116,188	$4,997,410
Chief Executive Officer	2009	$1,099,000	—	$2,748,816	—	$700,613	$370,997	$113,932	$5,033,358
	2008	$1,094,985	$186,830	$3,047,611	—	$467,075	$334,694	$123,448	$5,254,643
J. E. Addison,	2010	$412,500	—	$515,637		$247,500	$50,995	$44,844	$1,271,476
Senior Vice President and	2009	$412,500	—	$573,173	—	$185,625	$92,033	$61,004	$1,324,335
Chief Financial Officer	2008	$385,048	$46,891	$577,730	—	$117,229	$43,676	$56,538	$1,227,112
K. B. Marsh,	2010	$580,000	—	$869,987		$377,000	$103,087	$57,631	$1,987,705
President and	2009	$580,000	—	$967,150	—	$282,750	$195,117	$83,084	$2,108,101
Chief Operating Officer	2008	$577,692	$75,400	$1,072,244	—	$188,500	$100,108	$55,229	$2,069,173
G. J. Bullwinkel, Jr.,	2010	$465,000	—	$581,256		$279,000	$161,761	$46,830	$1,533,847
Senior Vice President	2009	$465,000	—	$646,149	—	$209,250	$201,060	$46,293	$1,567,752
	2008	$463,462	$55,800	$716,373	—	$139,500	$150,445	$56,758	$1,582,338
S. A. Byrne,	2010	$445,000	—	$556,278		$267,000	$58,017	$45,095	$1,371,390
Executive Vice President	2009	$445,000	—	$618,351	—	$200,250	$114,044	$56,684	$1,434,329
	2008	$443,077	$53,400	$685,597	—	$133,500	$56,283	$43,470	$1,415,327

(1)	No Named Executive Officers received base salary increases in 2009 or 2010. The difference between 2008 and 2009 annual salaries as reflected in the Summary Compensation Table is a result of the full 2008 salary increase being earned in 2009 as opposed to the partial year increase earned in 2008.

(2)	Represents discretionary bonus awards, for 2008, as permitted under the Short-Term Annual Incentive Plan. No discretionary bonus awards were granted for 2009 or 2010.

(3)	The information in this column relates to performance share, restricted stock, and restricted stock unit awards (liability awards) under the Long-Term Equity Compensation Plan. This plan is discussed under “ — Compensation Discussion and Analysis — Long-Term Equity Compensation Plan” beginning on page . The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The value of performance share awards is based on the probable outcome of performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For 2010, the maximum values of the performance shares, assuming the highest levels of performance, would be as follows: Mr. Timmerman $3,461,834; Mr. Addison $721,913; Mr. Marsh $1,218,023; Mr. Bullwinkel $813,752; and Mr. Byrne $778,769. The assumptions made in the valuation of stock awards are set forth in Note 9 to our audited financial statements for the year ended December 31, 2010, which are included in our Form 10-K for the year ended December 31, 2010, and this proxy statement.

(4)	Payouts under the Short-Term Annual Incentive Plans were based on our achieving our business objectives and our Named Executive Officers achieving their individual financial and strategic objectives, as discussed in further detail under “ — Compensation Discussion and Analysis — Short-Term Annual Incentive Plan” beginning on page .

(5)	The aggregate change in the actuarial present value of each Named Executive Officer’s accumulated benefits under SCANA’s Retirement Plan and Supplemental Executive Retirement Plan from the pension plan measurement date used for financial statement reporting purposes with respect to the audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial statement reporting purposes with respect to the audited financial statements for the covered fiscal year shown, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. These plans are discussed under “ — Compensation Discussion and Analysis — Retirement and Other Benefit Plans” beginning on page , “ — Defined Benefit Retirement Plan” beginning on page , “ — Supplemental Executive Retirement Plan” beginning on page , and “ — Potential Payments Upon Termination or Change in Control — Retirement Benefits — Supplemental Executive Retirement Plan” beginning on page .

(6)	All other compensation paid to each Named Executive Officer, including Company contributions to the 401(k) Plan and the Executive Deferred Compensation Plan, imputed income for disability insurance and plane use, if any, tax reimbursements with respect to perquisites or other personal benefits, life insurance premiums on policies owned by Named Executive Officers, and perquisites that exceeded $10,000 in the aggregate for any Named Executive Officer. For 2010, the Company contributions to defined contribution plans were as follows: Mr. Timmerman $107,977; Mr. Addison $35,887; Mr. Marsh $51,765; Mr. Bullwinkel $40,455; and Mr. Byrne $38,715. For 2010, tax reimbursements with respect to perquisites or other personal benefits were as follows: Mr. Addison $1,170; and Mr. Byrne $376. Perquisites did not exceed $10,000 for any of our Named Executive Officers. Life insurance premiums on policies owned by the Named Executive Officers did not exceed $10,000 for any Named Executive Officer.

2010 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information about each grant of an award made to a Named Executive Officer under our compensation plans during 2010.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
W. B. Timmerman	2-11-2010	$467,075	$934,150	$1,401,225
	2-11-2010				14,335	57,339	100,343		—	—	$3,461,834
	2-11-2010							14,335			$494,558
J. E. Addison	2-11-2010	$123,750	$247,500	$371,250
	2-11-2010				2,989	11,957	20,925		—	—	$721,913
	2-11-2010							2,989			$103,121
K. B. Marsh	2-11-2010	$188,500	$377,000	$565,500
	2-11-2010				5,044	20,174	35,305		—	—	$1,218,023
	2-11-2010							5,043			$173,984
G. J. Bullwinkel, Jr.	2-11-2010	$139,500	$279,000	$418,500
	2-11-2010				3,370	13,478	23,587		—	—	$813,752
	2-11-2010							3,370			$116,265
S. A. Byrne	2-11-2010	$133,500	$267,000	$400,500
	2-11-2010				3,225	12,899	22,573		—	—	$778,769
	2-11-2010							3,225			$111,263

(1)	The amounts in columns (c), (d) and (e) represent the threshold, target and maximum awards that could have been paid under the 2010 Short-Term Annual Incentive Plan if performance criteria were met. Target awards were based 50% on our achieving earnings per share objectives and 50% on achieving business and individual performance objectives. For 2010, our earnings per share were $2.99, and all of the Named Executive Officers met all of their individual strategic objectives. Accordingly, there was a 100% payout on the earnings per share half of the award, and a 100% payout on the individual strategic objectives half of the award, for a total payout of 100% of the target award. The 2010 amounts shown in column (g) of the Summary Compensation Table, therefore, reflect a 100% payout of column (d) above. A discussion of the 2010 Short-Term Annual Incentive Plan is included under “ — Compensation Discussion and Analysis — Short-Term Annual Incentive Plan” beginning on page .

(2)	Represents total potential future payouts of the 2010-2012 performance share awards under the Long-Term Equity Compensation Plan. Payout of performance share awards at the end of the 2010-2012 Plan period will be dictated by our performance against pre-determined measures of TSR and growth in GAAP-adjusted net earnings per share from operations for each year of the three-year period. Awards for the 2010 performance period have been earned at 91% of target for the TSR portion of the award, and at 122.5% for the growth in GAAP-adjusted net earnings per share from operations portion of the award. The earned TSR and growth in GAAP-adjusted net earnings per share from operations portions of the 2010-2012 performance share awards will not vest until the end of the 2010-2012 cycle.

(3)	Represents restricted stock unit awards. Restricted stock unit awards are time based and vest after three years if the Named Executive Officer is still employed by us at that date, subject to exceptions for retirement, death, disability, or a change in control.

(4)	A discussion of the components of the performance share and restricted stock unit awards is included under “ — Compensation Discussion and Analysis — Long-Term Equity Compensation Plan — Components of 2010-2012 Performance Share Awards, Performance Criteria for the 2010-2012 Performance Share Awards and Earned Awards for the 2010 Performance Period” and “ — Restricted Stock Unit Component of 2010-2012 Long-Term Equity Compensation Plan Grant” beginning on page .

(5)	The grant date fair value of restricted stock unit awards is computed in accordance with FAS123R. The grant date fair value of performance share awards is based on the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

The following table sets forth certain information regarding equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2010.

		Stock Awards
Name (a)	Date of Grant	Number of Shares or Units of Stock That Have Not Vested (#)(1) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(4) (j)
W. B. Timmerman	2-11-10	20,403	$828,362	52,562	$2,134,017
	2-11-10	14,335	$582,001
	2-19-09	35,630	$1,446,578	32,177	$1,306,386
	2-19-09	16,618	$674,691
J. E. Addison	2-11-10	4,255	$172,753	10,961	$445,017
	2-11-10	2,989	$121,353
	2-19-09	7,429	$301,617	6,709	$272,385
	2-19-09	3,465	$140,679
K. B. Marsh	2-11-10	7,179	$291,467	18,493	$750,816
	2-11-10	5,043	$204,746
	2-19-09	12,535	$508,921	11,321	$459,633
	2-19-09	5,847	$237,388
G. J. Bullwinkel, Jr.	2-11-10	4,796	$194,718	12,355	$501,613
	2-11-10	3,370	$136,822
	2-19-09	8,375	$340,025	7,564	$307,098
	2-19-09	3,906	$158,584
S. A. Byrne	2-11-10	4,591	$186,395	11,825	$480,095
	2-11-10	3,225	$130,935
	2-19-09	8,014	$325,368	7,240	$293,944
	2-19-09	3,738	$151,763

(1)

The awards granted on February 11, 2010 represent performance shares and restricted stock units awarded under the 2010-2012 performance cycle of the Long-Term Equity Compensation Plan that have been earned, but have not vested. The TSR portion of the performance awards for the first year of the 2010-2012 performance cycle was earned based on our achieving a TSR at the 47th percentile and resulted in the award being earned at 91% of target for the first year of the cycle. The growth in GAAP-adjusted net earnings per share from operations portion of the performance awards for the first year of the 2010-2012 performance cycle was earned based on our achieving growth in GAAP-adjusted net earnings per share from operations of 4.9% and resulted in the award being earned at 122.5% of target for the first year of the cycle. The performance share and restricted stock unit awards will vest on December 31, 2012, if the Named Executive Officer is still employed by us at that date, subject to exceptions for retirement, death, disability, or change in control.

The awards granted on February 19, 2009 represent performance shares and restricted stock units awarded under the 2009-2011 performance cycle of the Long-Term Equity Compensation Plan that have been earned, but have not vested. The TSR portion of the performance awards for the first and second years of the 2009-2011 performance cycle were each earned based on our achieving a TSR at the 47th percentile and resulted in the awards being earned at 91% of target for the first and second years of the cycle. The growth in GAAP-adjusted net earnings per share from operations portion of the performance awards for the first and second years of the 2009-2011 performance cycle were earned at less than 1% and 4.9% respectively and resulted in no award being earned for the first year of the cycle and awards being earned at 122.5% of target for the second year of the cycle. The performance share and restricted stock unit awards will vest on December 31, 2011, if the Named Executive Officer is still employed by us at that date, subject to exceptions for retirement, death, disability, or change in control.

(2)	The market value of these awards is based on the closing market price of our common stock on the New York Stock Exchange on December 31, 2010 of $40.60.

(3)	The awards granted on February 11, 2010 represent performance shares remaining in the 2010-2012 performance cycle that have not been earned. Assuming the performance criteria are met and the reported payout levels are sustained, these performance shares will vest on December 31, 2012, subject to exceptions for retirement, death, disability, or change in control.

The awards granted on February 19, 2009 represent performance shares remaining in the 2009-2011 performance cycle that have not been earned. Assuming the performance criteria are met and the reported payout levels are sustained, these performance shares will vest on December 31, 2011, subject to exceptions for retirement, death, disability, or change in control.

(4)	For each of the 2011 and 2012 periods remaining in the 2010-2012 awards, performance shares tracking against TSR (50% of performance share award) are projected to result in a less than target payout. Therefore, the number of shares and payout value shown in columns (i) and (j) are based on the target performance measure for these 2011 and 2012 TSR portions of the performance shares. Performance shares tracking against growth in GAAP-adjusted net earnings per share from operations (50% of performance share award) for the 2011 and 2012 periods remaining in the 2010-2012 awards are projected to result in a greater than target payout. Therefore, the number of shares and payout value shown in columns (i) and (j) are based on the maximum performance measure for these 2011 and 2012 growth in GAAP-adjusted net earnings per share from operations portions of the performance shares.

For the 2011 period remaining in the 2009-2011 awards, performance shares tracking against TSR (50% of performance share award) are projected to result in a less than target payout. Therefore, the number of shares and payout value shown in columns (i) and (j) are based on the target performance measure for the 2011 TSR portion of the performance shares. Performance shares tracking against growth in GAAP-adjusted net earnings per share from operations (50% of performance share award) for the 2011 period remaining in the 2009-2011 awards are projected to result in a greater than target payout. Therefore, the number of shares and payout value shown in columns (i) and (j) are based on the maximum performance measure for the 2011 growth in GAAP-adjusted net earnings per share from operations portion of the performance shares.

2010 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information about stock awards that vested for each Named Executive Officer during 2010. No stock options were exercised during 2010.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#)(1) (d)	Value Realized on Vesting ($)(1) (e)
W. B. Timmerman	—	—	68,842 17,006	$ $	2,794,985 692,654
J. E. Addison	—	—	13,050 3,224	$ $	529,830 131,314
K. B. Marsh	—	—	24,222 5,983	$ $	983,413 243,688
G. J. Bullwinkel, Jr.	—	—	16,183 3,997	$ $	657,030 162,798
S. A. Byrne	—	—	15,487 3,826	$ $	628,772 155,833

(1)

Represents the portion of the 2008-2010 Performance Share Awards that vested at the end of 2010 based on our achieving the earnings per share component below target and the TSR component above target. Dollar amounts in column (e) are calculated by multiplying the number of performance shares shown in column (d) by the closing price of SCANA common stock on the vesting date and by multiplying the number of shares of restricted stock by the opening price of SCANA common stock on the vesting date. In addition to the amounts above, on the vesting date, each Named Executive Officer also received dividend equivalents on the shares listed above. The restricted stock vested on December 31, 2010, and the performance shares were paid in cash in February 2011.

PENSION BENEFITS

The following table sets forth certain information relating to our Retirement Plan and Supplemental Executive Retirement Plan.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(1)(2) (d)	Payments During Last Fiscal Year($) (e)
W. B. Timmerman	SCANA Retirement Plan	32	$1,062,687	$0
	SCANA Supplemental Executive Retirement Plan	32	$3,231,982	$0
J. E. Addison	SCANA Retirement Plan	19	$232,817	$0
	SCANA Supplemental Executive Retirement Plan	19	$192,190	$0
K. B. Marsh	SCANA Retirement Plan	26	$606,857	$0
	SCANA Supplemental Executive Retirement Plan	26	$698,181	$0
G. J. Bullwinkel, Jr.	SCANA Retirement Plan	39	$1,384,984	$0
	SCANA Supplemental Executive Retirement Plan	39	$1,010,579	$0
S. A. Byrne	SCANA Retirement Plan	15	$210,320	$0
	SCANA Supplemental Executive Retirement Plan	15	$365,388	$0

(1)	Computed as of December 31, 2010, the plan measurement date used for financial statement reporting purposes.

(2)

Present value calculation determined using current account balances for each Named Executive Officer as of December 31, 2010, based on assumed retirement at normal retirement age (specified as age 65) and other assumptions as to valuation method, interest rate, discount rate and other material factors as set forth in Note 8 to our audited financial statements for the year ended December 31, 2010, which are included in our Form 10-K for the year ended December 31, 2010, and with this Proxy Statement.

The SCANA Retirement Plan is a tax qualified defined benefit plan and the Supplemental Executive Retirement Plan is a nonqualified deferred compensation plan. Effective January 1, 2009, the Plans provide for full vesting after three years of service or after reaching age 65. All Named Executive Officers are fully vested in both Plans.

Defined Benefit Retirement Plan

The SCANA Retirement Plan (the “Retirement Plan”) is a tax qualified defined benefit retirement plan. The plan uses a mandatory cash balance benefit formula for employees hired on or after January 1, 2000. Effective July 1, 2000, SCANA employees hired prior to January 1, 2000 were given the choice of remaining under the Retirement Plan’s final average pay formula or switching to the cash balance formula. All the Named Executive Officers participate under the cash balance formula of the Retirement Plan.

The cash balance formula is expressed in the form of a hypothetical account balance. Account balances are increased monthly by interest and compensation credits. The interest rate used for accumulating account balances is determined annually based on 30-year treasury securities and the applicable segment rates determined under Internal Revenue Code Section 417(c)(3)(D) calculated using the rates for December of the previous calendar year. Compensation credits equal 5% of compensation up to the Social Security wage base and 10% of compensation in excess of the Social Security wage base.

Supplemental Executive Retirement Plan

In addition to our Retirement Plan for all employees, we provide a Supplemental Executive Retirement Plan (the “SERP”) for certain eligible employees, including the Named Executive Officers. The SERP is an unfunded plan that provides for benefit payments in addition to benefits payable under the qualified Retirement Plan in order to replace benefits lost in the Retirement Plan because of Internal Revenue Code maximum benefit limitations. The SERP is discussed under the caption “ — Potential Payments Upon Termination or Change in Control — Retirement Benefits” beginning on page     , and under the caption “ — Compensation Discussion and Analysis — Retirement and Other Benefit Plans” beginning on page     .

2010 NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information with respect to the Executive Deferred Compensation Plan:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)
W. B. Timmerman	$93,277	$93,277	$353,938	—	$4,008,844
J. E. Addison	$21,187	$21,187	$28,878	—	$394,123
K. B. Marsh	$37,065	$37,065	$81,439	—	$1,066,838
G. J. Bullwinkel, Jr.	$25,755	$25,755	$148,622	—	$1,861,991
S. A. Byrne	$24,015	$24,015	$72,504	—	$745,444

(1)	The amounts reported in columns (b) and (c) are reflected in columns (c) and (i), respectively, of the Summary Compensation Table. No amounts in column (d) are reported, or have been previously reported, in the Summary Compensation Table as there were no above market or preferential earnings credited to any Named Executive Officer’s account. The amounts reported in column (f), consisting of Named Executive Officer and Company contributions, were previously reported in columns (c) and (i), respectively, of the 2009 and 2008 Summary Compensation Tables in the following amounts: Mr. Timmerman, $180,948 for 2009, $180,714 for 2008; Mr. Addison $39,794 for 2009, $34,303 for 2008; Mr. Marsh $71,868 for 2009, $97,033 for 2008; Mr. Bullwinkel $49,836 for 2009, $51,378 for 2008; and Mr. Byrne $46,428 for 2009, $47,591 for 2008. For prior years, amounts would have been included in the Summary Compensation Table when required by the rules of the Securities and Exchange Commission.

Executive Deferred Compensation Plan

The Executive Deferred Compensation Plan (the “EDCP”) is a nonqualified deferred compensation plan in which our senior executive officers, including Named Executive Officers, may participate if they choose to do so. Each participant may elect to defer up to 25% of that part of his or her eligible earnings (as defined in SCANA Corporation Stock Purchase Savings Plan, our 401(k) plan), that exceeds the limitation on compensation otherwise required under Internal Revenue Code Section 401(a)(17), without regard to any deferrals or the foregoing of compensation. For 2010, participants could defer eligible earnings in excess of $245,000. In addition, a participant may elect to defer up to 100% of any performance share award for the year under our Long-Term Equity Compensation Plan. We match the amount of compensation deferred by each participant up to 6% of the participant’s eligible earnings (excluding performance share awards) in excess of the Internal Revenue Code Section 401(a)(17) limit.

We record the amount of each participant’s deferred compensation and the amount we match in a ledger account and credit a rate of return to each participant’s ledger account based on hypothetical investment alternatives chosen by the participant. The committee that administers the EDCP designates various hypothetical investment alternatives from which the participants may choose. Using the results of the hypothetical investment alternatives chosen, we credit each participant’s ledger account with the amount it would have earned if the account amount had been invested in that alternative. If the chosen hypothetical investment alternative loses money, the participant’s ledger account is reduced by the corresponding amount. All amounts credited to a participant’s ledger accounts continue to be credited or reduced pursuant to the chosen investment alternatives until such amounts are paid in full to the participant or his or her beneficiary. No actual investments are made. The investment alternatives are only used to generate a rate of increase (or decrease) in the ledger accounts, and amounts paid to participants are solely our obligation. In connection with this Plan, the Board has established a grantor trust (known as the “SCANA Corporation Executive Benefit Plan Trust”) for the purpose of accumulating funds to satisfy the obligations we incur under the EDCP. At any time prior to a change in control we may transfer assets to the trust to satisfy all or part of our obligations under the EDCP. Notwithstanding the establishment of the trust, the right of participants to receive future payments is an unsecured claim against us. The trust has been partially funded with respect to ongoing deferrals and Company matching funds since October 2001.

In 2010, the Named Executive Officers’ ledger accounts were credited with earnings (or losses) based on the following hypothetical investment alternatives and rates of returns:

Merrill Lynch Retirement Preservation Trust (+1.77%); PIMCO Total Return (+8.83%); Dodge & Cox Common Stock (+13.49%); INVESCO 500 Index Trust (+14.74%); American Funds Growth Fund of America (+12.63%); T. Rowe Price Mid Cap Value (+16.45%); Managers AMG TimesSquare Mid Cap Growth Fund (+18.18%); RS Partners (+28.36%); Vanguard Explorer (+27.64%); American Funds Europacific Growth (+9.72%); SCANA Corporation Stock (+13.23%); Vanguard 500 Index Fund (+15.05%); Vanguard Target Retirement Income (+9.39%); Vanguard Target Retirement 2005 (+9.71%); Vanguard Target Retirement 2015 (+12.47%); Vanguard Target Retirement 2025 (+13.84%); Vanguard Target Retirement 2035 (+15.14%); Vanguard Target Retirement 2045 (+15.19%).

The measures for calculating interest or other plan earnings are based on the investments chosen by the manager of each investment vehicle, except the SCANA Corporation Stock, the earnings of which are based on the value of our common stock.

The hypothetical investment alternatives may be changed at any time on a prospective basis by the participants in accordance with the telephone, electronic, and written procedures and forms adopted by the Committee for use by all participants on a consistent basis.

Participants may elect the deferral period for each separate deferral made under the Plan. Participants may elect to defer payment of eligible earnings or performance share awards until their termination of employment or until a date certain prior to termination of employment. Any post-2004 deferrals and hypothetical earnings thereon must be payable at the same date certain if the date certain payment alternative is chosen. In accordance with procedures established by the Committee, with respect to any deferrals to a date certain, a participant may request that the Committee approve an additional deferral period of at least 60 months as to any post-2004 deferrals and hypothetical earnings thereon, or at least 12 months as to any pre-2005 deferrals and hypothetical earnings thereon. The request must be made at least 12 months before the expiration of the date certain deferral period for which an additional deferral period is being sought. Notwithstanding a participant’s election of a date certain deferral period or any modification thereof as discussed above, deferred amounts will be paid, or begin to be paid as soon as practicable after the earliest to occur of participant’s death, termination of employment, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, disability. “Termination of employment” is defined by the EDCP as any termination of the participant’s employment relationship with us and any of our affiliates, and, with respect to post-2004 deferrals and hypothetical earnings thereon, the participant’s separation from service from us and our affiliates as determined under Internal Revenue Code section 409A and the guidelines issued thereunder.

Participants also elect the manner in which their deferrals and hypothetical earnings thereon will be paid. For amounts earned and vested after January 1, 2005, distribution and withdrawal elections are subject to Internal Revenue Code Section 409A. All amounts payable at a date certain prior to participant’s termination of employment, death, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, disability, must be paid in the form of a single cash payment. Payments made after termination of employment, death, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, disability, will also be paid in the form of a single cash payment. Instead of a single cash payment, a participant may, however, elect to have all amounts payable as a result of termination of employment after attainment of age 55, death while employed and after attainment of age 55, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, termination of employment due to disability, paid in the form of annual installments over a period not to exceed five years with respect to post-2004 deferrals and hypothetical earnings thereon or 15 years with respect to pre-2005 deferrals and hypothetical earnings thereon.

Payments as a result of a separation from service of post-2004 deferrals and hypothetical earnings thereon to persons who are “specified employees” under our procedures adopted in accordance with Internal Revenue Code Section 409A and guidance thereunder (certain officers and executive officers) must be deferred until the earlier of (i) the first day of the seventh month following the participant’s separation from service or (ii) the date of the participant’s death.

A participant may request and receive, with the approval of the Committee, an acceleration of the payment of some or all of the participant’s ledger account due to severe financial hardship as the result of certain extraordinary and unforeseeable circumstances arising as a result of events beyond the individual’s control. With respect to pre-2005 deferrals and hypothetical earnings thereon, a participant may also obtain a single lump sum payment of this ledger account on an accelerated basis by forfeiting 10% of the amount accelerated or by making the election, not less than 12 months prior to the date on which the accelerated payment is to be made, to accelerate the payment to a date not less than 12 months before the payment otherwise would be made. Additionally, the Plan provides for the acceleration of payments following a change in control of our Company. The change in control provisions are discussed under “— Potential Payments Upon Termination or Change in Control — Change in Control Arrangements.”

Potential Payments Upon Termination or Change in Control

Change in Control Arrangements

Effective December 31, 2009, we terminated the SCANA Corporation Key Executive Severance Benefits Plan, which provided for payment of benefits immediately upon a change in control unless the Plan was terminated prior to the change in control. Also as of December 31, 2009, we amended our change in control benefits to eliminate excise tax gross ups.

Triggering Events for Payments under the Supplementary Key Executive Severance Benefits Plan

The SCANA Corporation Supplementary Key Executive Severance Benefits Plan (the “Supplementary Severance Plan”) provides for payments to our senior executive officers in connection with a change in control of our Company. The Supplementary Severance Plan provides for payment of benefits if, within 24 months after a change in control, we terminate a senior executive officer’s employment without just cause or if the senior executive officer terminates his or her employment for good reason.

Our Supplementary Severance Plan is intended to advance the interests of our Company by providing highly qualified executives and other key personnel with an assurance of equitable treatment in terms of compensation and economic security and to induce continued employment with the Company in the event of certain changes in control. We believe that an assurance of equitable treatment will enable valued executives and key personnel to maintain productivity and focus during a period of significant uncertainty inherent in change in control situations. We also believe that compensation plans of this type aid the Company in attracting and retaining the highly qualified professionals who are essential to our success. The structure of the plan, and the benefits which might be paid in the event of a change in control, are reviewed as part of the Human Resources Committee’s annual review of tally sheets for each senior executive officer.

The Supplementary Severance Plan provides that a “change in control” will be deemed to occur under the following circumstances:

•	if any person or entity becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the outstanding shares of our common stock;

•

if, during a consecutive two-year period, a majority of our directors cease to be individuals who either (i) were directors on the Board at the beginning of such period, or (ii) became directors after the beginning of such period but whose election by the Board, or nomination for election by our shareholders, was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period, or whose election or nomination for election was previously so approved;

•

if (i) we consummate a merger or consolidation of our Company with another corporation (except a merger or consolidation in which our outstanding voting shares prior to such transaction continue to represent at least 80% of the combined voting power of the surviving entity’s outstanding voting shares after such transaction), or (ii) our shareholders approve a plan of complete liquidation of our Company, or an agreement to sell or dispose of all or substantially all of our assets; or

•

if we consummate the sale of the stock of, or our shareholders approve a plan of complete liquidation of, or an agreement for the sale or disposition of substantially all of the assets of South Carolina Electric & Gas Company, Carolina Gas Transmission Corporation (f/k/a South Carolina Pipeline Corporation) or any of our other subsidiaries that the Board designates to be a material subsidiary. This last provision would constitute a change in control only with respect to participants exclusively assigned to the affected subsidiary.

As noted above, benefits under the Supplementary Severance Plan would be triggered if, within 24 months after a change in control, we terminated the senior executive officer’s employment without just cause or if the senior executive officer terminated his or her employment for good reason. Under the plan, we would be deemed to have “just cause” for terminating the employment of a senior executive officer if he or she:

•	willfully and continually failed to substantially perform his or her duties after we made demand for substantial performance;

•	willfully engaged in conduct that is demonstrably and materially injurious to us; or

•	were convicted of a felony or certain misdemeanors.

A senior executive officer would be deemed to have “good reason” for terminating his or her employment if, after a change in control, without his or her consent, any one or more of the following occurred:

•	a material diminution in his or her base salary;

•	a material diminution in his or her authority, duties, or responsibilities;

•

a material diminution in the authority, duties, or responsibilities of the supervisor to whom he or she is required to report, including a requirement that he or she report to one of our officers or employees instead of reporting directly to the Board;

•	a material diminution in the budget over which he or she retains authority;

•	a material change in the geographic location at which he or she must perform services; or

•	any other action or inaction that constitutes a material breach by us of the agreement under which he or she provides services.

Potential Benefits Payable

The benefits we would be required to pay our senior executive officers under the Supplementary Severance Plan immediately upon the occurrence of a triggering event subsequent to a change in control are as follows:

•

an amount intended to approximate 2.5 times the sum of: (i) his or her annual base salary (before reduction for certain pre-tax deferrals) in effect as of the change in control, plus (ii) his or her full targeted annual incentive opportunity in effect as of the change in control;

•	an amount equal to the participant’s full targeted annual incentive opportunity in effect under each existing annual incentive plan or program for the year in which the change in control occurs;

•

if the participant’s benefit under the SERP is determined using the final average pay formula under the Retirement Plan, an amount equal to the present lump sum value of the actuarial equivalent of his or her accrued benefit under the Retirement Plan and the SERP through the date of the change in control, calculated as though he or she had attained age 65 and completed 35 years of benefit service as of the date of the change in control, and as if his or her final average earnings under the Retirement Plan equaled the amount determined after applying cost-of-living increases to his or her annual base salary from the date of the change in control until the date he or she would reach age 65, and without regard to any early retirement or other actuarial reductions otherwise provided in any such plan (this benefit will be offset by the actuarial equivalent of the participant’s benefit provided by the Retirement Plan and the Participant’s benefit under the SERP);

•

if the participant’s benefit under the SERP is determined using the cash balance formula under the Retirement Plan, an amount equal to the present value as of the date of the change in control of his or her accrued benefit, if any, under our SERP, determined prior to any offset for amounts payable under the Retirement Plan, increased by the present value of the additional projected pay credits and periodic interest credits that would otherwise accrue under the plan (based on the plan’s actuarial assumptions) assuming that he or she remained employed until reaching age 65, and reduced by his or her cash balance account under the Retirement Plan, and further reduced by an amount equal to his or her benefit under the SERP;

•

an amount equal to the value of all amounts credited to each participant’s EDCP ledger account as of the date of the change in control, plus interest on the benefits payable under the EDCP at a rate equal to the sum of the prime interest rate as published in the Wall Street Journal on the most recent publication date prior to the date of the change in control plus 3%, calculated through the end of the month preceding the month in which the benefits are distributed, reduced by the value of his or her benefit under the EDCP as of the date of the change in control; and

•

an amount equal to the projected cost for medical, long-term disability and certain life insurance coverage for three years following the change in control as though he or she had continued to be our employee.

In addition to the benefits above (unless their agreements with us provide otherwise), our senior executive officers would also be entitled to benefits under our other plans in which they participate as follows:

•

a benefit distribution under the Long-Term Equity Compensation Plan equal to 100% of the target performance share award for all performance periods not completed as of the date of the change in control, if any;

•	any amounts previously earned, but not yet paid, under the terms of any of our other plans or programs; and

•

under the Long-Term Equity Compensation Plan and related agreements, all nonqualified stock options awarded and non-vested target performance shares would become immediately exercisable or vested and remain exercisable throughout their original term or, in the case of performance shares, vested and payable within 30 days of the change in control.

Calculation of Benefits Potentially Payable to our Named Executive Officers if a Triggering Event had Occurred as of December 31, 2010

If (i) we had been subject to a change in control in the past 24 months, and (ii) as of December 31, 2010, either we had terminated the employment of any of our Named Executive Officers without just cause or they had terminated their employment for good reason, such terminated Named Executive Officer would have been immediately entitled to all of the benefits outlined below, together with interest, calculated as outlined above under “— Potential Benefits Payable,” on his EDCP account balance. The actual amount of any such additional interest payment would depend upon the date the change in control occurred.

Mr. Timmerman would have been entitled to the following: an amount equal to 2.5 times his 2010 base salary and target short-term incentive award — $5,082,875; an amount equal to the excess payable under the SERP as calculated under the assumptions described above — $176,194; an amount equal to insurance continuation benefits for three years — $53,169; an amount equal to the difference between target and actual annual incentive award under the Short-Term Annual Incentive Plan — $0; an amount equal to the value of 100% of his target performance shares under the Long-Term Equity Compensation Plan for all performance periods not completed — $5,178,286; and an amount equal to the value of 100% of his restricted stock units under the Long-Term Equity Compensation Plan — $1,256,692. The total value of these change in control benefits would have been $11,747,216. In addition, Mr. Timmerman would have been paid amounts previously earned, but not yet paid, as follows: 2010 actual short-term annual incentive award — $934,150; 2010 actual long-term equity award — $3,181,877; EDCP account balance — $4,008,844; SERP and Retirement Plan account balances — $4,334,586; vacation accrual — $71,858; as well as his 401(k) Plan account balance.

Mr. Addison would have been entitled to the following: an amount equal to 2.5 times his 2010 base salary and target short-term incentive award — $1,650,000; an amount equal to the excess payable under the SERP as calculated under the assumptions described above — $731,097; an amount equal to insurance continuation benefits for three years — $64,393; an amount equal to the difference between target and actual annual incentive award under the Short-Term Annual Incentive Plan — $0; an amount equal to the value of 100% of his target performance shares under the Long-Term Equity Compensation Plan for all performance periods not completed — $1,079,798; and an amount equal to the value of 100% of his restricted stock units under the Long-Term Equity Compensation Plan — $262,032. The total value of these change in control benefits would have been $3,787,320. In addition, Mr. Addison would have been paid amounts previously earned, but not yet paid, as follows: 2010 actual short-term annual incentive award — $247,500; 2010 actual long-term equity award — $603,171; EDCP account balance — $394,123; SERP and Retirement Plan account balances — $493,641; vacation accrual — $10,313; as well as his 401(k) Plan account balance.

Mr. Marsh would have been entitled to the following: an amount equal to 2.5 times his 2010 base salary and target short-term incentive award — $2,392,500; an amount equal to the excess payable under the SERP as calculated under the assumptions described above — $763,276; an amount equal to insurance continuation benefits for three years — $49,344; an amount equal to the difference between target and actual annual incentive award under the Short-Term Annual Incentive Plan — $0; an amount equal to the value of 100% of his target performance shares under the Long-Term Equity

Compensation Plan for all performance periods not completed — $1,821,925; and an amount equal to the value of 100% of his restricted stock units under the Long-Term Equity Compensation Plan — $442,134. The total value of these change in control benefits would have been $5,469,179. In addition, Mr. Marsh would have been paid amounts previously earned, but not yet paid, as follows: 2010 actual short-term annual incentive award — $377,000; 2010 actual long-term equity award — $1,119,541; EDCP account balance — $1,066,838; SERP and Retirement Plan account balances — $1,439,987; vacation accrual — $29,558; as well as his 401(k) Plan account balance.

Mr. Bullwinkel would have been entitled to the following: an amount equal to 2.5 times his 2010 base salary and target short-term incentive award — $1,860,000; an amount equal to the excess payable under the SERP as calculated under the assumptions described above — $180,054; an amount equal to insurance continuation benefits for three years — $51,007; an amount equal to the difference between target and actual annual incentive award under the Short-Term Annual Incentive Plan — $0; an amount equal to the value of 100% of his target performance shares under the Long-Term Equity Compensation Plan for all performance periods not completed — $1,217,229; and an amount equal to the value of 100% of his restricted stock units under the Long-Term Equity Compensation Plan — $295,406. The total value of these change in control benefits would have been $3,603,696. In addition, Mr. Bullwinkel would have been paid amounts previously earned, but not yet paid, as follows: 2010 actual short-term annual incentive award — $279,000; 2010 actual long-term equity award — $747,978; EDCP account balance — $1,861,991; SERP and Retirement Plan account balances — $2,462,982; vacation accrual — $32,192; as well as his 401(k) Plan account balance.

Mr. Byrne would have been entitled to the following: an amount equal to 2.5 times his 2010 base salary and target short-term incentive award — $1,780,001; an amount equal to the excess payable under the SERP as calculated under the assumptions described above — $756,762; an amount equal to insurance continuation benefits for three years — $65,122; an amount equal to the difference between target and actual annual incentive award under the Short-Term Annual Incentive Plan — $0; an amount equal to the value of 100% of his target performance shares under the Long-Term Equity Compensation Plan for all performance periods not completed — $1,164,895; and an amount equal to the value of 100% of his restricted stock units under the Long-Term Equity Compensation Plan — $282,698. The total value of these change in control benefits would have been $4,049,478. In addition, Mr. Byrne would have been paid amounts previously earned, but not yet paid, as follows: 2010 actual short-term annual incentive award — $267,000; 2010 actual long-term equity award — $715,809; EDCP account balance — $745,444; SERP and Retirement Plan account balances — $663,080; vacation accrual — $8,986; as well as his 401(k) Plan account balance.

Retirement Benefits

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (the “SERP”) is an unfunded nonqualified defined benefit plan. The SERP was established for the purpose of providing supplemental retirement income to certain of our employees, including the Named Executive Officers, whose benefits under the Retirement Plan are limited in accordance with the limitations imposed by the Internal Revenue Code on the amount of annual retirement benefits payable to employees from qualified pension plans or on the amount of annual compensation that may be taken into account for all qualified plan purposes, or by certain other design limitations on determining compensation under the Retirement Plan.

Subject to the terms of the SERP, a participant becomes eligible to receive benefits under the SERP upon termination of his or her employment with us (or at such later date as may be provided in a participant’s agreement with us), if the participant has become vested in his or her accrued benefit under the Retirement Plan prior to termination of employment. However, if a participant is involuntarily terminated following or incident to a change in control and prior to becoming fully vested in his or her accrued benefit under the Retirement Plan, the participant will automatically become fully vested in his benefit under the SERP and a benefit will be payable under the SERP. The term “change in control” has the same meaning in the SERP as in the Supplementary Severance Plan. See the discussion under “—Change in Control Arrangements.”

The amount of any benefit payable to a participant under the SERP will depend upon whether the participant’s benefit under the SERP is determined using the final average pay formula under the Retirement Plan or the cash balance formula under the Retirement Plan. Unless otherwise provided in a participant agreement, the amount of any SERP benefit payable pursuant to the SERP to a participant whose benefit is determined using the final average pay formula under the Retirement Plan will be determined at the time the participant first becomes eligible to receive benefits under the SERP and will be equal to the excess, if any, of:

•

the monthly pension amount that would have been payable at normal retirement age or, if applicable, delayed retirement age under the Retirement Plan (as such terms are defined under the Retirement Plan), to the participant determined based on his or her compensation and disregarding the Internal Revenue Code limitations and any reductions due to the participant’s deferral of compensation under any of our nonqualified deferred compensation plans (other than the SERP), over

•	the monthly pension amount payable to the participant at normal retirement age or, if applicable, delayed retirement age under the Retirement Plan.

The calculation of this benefit assumes that payment is made to the participant at normal retirement age or, if applicable, delayed retirement age under the Retirement Plan, and is calculated using the participant’s years of benefit service and final average earnings as of the date of the participant’s termination of employment.

Unless otherwise provided in a participant agreement, the amount of any benefit payable pursuant to the SERP as of any determination date to a participant whose SERP benefit is determined using the cash balance formula under the Retirement Plan will be equal to:

•

the benefit that otherwise would have been payable under the Retirement Plan as of the determination date, based on his or her compensation and disregarding the Internal Revenue Code limitations, minus

•	the Participant’s benefit determined under the Retirement Plan as of the determination date.

For purposes of the SERP, “compensation” is defined as determined under the Retirement Plan, without regard to the limitation under Section 401(a)(17) of the Internal Revenue Code, including any amounts of compensation otherwise deferred under any non-qualified deferred compensation plan (excluding the SERP).

The benefit payable to a participant under the SERP will be paid, or commence to be paid, as of the first day of the calendar month following the date the participant first becomes eligible to receive a benefit under the SERP (the “payment date”). The form of payment upon distribution of benefits under the SERP will depend upon whether the benefit constitutes a “grandfathered benefit” or a “non-grandfathered benefit.” For purposes of the SERP, “grandfathered benefit” means the vested portion of the benefit payable under the SERP assuming the participant’s determination date is December 31, 2004, increased with interest credits (for a participant whose benefit under the SERP is determined using the cash balance formula under the Retirement Plan) and earnings (for a participant whose benefit under the SERP is determined using the final average pay formula under the Retirement Plan) at the rates determined under the Retirement Plan through any later determination date. A participant’s grandfathered benefit is governed by the terms of the SERP in effect as of October 3, 2004 and will be determined in a manner consistent with Internal Revenue Code Section 409A and the guidance thereunder. “Non-grandfathered benefit” means the portion of the benefit payable under the SERP that exceeds the grandfathered benefit.

With respect to grandfathered benefits, the participant may elect, in accordance with procedures we establish, to receive a distribution of such grandfathered benefit in either of the following two forms of payment:

•	a single sum distribution of the value of the participant’s grandfathered benefit under the SERP determined as of the last day of the month preceding the payment date; or

•

a lifetime annuity benefit with an additional death benefit payment as follows: a lifetime annuity that is the actuarial equivalent of the participant’s single sum amount which provides for a monthly benefit payable for the participant’s life, beginning on the payment date. In addition to this life annuity, commencing on the first day of the month following the participant’s death, his or her designated beneficiary will receive a benefit of 60% of the amount of the participant’s monthly payment continuing for a 15 year period. If, however, the beneficiary dies before the end of the 15 year period, the lump sum value of the remaining monthly payments of the survivor benefit will be paid to the beneficiary’s estate. The participant’s life annuity will not be reduced to reflect the “cost” of providing the 60% survivor benefit feature. “Actuarial equivalent” is defined by the SERP as equality in value of the benefit provided under the SERP based on actuarial assumptions, methods, factors and tables that would apply under the Retirement Plan under similar circumstances.

With respect to non-grandfathered benefits, a participant whose benefit under the SERP is determined using the final average pay formula under the Retirement Plan will receive a distribution of his or her benefit under the SERP as a single sum distribution equal to the actuarial equivalent present value (at the date of the participant’s termination of employment) of the participant’s SERP benefit determined as of normal retirement age, reflecting any terms under the Retirement Plan applicable to early retirement benefits if the participant is eligible for such early retirement benefits.

Except as otherwise provided below, a participant whose benefit under the SERP is determined using the cash balance formula under the Retirement Plan had the opportunity to elect on or before January 1, 2009 to receive a distribution of his non-grandfathered benefit in one of the following forms of payment:

•	a single sum distribution of the value of the participant’s non-grandfathered benefit determined as of the last day of the month preceding the payment date;

•	an annuity for the participant’s lifetime that is the actuarial equivalent of the participant’s single sum amount, and that commences on the payment date; or

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an annuity that is the actuarial equivalent of the participant’s single sum amount, that commences on the payment date, and that provides payments for the life of the participant and, upon his or her death, continues to pay an amount equal to 50%, 75% or 100% (as elected by the participant prior to benefit commencement) of the annuity payment to the contingent annuitant designated by the participant at the time the election is made.

A participant whose benefit under the SERP is determined using the cash balance formula under the Retirement Plan who first became an eligible employee after 2008, and who was not eligible to participate in the EDCP before becoming eligible to participate in the SERP, may elect at any time during the first 30 days following the date he becomes an eligible employee to receive a distribution of his non-grandfathered benefit in one of the forms specified above.

Participants whose benefits under the SERP are determined using the cash balance formula under the Retirement Plan will receive distributions under the SERP as follows:

•

If a participant has terminated employment before attaining age 55, the participant’s non-grandfathered benefit will be paid in the form of a single sum distribution of the value of the participant’s non-grandfathered benefit determined as of the last day of the month preceding the payment date.

•

If a participant has terminated employment after attaining age 55, and the value of the participant’s non-grandfathered benefit does not exceed $100,000 at the time of such termination of employment, such benefit shall be paid in the form of a single sum distribution of the value of the participant’s non-grandfathered benefit determined as of the last day of the month preceding the payment date.

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In the absence of an effective election, and assuming that the provisions in the two bullet points immediately above do not apply, non-grandfathered SERP benefits owed to the participant will be paid in the form of an annuity for the participant’s lifetime that is the actuarial equivalent of the participant’s single sum amount, and that commences on the payment date.

A participant who elects, or is deemed to have elected, either the straight life annuity or the joint and survivor annuity described above may, in accordance with procedures established by the Committee, change his election to the other annuity option at any time prior to the payment date.

Unless otherwise provided in a participant agreement, if a participant dies on or after July 1, 2000 and before the payment date, a single sum distribution equal to the value of the participant’s benefit that otherwise would have been payable under the SERP will be paid to the participant’s designated beneficiary as soon as administratively practicable following the participant’s death.

Notwithstanding the foregoing, distribution of any non-grandfathered benefit that is made as a result of a termination of employment for a reason other than death, to persons who are “specified employees” under Internal Revenue Code Section 409A and guidance thereunder (basically, executive officers) must be deferred until the earlier of (i) the first day of the seventh month following the participant’s termination of employment or (ii) the date of the participant’s death.

If a participant is involuntarily terminated following or incident to a change in control, the participant shall automatically become fully vested in his or her benefit under the SERP and such benefits shall become payable.

Calculation of Benefits Potentially Payable to our Named Executive Officers Under the SERP if a Triggering Event had Occurred as of December 31, 2010

The lump sum or annuity amounts that would have been payable under the SERP to each of our Named Executive Officers if they had become eligible for benefits as of December 31, 2010 are set forth below. Also set forth below are the payments that would have been made to each Named Executive Officer’s designated beneficiary if the officer had died December 31, 2010.

For Mr. Timmerman, the lump sum amount would have been $ 3,262,021. Alternatively, Mr. Timmerman could have elected to receive a lump sum of $1,118,706 as of December 31, 2010 and monthly payments of $14,546 commencing January 1, 2011 for the remainder of his lifetime. In the event Mr. Timmerman had been eligible to receive benefits and had elected to receive the aforementioned monthly annuity, his designated beneficiary would have received monthly payments of $8,728 for up to 15 years upon Mr. Timmerman’s death. If Mr. Timmerman had died December 31, 2010 before becoming eligible for benefits, his beneficiary would have been entitled to the full lump sum payment of $3,262,021.

For Mr. Addison, the lump sum amount would have been $223,227. Alternatively, Mr. Addison could have elected to receive a lump sum of $173,656 as of December 31, 2010 and monthly payments of $270 commencing January 1, 2011 for the remainder of his lifetime. In the event Mr. Addison had been eligible to receive benefits and had elected to receive the aforementioned monthly annuity, his designated beneficiary would have received monthly payments of $162 for up to 15 years upon Mr. Addison’s death. If Mr. Addison had died December 31, 2010 before becoming eligible for benefits, his beneficiary would have been entitled to the full lump sum payment of $223,227.

For Mr. Marsh, the lump sum amount would have been $770,377. Alternatively, Mr. Marsh could have elected to receive a lump sum of $435,917 as of December 31, 2010 and monthly payments of $1,940 commencing January 1, 2011 for the remainder of his lifetime. In the event Mr. Marsh had been eligible to receive benefits and had elected to receive the aforementioned monthly annuity, his designated beneficiary would have received monthly payments of $1,164 for up to 15 years upon Mr. Marsh’s death. If Mr. Marsh had died December 31, 2010 before becoming eligible for benefits, his beneficiary would have been entitled to the full lump sum payment of $770,377.

For Mr. Bullwinkel, the lump sum amount would have been $1,039,020. Alternatively, Mr. Bullwinkel could have elected to receive a lump sum of $300,999 as of December 31, 2010 and monthly payments of $4,819 commencing January 1, 2011 for the remainder of his lifetime. In the event Mr. Bullwinkel had been eligible to receive benefits and had elected to receive the aforementioned monthly annuity, his designated beneficiary would have received monthly payments of $2,891for up to 15 years upon Mr. Bullwinkel’s death. If Mr. Bullwinkel had died December 31, 2010 before becoming eligible for benefits, his beneficiary would have been entitled to the full lump sum payment of $1,039,020.

For Mr. Byrne, the lump sum amount would have been $420,840. Alternatively, Mr. Byrne could have elected to receive a lump sum of $276,325 as of December 31, 2010 and monthly payments of $795 commencing January 1, 2011 for the remainder of his lifetime. In the event Mr. Byrne had been eligible to receive benefits and had elected to receive the aforementioned monthly annuity, his designated beneficiary would have received monthly payments of $477 for up to 15 years upon Mr. Byrne’s death. If Mr. Byrne had died December 31, 2010 before becoming eligible for benefits, his beneficiary would have been entitled to the full lump sum payment of $420,840.

Executive Deferred Compensation Plan

The EDCP is described in the narrative following the 2010 Nonqualified Deferred Compensation table on page     . As discussed in that section, amounts deferred under the Plan are required to be paid, or begin to be paid, as soon as practicable following the earliest of a participant’s death, termination of employment, or with respect to pre-2005 deferrals and hypothetical earnings thereon, disability. All amounts payable at a date certain prior to termination of employment, death, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, disability, must be paid in the form of a single cash payment. Payments made after termination of employment, death, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, disability, will also be paid in the form of a single cash payment. Instead of a single cash payment, a participant may, however, elect to have all amounts payable as a result of termination of employment after attainment of age 55, death while employed and after attainment of age 55, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, termination of employment due to disability, paid in the form of annual installments over a period not to exceed five years with respect to post-2004 deferrals and hypothetical earnings thereon or 15 years with respect to pre-2005 deferrals and hypothetical earnings thereon. All amounts credited to a participant’s ledger account continue to be hypothetically invested among the investment alternatives until such amounts are paid in full to the participant or his or her beneficiary.

The “Aggregate Balance at Last FYE” column of the 2010 Nonqualified Deferred Compensation table on page             shows the amounts that would have been payable under the EDCP to each of our Named Executive Officers, as of December 31, 2010, (i) with respect to amounts payable at a date certain prior to termination of employment, death, or, as to pre-2005 deferrals and hypothetical earnings thereon, disability, and (ii) with respect to amounts payable after termination of employment, death, or, as to pre-2005 deferrals and hypothetical earnings thereon, disability, if they had been paid using the single sum form of payment. If the Named Executive Officers instead chose payment of the deferrals in annual installments, the annual installment payments over the payment periods selected by the Named Executive Officers are estimated as set forth below: Mr. Timmerman — $801,769; Mr. Addison — $78,825; Mr. Marsh — $213,368; Mr. Bullwinkel — $372,398; and Mr. Byrne — $149,089.

Consulting Agreement with our Chief Executive Officer

In connection with Mr. Timmerman’s upcoming retirement from our Board on November 30, 2011, our subsidiary South Carolina Electric & Gas Company (“SCE&G”) entered into a consulting agreement with him on January 7, 2011 to provide independent consulting services following his retirement to SCE&G with respect to nuclear engineering and other generating projects. The term of the consulting arrangement will begin on December 1, 2011 and will end on the commercial operation date of SCE&G’s V.C. Summer Nuclear Station Unit 2 or December 1, 2016, whichever first occurs.

During the term of the consulting arrangement, the agreement prohibits Mr. Timmerman from (a) becoming employed on a full-time basis for any employer or (b) in any manner, directly or indirectly, either individually or in partnership or in conjunction with any person or persons, firm, association, syndicate, company or corporation as principal, agent, shareholder owning 5% or more of any class of equity securities, independent contractor, employee, director or in any other manner whatsoever, carrying on or being engaged in or being concerned with or advising any electric or gas utility or supplier with a service territory contiguous to or overlapping the service territory of SCE&G and any of its affiliates or any person or persons, firm, association, syndicate, company or corporation engaged in or involved with nuclear related issues for electric utilities or the generation of electricity. The agreement also requires Mr. Timmerman to keep SCE&G’s proprietary and/or nonpublic information confidential and not to use it for any purpose other than providing consulting services under the agreement. Mr. Timmerman will be paid an annual consulting fee of $360,000 during the term of the consulting arrangement, which may be terminated by SCE&G if Mr. Timmerman breaches the noncompetition provisions or otherwise materially breaches the agreement. The Board approved the terms of the consulting agreement.

Discussion of Plans are Summaries Only

The discussions of our various compensation plans in this “Executive Compensation” section of the Proxy Statement are merely summaries of the Plans and do not create any rights under any of the Plans and are qualified in their entirety by reference to the Plans themselves.

DIRECTOR COMPENSATION

Board Fees

Our Board reviews director compensation every year with guidance from the Nominating Committee. In making its recommendations, the Committee is required by our Governance Principles to consider that compensation should fairly pay directors for work required in a company of our size and scope, compensation should align directors’ interests with the long-term interests of shareholders, and the compensation structure should be transparent and easy for shareholders to understand. We also consider the risks inherent in board service. Approximately every other year, the Nominating Committee considers relevant publicly available data in making recommendations. The Committee may also consider recommendations from our Chairman and Chief Executive Officer.

Officers who are also directors do not receive additional compensation for their service as directors. Annual compensation for non-employee directors consists of the following:

•	an annual retainer of $45,000, all of which is currently required to be paid in shares of our common stock;

•	a fee of $6,500 for attendance at regular quarterly meetings of the Board of Directors;

•	a fee of $6,000 for attendance at all-day meetings of the Board of Directors other than regular meetings;

•	a fee of $3,000 for attendance at half-day meetings of the Board of Directors other than regular meetings;

•	a fee of $3,000 for attendance at a committee meeting held on a day other than a day a regular meeting of the Board of Directors is held;

•	a fee of $300 for telephonic meetings of the Board of Directors or a committee that lasts fewer than 30 minutes;

•	a fee of $600 for telephonic meetings of the Board of Directors or a committee that lasts more than 30 minutes; and

•	reimbursement of reasonable expenses incurred in connection with all of the above.

Directors’ retainer fees are paid annually in shares of our common stock, and meeting attendance and conference fees are paid in cash at such times as the Board determines. Retainer and meeting attendance and conference fees may be deferred at the director’s election pursuant to the terms of the Director Compensation and Deferral Plan discussed below.

Director Compensation and Deferral Plan

Since January 1, 2001, non-employee director compensation and related deferrals have been governed by the SCANA Director Compensation and Deferral Plan. Amounts deferred by directors in previous years under the SCANA Voluntary Deferral Plan continue to be governed by that plan. At the Annual Meeting, we are seeking shareholder approval of an amendment to this Plan to increase the number of shares authorized for issuance, as discussed below in the section “Proposal 2 — Approval of Amendment to the Director Compensation and Deferral Plan.”

Under the Director Compensation and Deferral Plan, instead of receiving an annual payment of the entire retainer fee in shares of our common stock, a director may make an annual irrevocable election to defer all or a portion of the annual retainer fee into an investment in our common stock, with distribution from the plan to be ultimately payable in shares of our common stock. A director also may elect to defer all or a portion of meeting attendance and conference fees into an investment in our common stock or into a growth increment ledger which is credited with growth increments based on the prime interest rate charged from time to time by Wachovia Bank, N.A., as determined by us, with distribution from the Plan to be ultimately payable in cash or stock as the Plan(s) may dictate. Amounts payable in our common stock accrue earnings during the deferral period at our dividend rate. All dividends attributable to shares of our common stock credited to each director’s stock ledger account will be converted to additional credited shares of our common stock as though reinvested as of the next business day after the dividend is paid. Directors do not have voting rights with respect to shares credited to their accounts under the plan. A director’s growth increment ledger will be credited on the first day of each calendar quarter, with a growth increment computed on the average balance in the director’s growth increment ledger during the preceding calendar quarter. The growth increment will be equal to the amount in the director’s growth increment ledger multiplied by the average interest rate we select during the preceding calendar quarter times a fraction the numerator of which is the number of days during such quarter and the denominator of which is 365. Growth increments will continue to be credited until all of a director’s benefits have been paid out of the Plan.

We establish a ledger account for each director that reflects the amounts deferred on his or her behalf and deemed investment of such amounts into a stock ledger account or a growth investment ledger account. Each ledger account will separately reflect the pre-2005 and post-2004 deferrals and earnings thereon, and the portion of the post-2004 deferrals and earnings thereon payable at a date certain and the portion payable when the director separates from service from the Board. In this discussion, we refer to pre-2005 deferrals as the “pre-2005 ledger account” and to post-2004 deferrals as the “post-2004 ledger account.”

Directors may elect for payment of any post-2004 deferrals to be until the earlier of separation from service from the Board for any reason or a date certain, subject to any limitations we may choose to apply at the time of election. If a participant does not make a payment election with respect to amounts deferred for any deferral period, such deferrals will be paid in a lump sum payment as soon as practicable after the director’s separation from service from the Board.

Subject to the acceleration provisions of the Plan and Board approval with respect to pre-2005 deferrals, a director may elect an additional deferral period of at least 60 months with respect to any previously deferred amount credited to his or her post-2004 ledger account that is payable at a date certain, and an additional deferral period of at least 12 months for each separate deferral credited to his or her pre-2005 ledger account. With respect to amounts deferred until separation from service from the Board, directors may also elect a new manner of payment with respect to any previously deferred amounts, provided that, in the case of amounts credited to post-2004 ledger accounts that are payable on separation from service from the Board, payments are delayed for 60 months from the date payments would otherwise have commenced absent the election. Directors had the opportunity to elect at any time prior to January 1, 2009 to change the deferral period (accelerate or defer) and/or method of payment with respect to any post-2004 ledger account that was not scheduled for payment in 2008, provided such change did not cause any amounts to be paid in 2008 or cause any amounts otherwise payable in 2008 to be deferred to a later year.

Amounts credited to directors’ post-2004 ledger accounts that are scheduled to be paid at a date certain will be paid in the form of a single sum payment as soon as practicable after the date certain. With respect to amounts credited to pre-2005 ledger accounts, and amounts credited to post-2004 ledger accounts that are scheduled to be paid on separation from service from the Board, directors must irrevocably elect (subject to certain permitted changes) to have payment made in accordance with one of the following distribution forms:

•	a single sum payment;

•	a designated number of installments payable monthly, quarterly or annually, as elected (and in the absence of an election, annually), over a specified period not in excess of 20 years; or

•

in the case of a post-2004 ledger account, payments in the form of annual installments with the first installment being a single sum payment of 10% of the post-2004 ledger account determined immediately prior to the date such payment is made and with the balance of the post-2004 ledger account being paid in annual installments over a total specified period not in excess of 20 years.

Such payments will be paid or commence to be paid as soon as practicable after the conclusion of the deferral period elected.

Notwithstanding any payment election made by a director:

•	payments will be paid, or begin to be paid, as soon as practicable following the director’s separation from service from the Board for any reason except as otherwise provided below;

•

if a director dies prior to the payment of all or a portion of the amounts credited to his ledger account, the balance of any amount payable will be paid in a cash lump sum to his designated beneficiaries;

•

if a director ceases to be a nonemployee director but thereafter becomes our employee, all pre-2005 ledger accounts will be paid as soon as practicable after he or she becomes our employee in a single lump sum payment and all post-2004 ledger accounts will be paid as soon as practicable after he or she has incurred a separation from service as a nonemployee director (as determined in accordance with Internal Revenue Code Section 409A);

•	if a director’s post-2004 ledger account balance is less than $100,000 ($5,000 for pre-2005 ledger accounts) at the time for payment specified, such amount will be paid in a single payment; and

•

in the case of any post-2004 ledger accounts that are payable on separation from service from the Board and that are subject to an additional deferral period of 60 months as a result of the modification of the manner of payment, no payment attributable to any post-2004 ledger accounts will be accelerated to a date earlier than the expiration of the 60 month period.

We, at our sole discretion, may alter the timing or manner of payment of deferred amounts if the director establishes, to our satisfaction, an unanticipated and severe financial hardship that is caused by an event beyond the director’s control. In such event, we may:

•	provide that all, or a portion of, the amount previously deferred by the director immediately be paid in a lump sum cash payment;

•	provide that all, or a portion of, the installments payable over a period of time immediately be paid in a lump sum cash payment; or

•	provide for such other installment payment schedules as we deem appropriate under the circumstances.

For pre-2005 ledger accounts, severe financial hardship will be deemed to have occurred in the event of the director’s or a dependent’s sudden, lengthy and serious illness as to which considerable medical expenses are not covered by insurance or relative to which there results a significant loss of family income, or other unanticipated events of similar magnitude. For post-2004 ledger accounts, severe financial hardship will be deemed to have occurred from a sudden or unexpected illness or accident of the director or the director’s spouse, beneficiary or dependent, loss of the director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the director’s control.

During 2010, Messrs. Amick, Micali, Sloan, Stowe and York and Ms. Miller elected to defer 100% of their compensation and earnings and Messrs. Bennett, Hagood, Martin and Roquemore deferred a portion of their earnings under the Director Compensation and Deferral Plan.

Endowment Plan

Upon election to a second term, a director becomes eligible to participate in the SCANA Director Endowment Plan, which provides for us to make tax deductible, charitable contributions totaling $500,000 to institutions of higher education designated by the director. The Plan is intended to reinforce our commitment to quality higher education and to enhance our ability to attract and retain qualified board members. A portion is contributed upon retirement of the director and the remainder upon the director’s death. As of December 31, 2010, the cash obligation under the Plan was $9.1 million pre-tax and $5.619 million (assumes 38.25% bracket) after-tax. The Plan is funded through insurance policies on the lives of the directors. The 2010 premium for such insurance was $116,339. Currently the premium estimate for 2011 is also $116,339.

Designated institutions of higher education in South Carolina, North Carolina and Georgia must be approved by our Chief Executive Officer. Institutions in other states must be approved by the Human Resources Committee. The designated institutions are reviewed on an annual basis by the Chief Executive Officer to assure compliance with the intent of the Plan.

Discussions of Plans are Summaries Only

The discussions of our various plans, including the Director Compensation and Deferral Plans and the Director Endowment Plan, are merely summaries of the plans and do not create any rights under any of the plans, and are qualified in their entirety by reference to the plans themselves.

2010 DIRECTOR COMPENSATION

The following table sets forth the compensation we paid to each of our non-employee directors in 2010.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
B. L. Amick	$53,000	$45,000	—	—	—	—	$98,000
J. A. Bennett	$62,000	$45,000	—	—	—	—	$107,000
S. A. Decker	$59,000	$45,000	—	—	—	—	$104,000
D. M. Hagood	$59,000	$45,000	—	—	—	—	$104,000
J. W. Martin, III	$59,000	$45,000	—	—	—	—	$104,000
J. M. Micali	$62,000	$45,000	—	—	—	—	$107,000
L. M. Miller	$62,000	$45,000	—	—	—	—	$107,000
J. W. Roquemore	$65,000	$45,000	—	—	—	—	$110,000
M. K. Sloan	$62,000	$45,000	—	—	—	—	$107,000
H. C. Stowe	$65,000	$45,000	—	—	—	—	$110,000
G. S. York(2)	$18,500	$45,000	—	—	—	—	$63,500

(1)	The annual retainer of $45,000 is required to be paid in our common stock. Shares were issued on January 6, 2010, at a weighted average purchase price of $37.25 in order to satisfy the retainer fee obligation.

(2)	Mr. York retired from the Board of Directors at the 2010 Annual Meeting held on May 6, 2010.

AUDIT COMMITTEE REPORT

In connection with the December 31, 2010 financial statements, the Audit Committee (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (iii) received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and (iv) discussed with the independent accountant the independent accountant’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Mr. Harold C. Stowe (Chairman)

Mr. D. Maybank Hagood

Mr. James W. Roquemore

Mr. Maceo K. Sloan

PROPOSAL 2 — APPROVAL OF AMENDMENT TO THE DIRECTOR COMPENSATION AND DEFERRAL PLAN

At the Annual Meeting, we are submitting to shareholders for approval a proposed amendment to the Director Compensation and Deferral Plan (the “Plan”) to increase by 150,000 shares the number of authorized shares of common stock available for issuance under the Plan. The Plan is intended to promote the achievement of our long-term objectives by (i) linking the personal interests of non-employee directors to those of our shareholders, and (ii) attracting and retaining non-employee directors of outstanding competence by mandating that a certain portion, as determined from time to time, of the retainer fee of each non-employee director be paid in shares of our common stock, unless such amount is voluntarily deferred to a future date in accordance with the Plan’s terms.

As discussed above under “Director Compensation – Board Fees,” pursuant to the Plan, we currently pay 100% of directors’ annual retainer fees in shares of our common stock. As further discussed above under “Director Compensation – Director Compensation and Deferral Plan,” under the Plan, a director may make an annual irrevocable election to defer all or a portion of the annual retainer fee into an investment in our common stock, with distribution from the plan to be ultimately payable in shares of our common stock. A director also may elect to defer all or a portion of meeting attendance and conference fees into an investment in our common stock.

The number of shares of SCANA common stock originally authorized for issuance under the Plan when it was adopted was 100,000. The shareholders subsequently approved an amendment to the plan to authorize an additional 150,000 shares for issuance. As of February 1, 2011, 15,495 shares remained available for issuance under the Plan. That number is estimated to be sufficient to allow us to pay retainer fees in common stock, and allow for deferrals of fees into an investment in shares of common stock, only until late 2011.

Because the Board wishes to continue to be able to pay directors’ retainer fees in shares of our common stock, and to encourage non-employee directors to invest in our common stock pursuant to the Plan, the Board has determined to amend the Plan, subject to shareholder approval, to add an additional 150,000 shares of our common stock to the number of shares authorized for issuance under the Plan, and to submit the amendment to the Plan for shareholder approval at the 2011 Annual Meeting. Management believes that if the amendment to the Plan is approved, the increased number of shares would be sufficient to satisfy Plan requirements for approximately five years.

If the shareholders do not approve the amendment to the Plan, the Plan as currently in effect would continue until all the shares now authorized for issuance under the Plan have been issued. In addition, if the shareholders do not approve the amendment, the Board will likely find it necessary to change its current director share ownership policy, as further discussed above in the section “Governance Information-Director Qualification Criteria.”

The Board of Directors recommends that shareholders vote FOR approval of the amendment to the Plan.

Summary Description of the Plan

The following summary of the terms of the Plan is qualified in its entirety by reference to the text of the Plan (as currently in effect) and the amendment. If adopted by the shareholders the amendment to the Plan will become effective immediately.

•	Administration. The Plan is administered by the Board.

•

Eligibility. Only non-employee directors are eligible to participate in the Plan. There are currently 10 non-employee directors; however, because of retirements and the addition of new individuals as directors and because the Board may decrease or increase in size from time to time, the total number of persons who will participate in the Plan cannot be determined at this time.

•

Stock Available for Issuance through the Plan. The Plan currently provides for the issuance of up to 250,000 shares of SCANA common stock, of which 234,505 have been issued or are being held for issuance at the end of the deferral period as of February 1, 2011. This number is subject to adjustments as described in “Adjustments and Amendments” below. On February 1, 2011, the closing price for a share of SCANA common stock as reported on the New York Stock Exchange composite tape was $42.79.

•

Adjustments and Amendments. The Plan provides for appropriate adjustment to the number of shares of SCANA common stock to be issued under the Plan, as well as with respect to any deferred amounts credited to a participant’s deferral account, in the event of changes in outstanding SCANA common stock by reason of a merger, stock split or certain other similar events that effect a change in SCANA’s capital stock. Subject to the terms of the Plan, the Board may at any time and from time to time amend, modify or terminate the Plan. However, no amendment may (i) increase the total number of shares of SCANA common stock that may be issued under the Plan or (ii) modify the requirements as to Plan eligibility without shareholder approval.

•

Deferrals. Under the Plan, and at a time decided by the Company before the beginning of each service period, a director irrevocably may elect to defer all or a portion of compensation earned for such service period. In the case of a director elected to the Board of Directors during the service period, the director may elect, within 30 days of his election to the Board of Directors, to defer all or a portion of his compensation for services to be performed subsequent to his election.

•

Fair Market Value. Deferrals to the company stock ledger are converted into shares of SCANA common stock based on the fair market value of SCANA common stock on the date the deferrals would otherwise have been paid to the director. The number of shares issued to a non-deferring director is based on the fair market value of SCANA stock on the payment date.

•

Additional Information About the Plan. Additional information about the operation of the Plan, payment of deferrals, and possible acceleration of payments is set forth above in the section “Director Compensation – Director Compensation and Deferral Plan.”

Federal Income Tax Consequences

Generally, SCANA will receive an income tax deduction at the same time and in the same amount as any amount that is taxable to a participant as ordinary income. Participants will recognize income when they receive stock or cash from the Plan.

New Plan Benefits

The benefits to be received under the Plan by particular individuals are not determinable at this time. All benefits under the Plan will be earned by individuals who are non-employee directors of SCANA.

Equity Compensation Plan Information

Equity securities issuable under SCANA’s compensation plans at December 31, 2010 are summarized as follows:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Long-Term Equity Compensation Plan	50,343	$27.49	3,138,638
Non-Employee Director Compensation Plan	n/a	n/a	26,944
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	50,343	$27.49	3,165,582

PROPOSAL 3 — APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 150,000,000 TO 200,000,000.

Our Board has determined advisable and, subject to shareholder approval, adopted an amendment (the “Amendment”) to our articles of incorporation to provide for an increase in the number of shares of our common stock authorized for issuance from 150,000,000 to 200,000,000.

If approved by the shareholders, the Amendment will become effective upon the filing of articles of amendment with the Secretary of State of South Carolina, which filing will take place as soon as possible following the 2011 Annual Meeting. Although we currently have no definitive plans for issuance of the additional authorized shares, the Board believes that the availability of additional authorized but unissued shares of common stock will enable us to promptly and appropriately respond to future business opportunities that may require the issuance of common stock, without the delay and expense associated with convening a special shareholders’ meeting. These opportunities may include, but are not limited to, capital raising transactions (including any sales of common stock necessary to satisfy any future changes in regulatory capital requirements). The additional authorized shares may also be issued in connection with stock dividends, the SCANA Investor Plus Plan, and the SCANA Employee Stock Ownership Plan, as may be needed by those plans in the next few years, and used for other general corporate purposes.

If shareholders approve the Amendment, the number of authorized but unissued shares of common stock not reserved for a particular purpose will be 51,758,175.

If our shareholders approve the Amendment, our Board may cause the issuance of additional shares of common stock without further vote of our shareholders, except as may be required in particular cases by our organizational documents, applicable laws or regulations, or the rules of the New York Stock Exchange. The additional shares of common stock authorized in the Amendment will not be entitled to preemptive rights nor will existing shareholders have any preemptive rights to acquire any of those shares when issued. If our Board causes us to issue additional shares of common stock or securities convertible into or exercisable for common stock, such issuance could have a dilutive effect on the equity, earnings and voting interests of existing shareholders. The increase in the number of authorized shares of common stock also could discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect, although this is not the intent of our Board in proposing the Amendment. The Amendment is not being proposed in response to any known threat to acquire control of the Company.

If shareholders do not approve the Amendment, we will have a relatively small number of authorized but unissued shares that are not already reserved for issuance for other purposes, and our flexibility to pursue potential future transactions involving our common stock, our ability to issue stock dividends, and our ability to issue shares under the SCANA Investor Plus Plan and the SCANA Employee Stock Ownership Plan will be limited.

If shareholders approve the Amendment, Article 3 of our articles of incorporation will be amended to read as follows:

“3. The corporation is authorized to issue 200,000,000 shares of common stock, without par value”

For the reasons above, the Board recommends a vote “FOR” the proposal to amend our articles of incorporation to increase the number of authorized shares of common stock from 150,000,000 to 200,000,000.

PROPOSAL 4 — APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as our independent registered public accounting firm for the year ended December 31, 2010, and the Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm to audit our 2011 financial statements. Shareholders are being asked to approve this appointment at the 2011 Annual Meeting.

The Board of Directors recommends a vote FOR approval of Deloitte & Touche LLP’s 2011 appointment.

Unless you indicate to the contrary, the proxy agents intend to vote the shares represented by your proxy to approve the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit SCANA’s 2011 financial statements.

Representatives of Deloitte & Touche LLP are expected to be present and available at the 2011 Annual Meeting to make such statements as they may desire and to respond to appropriate questions from shareholders.

Pre-Approval of Auditing Services and Permitted Non-Audit Services

SCANA’s Audit Committee Charter requires the Audit Committee to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent registered public accounting firm. Pursuant to a policy adopted by the Audit Committee, its Chairman may pre-approve the rendering of services on behalf of the Audit Committee. Decisions by the Chairman to pre-approve the rendering of services are presented to the Audit Committee for approval at its next scheduled meeting.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the aggregate fees billed to SCANA and its subsidiaries for the fiscal years ended December 31, 2010 and 2009 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates.

	2010	2009
Audit Fees(1)	$2,269,354	$2,371,265
Audit Related Fees(2)	$91,500	$101,500
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$2,360,854	$2,472,765

(1)	Fees for Audit Services billed for 2010 and 2009 consisted of audits of annual financial statements, comfort letters, statutory and regulatory audits, consents and other services related to Securities and Exchange Commission filings, and accounting research.

(2)	Fees primarily for employee benefit plan audits.

In 2010 and 2009, all of the Audit Fees and Audit Related Fees were approved by the Audit Committee.

PROPOSAL 5 — ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

In 2010, Congress enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which, among other things, imposes a number of new corporate governance requirements on publicly held companies. New Section 14A of the Securities Exchange Act of 1934 (the “1934 Act”) adopted under the Dodd-Frank Act requires that, at least every three years at the annual meeting of shareholders, we must submit a separate resolution subject to a non-binding shareholder advisory vote to approve the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the 1934 Act.

This proposal gives you as a shareholder the opportunity to vote for, against, or abstain from voting, on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis,’ compensation tables and narrative discussion is hereby APPROVED.”

Because your vote is advisory, it will not be binding on our Board and may not be construed as overruling any decision by the Board, nor to create or imply any additional fiduciary duty of the Board. However, the Board will review the voting results, and may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

Shareholders are encouraged to review carefully the “Executive Compensation” section of this Proxy Statement for a detailed discussion of our executive compensation program.

Board of Directors’ Recommendation

Our overall executive compensation policies and procedures are described in the “Executive Compensation” section, including the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. Our compensation policies and procedures are centered on a pay-for-performance approach that links total rewards to achievement of corporate business unit and individual goals, and are designed to be aligned with the long-term interests of our shareholders, as described in the “Executive Compensation” section. As previously discussed, we have designed our compensation program to reward senior executive officers for their individual and collective performance and for our collective performance in achieving target goals for earnings per share and total shareholder return and other annual and long-term business objectives. We believe our program performs a vital role in keeping executives focused on improving our performance and enhancing shareholder value while rewarding successful individual executive performance in a way that helps to assure retention.

The Human Resources Committee, which is comprised entirely of independent directors, oversees our executive compensation program and continually monitors our policies to ensure that they continue to emphasize programs that reward executives for results that are consistent with shareholder interests.

Our Board and our Human Resources Committee believe that our commitment to responsible compensation practices justifies a vote by shareholders for the resolution approving the compensation of our executives as disclosed in this proxy statement.

The Board recommends a vote FOR the proposal above.

PROPOSAL 6 —ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE EXECUTIVE COMPENSATION VOTE

New Section 14A of the 1934 Act also requires that, at least every six years at the annual meeting of shareholders, we must submit a separate resolution subject to a non-binding shareholder advisory vote to determine whether shareholders believe we should submit the foregoing resolution relating to the compensation of our named executive officers at our annual meeting every year, every two years, or every three years. Because your vote is advisory, it will not be binding on our Board and may not be construed as overruling any decision by the Board, nor to create or imply any additional fiduciary duty of the Board. However, the Board may, in its sole discretion, take into account the outcome of the vote in determining the frequency with which it will submit the resolution on executive compensation to shareholders.

We ask for your advisory vote to choose among the following three alternative resolutions. You may only choose one of the three alternatives: “OPTION 1 (Every Year),” “OPTION 2 (Every Two Years),” “OPTION 3 (Every Three Years),” or you may abstain from voting.

OPTION 1 (Every Year)

“RESOLVED, that a non-binding shareholder advisory vote with respect to approval of the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statements pursuant to the executive compensation disclosure requirements of the Securities and Exchange Commission, should occur every year.”

OPTION 2 (Every Two Years)

“RESOLVED, that a non-binding shareholder advisory vote with respect to approval of the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statements pursuant to the executive compensation disclosure requirements of the Securities and Exchange Commission, should occur every two years.”

OPTION 3 (Every Three Years)

“RESOLVED, that a non-binding shareholder advisory vote with respect to approval of the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statements pursuant to the executive compensation disclosure requirements of the Securities and Exchange Commission, should occur every three years.”

Board of Directors’ Recommendation

After careful consideration, the Board of Directors recommends that future advisory votes on executive compensation occur every three years. We believe that this frequency is appropriate for a number of reasons, including:

•

As discussed above, our executive compensation philosophy is focused on aligning Company objectives with long-term shareholder value, and accordingly, our executive compensation approach does not vary significantly from year to year;

•	Our Long-Term Equity Compensation Plan operates on three-year cycles;

•	A three-year advisory vote frequency aligns with this long term philosophy and corresponds with the three-year cycles; and

•

Our compensation programs do not contain any significant risks that might be of concern to our shareholders, as confirmed by reviews performed by our Risk Management Committee and discussed with our Audit Committee and the Board.

For the foregoing reasons, we encourage our shareholders to evaluate our executive compensation programs over a multi-year horizon and to review our named executive officers’ compensation over the past three fiscal years as reported in the Summary Compensation Table on page     . We also believe that a triennial advisory vote on executive compensation reflects the appropriate time frame for our Human Resources Committee and the Board of Directors to evaluate the results of the most recent advisory vote on executive compensation, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for shareholders to see and evaluate the Human Resources Committee’s actions in context. For example, because the advisory vote on executive compensation will occur after we have already implemented our executive compensation programs for each year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, in certain cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders.

Furthermore, the Board believes a more frequent advisory vote would not allow for any changes to the Company’s compensation program to be in place long enough to evaluate whether the changes were effective. For example, if the advisory vote at the Annual Meeting in 2011 led to changes to the compensation program being made later in the year in 2011 or early in 2012, those changes would be in place only a few months before the next annual advisory vote would take place at the annual meeting in 2012.

The Board of Directors is aware of and considered views of those who believe that annual advisory votes will enhance or reinforce accountability. However, because our executive compensation programs have typically not changed materially from year to year and are designed to operate over the long-term in order to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation could lead to a short-term perspective inappropriately influencing our executive compensation programs. We believe such a short-term focus would adversely affect our business, and, ultimately, shareholder value.

Although we currently believe that an advisory vote on executive compensation every three years will reflect the right balance of considerations, we intend to periodically reassess that view and, if changes in our compensation programs or other circumstances make it appropriate to do so, we can provide for an advisory vote on executive compensation on a more frequent basis.

The Board of Directors recommends that you choose a frequency of every THREE years for the shareholder advisory vote on approval of the Company’s executive compensation.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require that we disclose late filings of reports of beneficial ownership and changes in beneficial ownership of our common stock by our directors, executive officers and greater than 10% beneficial owners. To our knowledge, based solely on a review of Forms 3, 4 and 5 and amendments to such forms furnished to us and written representations made to us, all filings on behalf of such persons were made on a timely basis in 2010, with the exception of one filing for our executive officer, Paul V. Fant, which was submitted one day late due to an administrative oversight.

Shareholder Proposals and Nominations

In order to be considered for inclusion in our proxy statement and proxy card for the 2012 Annual Meeting, a shareholder proposal must be received by us at SCANA Corporation, c/o Corporate Secretary, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033, no later than November 15, 2011. Securities and Exchange Commission rules contain standards for determining whether a shareholder proposal is required to be included in a proxy statement.

Under our bylaws, any shareholder who intends to present a proposal or nominate an individual to serve as a director at the 2012 Annual Meeting must notify us no later than November 15, 2011 of his intention to present the proposal or make the nomination. The shareholder also must comply with the other requirements in the bylaws. Any shareholder may request a copy of the relevant bylaw provision by writing to the Office of the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033.

Expenses of Solicitation

This solicitation of proxies is being made by our Board of Directors. We pay the cost of preparing, assembling and mailing this proxy soliciting material, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. We have retained Phoenix Advisory Partners, 110 Wall Street, 27th Floor, New York, NY 10005, to assist in the solicitation of proxies for the 2011 Annual Meeting at a fee of $7,500 plus associated costs and expenses.

In addition to the use of the mail, proxies may be solicited personally, by telephone, by email or other electronic means by our officers and employees without additional compensation.

View Proxy Statements and Annual Report Information Through the Internet

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR

SHAREHOLDER MEETING TO BE HELD ON APRIL 21, 2011:

The Proxy Statement, Notice of Annual Meeting, Annual Financial Statements, and Management’s Discussion and Analysis and Related Annual Report Information are available through the Internet at www.scana.com under the caption “Investor Relations — Financial Reports — Proxy Statements.”

SCANA shareholders may view proxy statements and annual report information at this website. If you choose to view proxy materials through the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.

Availability of Form 10-K

We have filed with the Securities and Exchange Commission our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. A copy of the Form 10-K, including the financial statements and financial statement schedules and a list of exhibits, will be provided without charge to each shareholder to whom this proxy statement is delivered upon our receipt of a written request from such shareholder. The exhibits to the Form 10-K also will be provided upon request and payment of copying charges. Requests for the Form 10-K should be directed to:

Byron W. Hinson

Director-Investor Relations

SCANA Corporation

220 Operation Way, Mail Code B124

Cayce, South Carolina 29033

Incorporation by Reference

We file various documents with the Securities and Exchange Commission, some of which incorporate information by reference. This means that information we have previously filed with the Securities and Exchange Commission should be considered as part of the filing.

Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed to be filed with the Securities and Exchange Commission or incorporated by reference into any of our filings under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically incorporated by reference therein.

References to Our Website Address

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

Directions to the Annual Meeting

From Charlotte:

•	Take I-77 South to Exit 9-A (Garners Ferry Road)

•	Follow the exit onto Garners Ferry Road under I-77. East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Company

•	Follow to Leaside at the end of East Exchange Place. The parking lot is located in front of the building.

From Charleston:

•	Take I-26 to I-77 North toward Charlotte

•	Take Exit 9-A and turn right at traffic light onto Garners Ferry Road. East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Company

•	Follow to Leaside at the end of East Exchange Place. The parking lot is located in front of the building

From Greenville:

•	Take I-26 East toward Columbia/Charleston

•	Take Exit 116 onto I-77 North toward Charlotte

•	Take Exit 9-A and turn right at traffic light onto Garners Ferry Road. East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Company

•	Follow to Leaside at the end of East Exchange Place. The parking lot is located in front of the building

From Downtown (Columbia):

•

Take US 378/76 East (Devine Street/Garners Ferry Road) past the Veterans Administration Hospital and under the I-77 overpass. East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Company

•	Follow to Leaside at the end of East Exchange Place. The parking lot is located in front of the building

Tickets to the Annual Meeting

An admission ticket or proof of share ownership as of the record date is required to attend the 2011 Annual Meeting. If you plan to use the admission ticket, please remember to detach it from your proxy card before mailing your proxy card. If you forget to bring the admission ticket, you will be admitted to the meeting only if you are listed as a shareholder of record as of the close of business on March 3, 2011 and bring proof of identification. If you hold your shares through a stockbroker or other nominee, you must provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a brokerage statement showing your share ownership as of March 3, 2011.

If you are a shareholder of record and your shares are owned jointly and you need an additional ticket, you should contact the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033, or call 803-217-7568.

SCANA CORPORATION

Gina Champion

Corporate Secretary

March 14, 2011

APPENDIX TO SCANA CORPORATION PROXY STATEMENT

SCANA CORPORATION

DIRECTOR COMPENSATION AND DEFERRAL PLAN

(including amendments through December 31, 2009)

SCANA CORPORATION

DIRECTOR COMPENSATION AND DEFERRAL PLAN

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7.1	Designation of Beneficiary	13
7.2	Death of Beneficiary	13
7.3	Ineffective Designation	13

SECTION 8. CHANGE IN CONTROL PROVISIONS		13
8.1	Successors	13
8.2	Amendment and Termination After Change in Control	13

SECTION 9. GENERAL PROVISIONS		14
9.1	Contractual Obligation	14
9.2	Unsecured Interest	14
9.3	“Rabbi” Trust	14
9.4	Nonalienation of Benefits	14
9.5	Severability	14
9.6	No Individual Liability	15
9.7	Applicable Law	15

SECTION 10. PLAN ADMINISTRATION, AMENDMENT AND TERMINATION		15
10.1	In General	15
10.2	Claims Procedure	15
10.3	Finality of Determination	15
10.4	Delegation of Authority	15
10.5	Expenses	15
10.6	Tax Withholding	15
10.7	Incompetency	15
10.8	Action by Company	16
10.9	Notice of Address	16
10.10	Amendment and Termination	16
10.11	Plan to Comply with Code Section 409A	16

SECTION 11. EXECUTION		16

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SCANA CORPORATION

DIRECTOR COMPENSATION AND DEFERRAL PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE

1.1	Establishment of the Plan. SCANA Corporation (the “Company”) established the SCANA Corporation Nonemployee Director Stock Plan, effective as of January 1, 1997. Effective as of January 1, 2001, the plan was renamed the “SCANA Corporation Director Compensation and Deferral Plan” (hereinafter called the “Plan”) and amended and restated to include a deferred compensation component. Effective as of January 1, 2009, the Plan was amended and restated as provided herein to comply with the requirements of Code Section 409A. Effective as of December 31, 2009, the Plan is amended and restated as provided herein.

1.2	Purpose of the Plan. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of Nonemployee Directors, as defined in Section 2(q) herein, to those of the Company’s shareholders and to attract and retain Nonemployee Directors of outstanding competence by mandating that a certain portion as may be determined from time to time of the Retainer Fee of each Participant as defined in Section 2(t) herein, be paid in Company Stock, unless such amount is voluntarily deferred to a future date in accordance with the Plan’s terms. The Plan is intended to conform to the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any replacement rule in effect from time to time (“Rule 16b-3”). The Plan also provides a means by which Nonemployee Directors may defer certain additional amounts to some future period.

SECTION 2. DEFINITIONS

2.1	Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided herein or unless a different meaning is plainly required by the context, and when the defined meaning is intended, the term is capitalized:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Act.

(c) “Beneficiary” means any person or entity who, upon the Participant’s death, is entitled to receive the Participant’s benefits under the Plan in accordance with Section 7 hereof.

(d) “Board of Directors” means the board of directors of the Company.

(e) “Change in Control” means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act, whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

(i) Any Person (as defined in Section 3(a)(9) of the Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d)) is or becomes the Beneficial Owner, directly or indirectly, of twenty-five percent (25%) or more of the combined voting power of the outstanding shares of capital stock of the Company;

(ii) During any period of two (2) consecutive years (not including any period prior to the execution of this Plan) there shall cease to be a majority of the Board of Directors comprised as

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follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting shares of capital stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of capital stock of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting shares of capital stock of the Company or such surviving entity outstanding immediately after such merger or consolidation; or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Company” means SCANA Corporation, a South Carolina corporation, or any successor thereto.

(h) “Company Stock” means the no par value common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 3.6), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(i) “Company Stock Ledger” means an appropriate bookkeeping record established in the DCD Ledger for which amounts credited are converted into hypothetical credited shares of Company Stock.

(j) “Compensation” means Retainer Fees, meeting attendance fees and conference fees payable to such a Participant during a Service Period by the Company.

(k) “Director” means an individual who is a member of the Board of Directors.

(l) “DCD Ledger” means an appropriate bookkeeping record which shall be established for each Participant which shall reflect: (1) the amounts deferred on behalf of each Participant; and (2) the crediting of deemed investments (and hypothetical earnings on those deemed investments) with respect to amounts deferred on behalf of each Participant. Each DCD Ledger shall separately reflect the pre-2005 and post-2004 deferrals and hypothetical earnings thereon, and the portion of the post-2004 deferrals and hypothetical earnings thereon payable at a date certain and the portion payable when the Participant separates from service from the Board of Directors (referred to herein as a Participant’s “pre-2005 DCD Ledger” and “post-2004 DCD Ledger”). A Participant’s pre-2005 DCD Ledger shall reflect amounts deferred hereunder before January 1, 2005 (and the earnings credited thereon before, on or after January 1, 2005) for which (i) the Participant had a legally binding right as of December 31, 2004, to be paid the amount, and (ii) such right to the amount was earned and vested as of December 31, 2004 and was credited to the Participant’s DCD Ledger hereunder. Pre-2005 DCD Ledgers are treated as “grandfathered” for the purposes of Code Section 409A, and are governed by the terms of the Plan in effect as of October 3, 2004.

(m) “Fair Market Value” of Company Stock shall mean:

(i) if the Company Stock is original issue stock, the average of the high and low sale prices of a share of the Company Stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal for the trading date immediately preceding the date Company Stock is awarded to a Participant;

(ii) if the Company Stock is purchased on the open market, the cost incurred by the Company to purchase such Company Stock;

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(iii) in the case of any distribution, the closing price for shares of Company Stock on the New York Stock Exchange on the date of distribution; and

(iv) in the case of any other transaction hereunder designed to track the investment or reinvestment of Company Stock, the closing price for shares of Company Stock on the New York Stock Exchange on the measuring date.

(n) “Growth Increment” means the amount of interest credited to amounts credited to a Participant’s Growth Increment Ledger.

(o) “Growth Increment Ledger” means an appropriate bookkeeping record established in the DCD Ledger for which amounts are credited with Growth Increments.

(p) “Investor Plan” means the SCANA Investor Plus Plan.

(q) “Nonemployee Director” means a Director who is not currently employed by the Company or any subsidiary of the Company (without regard to whether such individual was previously employed by the Company).

(r) “Participant” means a Nonemployee Director satisfying the eligibility requirements of Section 3.

(s) “Plan” means the SCANA Corporation Director Compensation and Deferral Plan.

(t) “Retainer Fees” means the amount of compensation payable to each Participant with respect to services rendered to the Company as a Director for the Service Period. Such term does not include fees for attending meetings of the Board of Directors or committees of the Board of Directors and also does not include conference fees.

(u) “Rule 16b-3” means Rule 16b-3 of the Act, as amended, or any replacement rule in effect from time to time.

(v) “Service Period” means a calendar year.

2.2	Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine and the feminine shall include the masculine, and the use of any term herein in the singular may also include the plural and the plural shall include the singular.

SECTION 3. ELIGIBILITY AND PARTICIPATION

3.1	Eligibility. All Nonemployee Directors shall automatically be eligible to participate in this Plan.

3.2	Election of Compensation Payment.

(a) Unless otherwise deferred in accordance with Section 4, each Participant’s Retainer Fee amounts shall be paid to the Participant as soon as practicable after the beginning of each Service Period and such payment shall be made in shares of Company Stock or cash, all as determined by the Company or its delegate.

(b) Unless otherwise deferred in accordance with Section 4, each Participant’s meeting attendance and conference fees shall be paid to the Participant at such times and in the form of cash or shares of Company Stock as determined by the Company or its delegate.

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(c) With respect to all payments in Company Stock under this Section 3.2, and subject to Section 3.3, each Participant shall be entitled to a number of shares of Company Stock equal to the smallest number of whole shares of Company Stock which, when multiplied by Fair Market Value would equal no less than the equivalent amount of Compensation otherwise payable to the Participant. Any remaining amounts owed shall be paid in cash.

3.3	Payment of Company Stock. In connection with amounts to be paid during a Service Period under Section 3.2 which are paid in the form of Company Stock, each Participant may elect to have the shares of Company Stock to be issued to him pursuant to the Plan during the Service Period registered in his name. In such case, all shares of Company Stock to be paid shall be issued as promptly as practicable after the amounts are otherwise payable. If a Participant does not make such an election, all shares issued pursuant to the Plan during the Service Period will be deposited into an account in his name in the Investor Plan. All cash dividends paid on shares deposited in the Investor Plan will be reinvested in additional shares of Company Stock unless the Participant notifies the Investor Plan in accordance with the terms thereof that he does not want to reinvest such dividends. During the last quarter of each calendar year in which there is a change in the prospectus for the Investor Plan, all Participants who have not been provided previously with a copy of such changed prospectus shall be provided with a copy of the then-current prospectus. In addition, each Participant who is not yet a participant in the Investor Plan shall be given an Investor Plan prospectus shortly before he becomes an Investor Plan participant.

3.4	Stock. Company Stock issued pursuant to the Plan may be either original issue or stock purchased on the open market. The Company has reserved an aggregate of 250,000 shares of original issue Company Stock for issuance pursuant to the Plan and has registered 250,000 shares with the Securities and Exchange Commission on a Form S-8. The maximum number of shares that may be issued pursuant to this Plan is 250,000 shares subject to adjustment as provided in Section 3.6. In the event of a change in the capital structure of the Company (as provided in Section 3.6), the shares resulting from such change shall be deemed to be Company Stock within the meaning of the Plan. The aggregate number of shares of Company Stock reserved shall be reduced by the issuance of shares under the Plan.

3.5	Issuance of Company Stock. Notwithstanding anything in this Plan to the contrary:

(a) The Company shall not be required to issue or deliver any certificate for shares of Company Stock to a Participant before (i) such shares have been admitted to listing on the New York Stock Exchange, (ii) the Company has received any required registration or other qualification of such shares under any state or federal law or regulation that the Company’s counsel shall determine is necessary or advisable and (iii) the Company is satisfied that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Stock any legend deemed necessary by the Company’s counsel to comply with federal or state securities laws. Until the Participant has been issued a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

(b) If at any time there may not be sufficient shares available under the Plan to permit the awards of Company Stock, the awards shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares then available for issuance under the Plan.

3.6

Effect of Stock Dividends and Other Changes in Capital Structure. Appropriate adjustments shall be made automatically to the number and kind of shares to be issued under the Plan, as well as to any deferred amounts credited to a Participant’s Company Stock Ledger and any other relevant provisions of the Plan, if there are any changes in the Company Stock by reason of a stock dividend, stock split, combination of shares, spin-off, reclassification, recapitalization, merger, consolidation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options, or warrants for the purchase of common stock or preferred stock of the Company). If the adjustment would

7

produce fractional shares, the fractional shares shall be eliminated by rounding to the nearest whole share. Any adjustments shall be made in a manner consistent with Rule 16b-3. Any such adjustments shall neither enhance nor diminish the rights of a Participant and the Company shall pay all costs of administering the Plan, including all commissions with respect to open market purchases.

SECTION 4. ELECTION TO DEFER

4.1	Deferral Election. Subject to the conditions set forth in this Plan, and such procedures established by the Company, a Participant may elect to defer amounts of Compensation as follows:

(a)	At a time decided by the Company before the beginning of each Service Period, a Participant irrevocably may elect, by written notice to the Company’s Secretary (or his designee), to defer a portion of his Compensation earned for such Service Period. In the case of a Participant elected to the Board of Directors during the Service Period, the Participant may elect, within 30 days of his election to the Board of Directors, to defer a portion of his Compensation for services to be performed subsequent to his election. Such election shall specify whether:

(i)	the Participant elects to defer all or a portion of his Retainer Fee and acknowledges that all such deferrals shall be credited to the Company Stock Ledger on his behalf; and

(ii)	the Participant elects to defer all or a portion of his meeting attendance and conference fees and designates what portions of all such deferrals shall be credited on his behalf to either the Growth Increment Ledger or the Company Stock Ledger;

provided, however, that once any portion of a Participant’s Compensation is deferred and credited to the Company Stock Ledger as provided herein, that portion of Compensation may not subsequently be credited to the Growth Increment Ledger, and once any portion of a Participant’s Compensation is deferred and credited to the Growth Increment Ledger as provided herein, that portion of Compensation may not subsequently be credited to the Company Stock Ledger.

(b)	The deferral election specified in (a) above shall be applied to the Participant’s Compensation for each Service Period (or the portion of the Service Period, as applicable) to which the deferral election applies. Any deferral election shall remain in effect for future Service Periods unless affirmatively changed in writing by the Participant and received by the Corporate Secretary by the time established for such purpose prior to the beginning of the Service Period for which the change is effective.

(c)	If a Participant makes a deferral election under Section 4.1(a) whereby amounts are credited to the Company Stock Ledger on his behalf, dividends attributable to shares of Company Stock credited to his Company Stock Ledger shall be automatically deferred and deemed reinvested pursuant to Section 5.3.

4.2	Deferral Period. With respect to deferrals made in accordance with Section 4.1, each Participant must elect a deferral period for each annual deferral. Subject to the additional deferral provisions of Section 4.3 and the acceleration provisions of Section 6.4, any post-2004 deferral may be until the earlier of (i) the Participant’s separation from service from the Board of Directors for any reason or (ii) a date certain, subject to any limitations that the Company (or its delegate) in its discretion may choose to apply at the time of the deferral election. All post-2004 deferrals to a date certain must be to the same date certain. In the absence of an election to the contrary by the Participant for amounts deferred hereunder for any deferral period, such deferrals shall be paid in a lump sum payment as soon as practicable after the Participant’s separation from service from the Board of Directors for any reason.

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4.3	Election to Defer a Previously Deferred Amount or Change the Manner of Payment.

(a)	Subject to the acceleration provisions of Section 6.4 and the Board approval requirement of Section 4.3(b) with respect to pre-2005 deferrals, a Participant may elect an additional deferral period of at least sixty (60) months with respect to any previously deferred amount credited to the post-2004 DCD Ledger that is payable at a date certain, and an additional deferral period of at least twelve (12) months for each separate deferral credited to the pre-2005 DCD Ledger. With respect to amounts deferred until separation from service from the Board of Directors, Participants may also elect a new manner of payment permitted under Section 6.2 with respect to any previously deferred amounts, provided that in the case of amounts credited to post-2004 DCD Ledgers that are payable on separation from service from the Board of Directors, payments are delayed for sixty (60) months from the date payments would otherwise have commenced absent the election. Any such election must be made by written notice to the Company (or its delegate) at least twelve (12) months before the expiration of the deferral period for any previously deferred amount with respect to which an additional deferral election is made (the “Modification Period”).

(b)	A new deferral period election or a new form of payment election made pursuant to Subsection 4.3(a) above with respect to pre-2005 DCD Ledgers shall not be automatically binding upon the Company by the mere fact of the election request(s) having been made. The Board of Directors (or its delegate) shall review each such election submitted and determine whether or not it is in the best interest of the Company to accept the elections as submitted. Such Board of Directors (or delegate) review will be made on a case-by-case basis and all determinations shall be made by the Board of Directors (or its delegate) in its sole and complete discretion after consideration of such factors as it deems relevant, including broad economic and policy implications to the Company of approving any request. The Board of Directors, or its delegate, shall notify each Participant in writing within the first sixty (60) days of the Modification Period as to whether the deferral period election or manner of payment election with respect to pre-2005 DCD Ledgers are accepted by the Company as submitted, and if not, the terms upon which such election(s) would be accepted; in the latter instance, the Participant shall, no later than on the seventy-fifth (75th) day of the Modification Period, inform the Board of Directors (or its delegate) in writing of his acceptance or rejection of the terms proffered by the Company (or its delegate). All determinations made by the Board of Directors or its delegate shall be final and binding on all parties.

4.4	Election to Change the Deferral Period and/or Form of Payment for Post-2004 DCD Ledgers.

Notwithstanding Section 4.3(a), a Participant may elect at any time prior to January 1, 2009 to change the deferral period (accelerate or defer) and/or method of payment with respect to any post-2004 DCD Ledger that is not scheduled for payment in 2008 by making written notice to the Board of Directors (or its delegates), provided such change does not cause any amounts to be paid in 2008 or cause any amounts otherwise payable in 2008 to be deferred to a later year. Any new deferral period and/or method of payment shall be subject to the requirements of Section 6.

SECTION 5. CREDITING AND INVESTMENT OF DEFERRALS

5.1

DCD Ledger. The Company shall establish for each Participant a DCD Ledger which shall reflect the amounts deferred on behalf of each Participant. In the sole discretion of the Company, one or more appropriate bookkeeping records shall be established in the DCD Ledger to reflect the deemed investments (and hypothetical earnings) made by each Participant in accordance with this Section 5 which shall include, but not be limited to, the Company Stock Ledger and the Growth Increment Ledger. Each DCD Ledger shall separately reflect the pre-2005 and post-2004 deferrals and hypothetical earnings thereon, and the portion of the post-2004 deferrals and hypothetical earnings thereon payable at a date certain and the portion payable when the Participant separates from service from the

9

Board of Directors.

5.2	Adjustment of Amounts Credited to Growth Increment Ledger. All deferrals credited to each Participant’s Growth Increment Ledger will be credited with Growth Increments based on the prime interest rate charged from time to time by the Wachovia Bank, N.A. The Company will have the authority to change the interest rate that may be applied to the Growth Increment Ledger. The Participant’s Growth Increment Ledger shall be credited on the first day of each calendar quarter, with a Growth Increment computed on the average balance in the Participant’s Growth Increment Ledger during the preceding calendar quarter. The Growth Increment shall be equal to the amount in said Growth Increment Ledger multiplied by the average interest rate selected by the Company during the preceding calendar quarter times a fraction the numerator of which is the number of days during such quarter and the denominator of which is 365. Growth Increments will continue to be credited until all of a Participant’s benefits have been paid out of the Plan.

5.3	Adjustment of Amounts Credited to Company Stock Ledger. All deferrals credited to each Participant’s Company Stock Ledger will be converted into hypothetical credited shares of Company Stock based on the Fair Market Value of the Company Stock on the date the deferrals would otherwise have been paid to the Participant. The value of each Participant’s Company Stock Ledger shall be adjusted from time to time to reflect increases and decreases in shares of Company Stock as well as any stock or cash dividends, stock splits, or other changes in the capital structure of the Company (as provided in Section 3.6), that may from time to time be declared. All dividends attributable to hypothetical shares of Company Stock credited to each Participant’s Company Stock Ledger shall be converted to additional credited shares of Company Stock as though reinvested as of the next business day after the dividend is paid.

5.4	Deemed Investments Not Actual Investments. Nothing in this Plan shall be construed to require the investment of any deferrals in shares of Company Stock or any other investment or give a Participant any rights whatsoever with respect to any shares of Company Stock or with respect to any other investment.

5.5	Charges Against DCD Ledger. There shall be charged against each Participant’s DCD Ledger any payments made to the Participant or to his Beneficiary in accordance with Section 6 hereof.

SECTION 6. PAYMENT OF DEFERRED AMOUNTS

6.1	Payment of Deferred Amounts. The aggregate amounts payable under Section 6.2 as charges against the Participant’s amount credited in the DCD Ledger shall be paid commencing with the conclusion of the deferral period selected by the Participant pursuant to Section 4.2, Section 4.3, or Section 4.4 hereof. The payments shall be made in the manner selected by the Participant under Section 6.2 of this Plan.

6.2	Manner of Payment. Amounts credited to post-2004 DCD Ledgers that are scheduled to be paid at a “date certain” payment shall be made only in the form of a single sum payment as soon as practicable after the date certain. With respect to amounts credited to pre-2005 DCD Ledgers, and amounts credited to post-2004 DCD Ledgers that are scheduled to be paid on separation from service from the Board, Participants must irrevocably elect (subject to permitted changes under Section 4.3 and the acceleration provisions of Section 6.4) to have payment made in accordance with one of the following distribution forms:

(i)	a single sum payment;
(ii)	a designated number of installments payable monthly, quarterly or annually, as elected (and in the absence of an election, annually), payable over a specified period not in excess of twenty (20) years; or

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(iii)	in the case of a post-2004 DCD Ledger, payments in the form of annual installments with the first installment being a single sum payment of ten percent (10%) of the Ledger determined immediately prior to the date such payment is made with the balance of the post-2004 DCD Ledger paid in annual installments determined in accordance with Section 6.3 over a total specified period not in excess of twenty (20) years, which shall be paid or commence to be paid as soon as practicable after the conclusion of the deferral period elected pursuant to Section 4.2 or Section 4.3. Any such election shall be made at the same time as the election made pursuant Section 4.1. Unless otherwise specifically elected, payments of all deferred amounts will be made in a single sum payment made as soon as practicable after the conclusion of the deferral period elected pursuant to Section 4.2 or Section 4.3. If a Participant elects an installment form of payment but fails to specify between the installment form under Section 6.2(ii) or the installment form under Section 6.2(iii), the Participant’s benefit will be paid in the installment form under Section 6.2(ii).

6.3	Form of Payment. Amounts credited to a Participant’s Growth Increment Ledger and Company Stock Ledger shall be paid as follows:

(a)	Amounts credited to the Participant’s Growth Increment Ledger shall be paid in cash. If a Participant’s benefit hereunder is to be paid in installments, the amount of each payment shall be equal to the amount credited to the Participant’s Growth Increment Ledger at the time of payment multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining.

(b)	Amounts credited to the Participant’s Company Stock Ledger shall be paid in shares of Company Stock with any amount representing a partial share of Company Stock paid in cash. A payment of an amount credited to the Participant’s Company Stock Ledger shall be converted into actual shares of Company Stock as soon as practicable prior to each payment being made to the Participant. If a Participant’s benefit hereunder is to be paid in installments, the amount of each payment shall be equal to the number of shares of Company Stock then credited to the Participant’s Company Stock Ledger multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining. Any amounts attributable to a partial share of Company Stock as of any installment payment date shall be paid in cash with each installment.

6.4	Acceleration of Payments. Notwithstanding the election made pursuant to Section 4.2, Section 4.3, or Section 4.4,

(a)	payments shall be paid, or begin to be paid, as soon as practicable following the Participant’s separation from service from the Board of Directors for any reason except as otherwise provided herein;

(b)	if a Participant dies prior to the payment of all or a portion of the amounts credited to his DCD Ledger, the balance of any amount payable shall be paid in a cash lump sum to the Beneficiaries designated under Section 7 hereof;

(c)	if a Participant ceases to be a Nonemployee Director but thereafter becomes an employee of the Company (or any of its subsidiaries or affiliates), all pre-2005 DCD Ledgers shall be paid as soon as practicable after such individual becomes an employee of the Company (or any of its subsidiaries or affiliates) in a single sum payment and all post-2004 DCD Ledgers shall be paid as soon as practicable after such individual has incurred a separation from service as a Nonemployee Director (as determined in accordance with Code Section 409A);

(d)	if a Participant’s post-2004 DCD Ledger balance is less than $100,000 ($5,000 for pre-2005 DCD Ledgers) at the time for payment specified, such amount shall be paid in a single sum payment;

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and

(e)	if applicable, the provisions of Section 8 shall apply.

Notwithstanding Section 6.4(a), in the case of any post-2004 DCD Ledgers that are payable on separation from service from the Board of Directors and that are subject to an additional deferral period of sixty (60) months under Section 4.3(a) as a result of the modification of the manner of payment, no payment attributable to any post-2004 DCD Ledgers shall be accelerated under Section 6.4(a) to a date earlier than the expiration of the sixty (60) month period.

6.5	Financial Emergency. The Company (or its delegate), at its sole discretion, may alter the timing or manner of payment of deferred amounts if the Participant establishes, to the satisfaction of the Company (or its delegate), an unanticipated and severe financial hardship that is caused by an event beyond the Participant’s control. In such event, the Company (or its delegate) may:

(a)	provide that all, or a portion of, the amount previously deferred by the Participant immediately shall be paid in a lump sum cash payment,

(b)	provide that all, or a portion of, the installments payable over a period of time immediately shall be paid in a lump sum cash payment, or

(c)	provide for such other installment payment schedules as it deems appropriate under the circumstances,

as long as the amount distributed shall not be in excess of that amount which is necessary for the Participant to satisfy the financial emergency. For pre-2005 DCD Ledgers, severe financial hardship will be deemed to have occurred in the event of the Participant’s or a dependent’s sudden, lengthy and serious illness as to which considerable medical expenses are not covered by insurance or relative to which there results a significant loss of family income, or other unanticipated events of similar magnitude. For post-2004 DCD Ledgers, severe financial hardship will be deemed to have occurred from a sudden or unexpected illness or accident of the Participant or the Participant’s spouse, Beneficiary or dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control. Examples of events that may constitute an unforeseeable emergency for post-2004 DCD Ledgers include the imminent foreclosure of or eviction from the Participant’s primary residence; the need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication; and the need to pay for the funeral expenses of the Participant’s spouse, Beneficiary or dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)). The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or by cessation of deferrals under the Plan. Examples of circumstances that are not considered to be unforeseeable emergencies include the need to send a Participant’s child to college or the desire to purchase a home. The Company’s decision (or that of its delegate) in passing on the severe financial hardship of the Participant and the manner in which, if at all, the payment of deferred amounts shall be altered or modified shall be final, conclusive, and not subject to appeal. The Company shall consider any requests for payment under this Section 6.5 in accordance with the standards of interpretation described in Code Section 409A and the regulations and other guidance thereunder.

6.6	Compliance with Domestic Relations Order. Notwithstanding anything to the contrary in this Plan, a distribution shall be made from the Participant’s DCD Ledgers to an individual other than the Participant to the extent necessary to comply with a domestic relations order (as defined in Code Section 414(p)(1)(B)).

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SECTION 7. BENEFICIARY DESIGNATION

7.1 Designation of Beneficiary. A Participant shall designate a Beneficiary or Beneficiaries who, upon the Participant’s death, are to receive the amounts that otherwise would have been paid to the Participant. All designations shall be in writing and signed by the Participant. The designation shall be effective only if and when delivered to the Company during the lifetime of the Participant. The Participant also may change his Beneficiary or Beneficiaries by a signed, written instrument delivered to the Company. The payment of amounts shall be in accordance with the last unrevoked written designation of Beneficiary that has been signed and delivered to the Company. All Beneficiary designations shall be addressed to the Company’s Secretary and delivered to his office.

7.2	Death of Beneficiary.

(a)	In the event that all of the Beneficiaries named pursuant to Section 7.1 predecease the Participant, the amounts that otherwise would have been paid to said Beneficiaries shall, where the designation fails to redirect to alternate Beneficiaries in such circumstance, be paid to the Participant’s estate as the alternate Beneficiary.

(b)	In the event that two or more Beneficiaries are named, and one or more but less than all of such Beneficiaries predecease the Participant, each surviving Beneficiary shall receive any proportion or amount of funds designated or indicated for him per the designation under Section 7.1, and the indicated share of each predeceased Beneficiary which the designation fails to redirect to an alternate Beneficiary in such circumstance shall be paid to the Participant’s estate as an alternate Beneficiary.

7.3	Ineffective Designation.

(a)	In the event the Participant does not designate a Beneficiary, or if for any reason such designation is entirely ineffective, the amounts that otherwise would have been paid to the Beneficiary shall be paid to the Participant’s estate as the alternate Beneficiary.

(b)	In the circumstance that designations are effective in part and ineffective in part, to the extent that a designation is effective, distribution shall be made so as to carry out as closely as discernable the intent of the Participant, with the result that only to the extent that a designation is ineffective shall distribution instead be made to the Participant’s estate as an alternate Beneficiary.

SECTION 8. CHANGE IN CONTROL PROVISIONS

8.1	Successors. Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, subject to the remaining provisions of this Section 8.1. Participants shall become entitled to benefits hereunder in accordance with the terms of this Plan, based on amounts credited to each Participant’s DCD Ledger as of the date of such Change in Control plus accumulated Growth Increments attributable thereto (adjusted to reflect any change from the most recent Growth Increment calculation to the end of the month prior to the month such amounts are distributed to each Participant). In such case, any successor to the Company shall not be required to provide for additional deferral of benefits beyond the date of such Change in Control except as required under Code Section 409A.

8.2	Amendment and Termination After Change in Control. Notwithstanding the foregoing, and subject to this Section 8, no amendment,

13

modification or termination of the Plan may be made, and no Participants may be added to the Plan, upon or following a Change in Control if it would have the effect of reducing any benefits earned (including optional forms of distribution) prior to such Change in Control without the written consent of all of the Plan’s Participants covered by the Plan at such time. In all events, however, the Company reserves the right to amend, modify or delete the provisions of Section 8 at any time prior to a Change in Control, pursuant to a Board of Directors resolution adopted by a vote of two-thirds (2/3) of the Board of Directors members then serving on the Board of Directors.

SECTION 9. GENERAL PROVISIONS

9.1	Contractual Obligation. It is intended that the Company is under a contractual obligation to make payments from a Participant’s DCD Ledger when due. Payment of amounts credited to a Participant’s DCD Ledger shall be made out of the general funds of the Company as determined by the Board of Directors without any restriction of the assets of the Company relative to the payment of such contractual obligations; the Plan is, and shall operate as, an unfunded plan.

9.2	Unsecured Interest. No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

9.3	“Rabbi” Trust. In connection with this Plan, the Company shall establish a grantor trust (known as the “SCANA Corporation Director Compensation Trust” and referred to herein as the “Trust”) for the purpose of accumulating funds to satisfy the obligations incurred by the Company under this Plan (and such other plans and arrangements as determined from time to time by the Company). At any time prior to a Change in Control, as that term is defined in such Trust, the Company may transfer assets to the Trust to satisfy all or part of the obligations incurred by the Company under this Plan, as determined in the sole discretion of the Board of Directors, subject to the return of such assets to the Company at such time as determined in accordance with the terms of such Trust. Any assets of such Trust shall remain at all times subject to the claims of creditors of the Company in the event of the Company’s insolvency; and no asset or other funding medium used to pay benefits accrued under the Plan shall result in the Plan being considered as other than “unfunded” under ERISA. Notwithstanding the establishment of the Trust, the right of any Participant to receive future payments under the Plan shall remain an unsecured claim against the general assets of the Company.

9.4	Nonalienation of Benefits.

(a)	Subject to Section 6.6, no right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void; nor shall any such disposition be compelled by operation of law.

(b)	No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to benefits under the Plan.

(c)	If any Participant or Beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit hereunder (other than as permitted in Section 6.6), then such right or benefit shall, in the discretion of the Board of Directors, cease, and the Board of Directors shall direct in such event that the Company hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary in such manner and in such proportion as the Board of Directors may deem proper.

9.5	Severability. If any particular provision of the Plan shall be found to be illegal or unenforceable for any reason, the illegality or lack of enforceability of such provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or unenforceable provision had not been included.

14

9.6	No Individual Liability. It is declared to be the express purpose and intention of the Plan that no liability whatsoever shall attach to or be incurred by the shareholders, officers, or directors of the Company or any representative appointed hereunder by the Company, under or by reason of any of the terms or conditions of the Plan.

9.7	Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of South Carolina except to the extent governed by applicable Federal law (including the requirements of Code Section 409A). The terms of this Plan are also subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan would cause the Plan to fail to meet the requirements of Rule 16b-3, then that provision of the Plan shall be void and of no effect.

SECTION 10. PLAN ADMINISTRATION, AMENDMENT AND TERMINATION

10.1	In General. This Plan shall be administered by the Company, which shall have the sole authority to construe and interpret the terms and provisions of the Plan and determine the amount, manner and time of payment of any benefits hereunder. The Company shall not exercise any discretion with respect to the administration of this Plan, except as may be permitted by Rule 16b-3. The Company shall maintain records, make the requisite calculations and disburse payments hereunder, and its interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned. The Company may adopt such rules as it deems necessary, desirable or appropriate in administering this Plan.

10.2	Claims Procedure. Any person dissatisfied with the Company’s determination of a claim for benefits hereunder must file a written request for reconsideration with the Company (or its delegate). This request must include a written explanation setting forth the specific reasons for such reconsideration. The Company shall review its determination promptly and render a written decision with respect to the claim, setting forth the specific reasons for such denial written in a manner calculated to be understood by the claimant. Such claimant shall be given a reasonable time within which to comment, in writing, to the Company with respect to such explanation. The Company shall review its determination promptly and render a written decision with respect to the claim. Such decision upon matters within the scope of the authority of the Company shall be conclusive, binding, and final upon all claimants under this Plan.

10.3	Finality of Determination. The determination of the Company as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

10.4	Delegation of Authority. The Company may, in its discretion, delegate its duties to a committee of the Board of Directors or an officer or other employee of the Company, or to a committee composed of officers or employees of the Company.

10.5	Expenses. The cost of payment from this Plan and the expenses of administering the Plan shall be borne by the Company.

10.6	Tax Withholding. The Company shall have the right to deduct from all payments made from the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

10.7

Incompetency. Any person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Company receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee under the South Carolina Code of Laws, or other person legally vested with the care of his estate has been appointed. In the event that the Company finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, or is a minor, then any

15

payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Company to have incurred expense for the care of such person otherwise entitled to payment.

In the event a guardian or conservator or statutory committee of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator or statutory committee provided that proper proof of appointment is furnished in a form and manner suitable to the Company. Any payment made under the provisions of this Section 10.7 shall be a complete discharge of liability therefor under the Plan.

10.8	Action by Company. Any action required or permitted to be taken hereunder by the Company or its Board of Directors shall be taken by the Board of Directors, or by any person or persons authorized by the Board of Directors.

10.9	Notice of Address. Any payment made to a Participant or to his Beneficiary at the last known post office address of the distributee on file with the Company, shall constitute a complete acquittance and discharge to the Company and any director or officer with respect thereto, unless the Company shall have received prior written notice of any change in the condition or status of the distributee. Neither the Company nor any director or officer shall have any duty or obligation to search for or ascertain the whereabouts of the Participant or his Beneficiary.

10.10	Amendment and Termination. The Company expects the Plan to be permanent but, since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time by action of its Board of Directors, subject to Section 8.2 and the requirements of Code Section 409A with respect to post-DCD Ledgers, (including, but not limited to, as may be necessary to ensure compliance with Rule 16b-3); provided, however, that any such action shall not diminish retroactively any amounts which have been credited to any Participant’s DCD Ledger. If the Board of Directors amends the Plan to cease future deferrals hereunder or terminates the Plan, the Board of Directors may, in its sole discretion, direct that the value of each Participant’s DCD Ledger be paid to each Participant (or Beneficiary, if applicable) in an immediate lump sum payment. In the absence of any such direction from the Board of Directors, the Plan shall continue as a “frozen” plan under which no future deferrals will be recognized (however, Growth Increments and dividends attributable to hypothetical shares of Company Stock credited to each Participant’s Company Stock Ledger shall continue to be recognized) and each Participant’s benefits shall be paid in accordance with the otherwise applicable terms of the Plan.

10.11	Plan to Comply with Code Section 409A. Notwithstanding any provision to the contrary in this Plan, each provision of this Plan shall be interpreted to permit Director deferrals and the payment of deferred amounts in accordance with Code Section 409A and any provision that would conflict with such requirements shall not be valid or enforceable.

SECTION 11. EXECUTION

IN WITNESS WHEREOF, the Company has caused this SCANA Corporation Director Compensation and Deferral Plan to be executed by its duly authorized officer this 31st day of December, 2009, to be effective as of the dates specified herein.

SCANA Corporation

By:	J.P. Hudson

Title:	VP Human Resources

ATTEST:

Gina Champion
Secretary

16

ADMISSION TICKET

SCANA CORPORATION Annual Meeting of Shareholders April 21, 2011 8:00 A.M. Refreshments 9:00 A.M. Meeting Begins Leaside 100 East Exchange Place Columbia, SC 29209

(DETACH)	(DETACH)

Voting Instructions for All Proposals

To vote for all nominees, mark the “For All Nominees” box. To withhold voting for all nominees, mark the “Withhold Authority For All Nominees” box. To withhold voting for a particular nominee, mark the “For All Nominees Except” box and enter the number(s) corresponding with the exception(s) in the space provided. Your shares will be voted for the remaining nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES AS DIRECTORS AND “FOR” PROPOSALS 2, 3, 4, 5 and a vote of THREE years on Proposal 6.

1. (A) Election of Class III Nominees – Term Expires 2014
01 –Bill L. Amick	03 – D. Maybank Hagood
02 – Sharon A. Decker	04 – William B. Timmerman
(B) Election of Class II Nominee – Term Expires 2013
05 –Kevin B. Marsh

2.	Approval of Amendment to Director Compensation and Deferral Plan

3.	Approval of Amendment to Articles of Incorporation to increase authorized shares from 150,000,000 to 200,000,000

4.	Approval of Appointment of Independent Registered Public Accounting Firm

5.	Advisory (non-binding) vote on executive compensation

6.	Advisory (non-binding) vote on frequency of executive compensation vote

02071600

(DETACH)	(DETACH)

Acct:

To vote, mark an ‘X’ in the appropriate box.

SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS AS SET FORTH BELOW.

1.	For ALL Nominees ☐
Withhold Authority for All Nominees ☐
For ALL NOMINEES EXCEPT the following: ☐
Write number(s) of nominee(s)

2.	For ☐ Against ☐ Abstain ☐

3.	For ☐ Against ☐ Abstain ☐

4. For  ☐                   Against  ☐             Abstain  ☐

5.	For ☐ Against ☐ Abstain ☐

6.	1 yr ☐ 2 yrs ☐ 3 yrs ☐ Abstain ☐

IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES AS DIRECTORS AND “FOR” PROPOSALS 2, 3, 4, 5 and a vote of THREE years on Proposal 6.

Dated	, 2011

Sign Here	X

X

Sign exactly as your name(s) appears on this card.

PLEASE NOTE: AUDIO OR VISUAL RECORDING, AND RELATED EQUIPMENT, IS STRICTLY PROHIBITED WITHOUT THE PRIOR

                        WRITTEN APPROVAL OF THE COMPANY.

DIRECTIONS TO LEASIDE

-From I-77 North take Exit 9A and turn right at traffic light onto Garners Ferry Road.

-From I-77 South take Exit 9A and turn right at traffic light onto Garners Ferry Road.

-East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Co.

-Follow East Exchange Place to Leaside at the end of the street. The parking lot is located in front of the building.

INSTRUCTIONS FOR VOTING YOUR PROXY

SCANA offers shareholders three methods of voting this proxy:

—	By Telephone (using a touch-tone telephone)

—	By Internet

—	By Mail (using the attached proxy card and postage-paid envelope)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost-effective and convenient methods of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING

Available until 5:00 p.m. Eastern Daylight Time on April 20, 2011

—	This method of voting is available for residents of the U.S. and Canada

—	Using a touch-tone telephone, call TOLL FREE 1-866-586-3114, 24 hours a day, 7 days a week

—	In order to vote by telephone, have the voting form in hand, call the number above and follow the instructions

—	Your vote will be confirmed and cast as you directed

INTERNET VOTING

Available until 5:00 p.m. Eastern Daylight Time on April 20, 2011

—	Visit the Internet voting website at http://www.proxypush.com/scg

—	In order to vote online, have the voting form in hand, go to the website listed above and follow the instructions

—	Your vote will be confirmed and cast as you directed

—	You will incur only your usual internet charges

VOTING BY MAIL

—	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

—	If you are voting by telephone or through the internet, please do not return your proxy card

SCANA CORPORATION

Annual Meeting of Shareholders

April 21, 2011

FORM OF PROXY

SCANA CORPORATION

Proxy Solicited on Behalf of

Board of Directors

The undersigned hereby appoints W.B. Timmerman and J.E. Addison, or either of them, as proxies with full power of substitution, to vote all shares of SCANA Corporation common stock in the undersigned’s name on the books of the Company, at the Annual Meeting of Shareholders on April 21, 2011, and at any adjournment thereof, as instructed on the reverse hereof and in their discretion upon all other matters which may properly be presented for consideration at said meeting.

Please vote your proxy today, using one of the three convenient voting methods.

ADMISSION TICKET

SCANA CORPORATION Annual Meeting of Shareholders April 21, 2011 8:00 A.M. Refreshments 9:00 A.M. Meeting Begins Leaside 100 East Exchange Place Columbia, SC 29209

(DETACH)	(DETACH)

Voting Instructions for All Proposals

To vote for all nominees, mark the “For All Nominees” box. To withhold voting for all nominees, mark the “Withhold Authority For All Nominees” box. To withhold voting for a particular nominee, mark the “For All Nominees Except” box and enter the number(s) corresponding with the exception(s) in the space provided. Your shares will be voted for the remaining nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES AS DIRECTORS AND “FOR” PROPOSALS 2, 3, 4, 5 and a vote of THREE years on Proposal 6.

1. (A) Election of Class III Nominees – Term Expires 2014
01 – Bill L. Amick	03 – D. Maybank Hagood
02 – Sharon A. Decker	04 – William B. Timmerman
(B) Election of Class II Nominee – Term Expires 2013
05 – Kevin B. Marsh

2.	Approval of Amendment to Director Compensation and Deferral Plan

3.	Approval of Amendment to Articles of Incorporation to increase authorized shares from 150,000,000 to 200,000,000

4.	Approval of Appointment of Independent Registered Public Accounting Firm

5.	Advisory (non-binding) vote on executive compensation

6.	Advisory (non-binding) vote on frequency of executive compensation vote

02071600

(DETACH)	(DETACH)

Acct:

To vote, mark an ‘X’ in the appropriate box.

SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS AS SET FORTH BELOW.

1. For ALL Nominees ☐ Withhold Authority for All Nominees ☐
For ALL NOMINEES EXCEPT the following: ☐
Write number(s) of nominee(s)

2.	For ☐	Withhold ☐	Abstain ☐

3.	For ☐	Against ☐	Abstain ☐

4.	For ☐	Against ☐	Abstain ☐

5.	For ☐	Against ☐	Abstain ☐

6.	1 yr ☐ 2 yrs ☐	3 yrs ☐	Abstain ☐

IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES AS DIRECTORS AND “FOR” PROPOSALS 2, 3, 4, 5 and a vote of THREE years on Proposal 6.

Dated                                                  , 2011

Sign Here X

Sign exactly as your name appears on this card.

PLEASE NOTE: AUDIO OR VISUAL RECORDING, AND RELATED EQUIPMENT, IS STRICTLY PROHIBITED WITHOUT THE PRIOR

                        WRITTEN APPROVAL OF THE COMPANY.

DIRECTIONS TO LEASIDE

-From I-77 North take Exit 9A and turn right at traffic light onto Garners Ferry Road.

-From I-77 South take Exit 9A and turn right at traffic light onto Garners Ferry Road.

-East Exchange Place is the first right turn off Garners Ferry Road immediately past Jim Hudson Automotive Co.

-Follow East Exchange Place to Leaside at the end of the street. The parking lot is located in front of the building.

INSTRUCTIONS FOR VOTING YOUR PROXY

SCANA offers shareholders three methods of voting this proxy:

—	By Telephone (using a touch-tone telephone)

—	By Internet

—	By Mail (using the attached proxy card and postage-paid envelope)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost-effective and convenient methods of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING

Available until 5:00 p.m. Eastern Daylight Time on April 19, 2011

—	This method of voting is available for residents of the U.S. and Canada

—	Using a touch-tone telephone, call TOLL FREE 1-866-586-3114, 24 hours a day, 7 days a week

—	In order to vote by telephone, have the voting form in hand, call the number above and follow the instructions

—	Your vote will be confirmed and cast as you directed

INTERNET VOTING

Available until 5:00 p.m. Eastern Daylight Time on April 19, 2011

—	Visit the Internet voting website at http://www.proxypush.com/scg

—	In order to vote online, have the voting form in hand, go to the website listed above and follow the instructions

—	Your vote will be confirmed and cast as you directed

—	You will incur only your usual internet charges

VOTING BY MAIL

—	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

—	If you are voting by telephone or through the internet, please do not return your proxy card

SCANA CORPORATION

Annual Meeting of Shareholders

April 21, 2011

FORM OF PROXY

SCANA CORPORATION

Proxy Solicited on Behalf of

Board of Directors

The undersigned hereby appoints W.B. Timmerman and J.E. Addison, or either of them, as proxies with full power of substitution, to vote all shares of SCANA Corporation common stock in the undersigned’s name on the books of the Company, at the Annual Meeting of Shareholders on April 21, 2011, and at any adjournment thereof, as instructed on the reverse hereof and in their discretion upon all other matters which may properly be presented for consideration at said meeting.

Please vote your proxy today, using one of the three convenient voting methods.